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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
E.piphany, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of E.piphany, Inc.
(2)	Aggregate number of securities to which transaction applies:
        81,037,212 shares of E.piphany Common Stock (representing 77,588,566 shares of E.piphany Common Stock Outstanding and options with exercise prices below $4.20 per share to purchase an additional 3,448,646 shares of E.piphany Common Stock with an average exercise price of $2.9005 on August 15, 2005)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee of $38,883 was determined by multiplying 0.0001177 by the aggregate amount of cash to be transferred to security holders in the transaction

	(4)	Proposed maximum aggregate value of transaction: $330,353,493.20
	(5)	Total fee paid: $38,883
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SPECIAL MEETING OF STOCKHOLDERS
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear E.piphany, Inc. stockholder:

        The board of directors of E.piphany, Inc. ("E.piphany") has approved a merger (the "merger") of SSA-E Merger Subsidiary Inc. ("Merger Subsidiary"), a subsidiary of SSA Global Technologies, Inc. ("SSA Global"), with and into E.piphany pursuant to the Agreement and Plan of Merger, dated as of August 3, 2005 (the "merger agreement"), by and among SSA Global, Merger Subsidiary, SSA-E Acquisition Subsidiary Inc. ("Acquisition Subsidiary"), a subsidiary of SSA Global, and E.piphany, with E.piphany surviving the merger as a wholly-owned subsidiary of SSA Global. Immediately prior to the completion of the merger, unless either (i) E.piphany is otherwise notified by SSA Global prior to the effective time of the merger that SSA Global is abandoning the asset sale or (ii) a condition precedent for consummation of the asset sale is not satisfied, E.piphany will sell substantially all of its intellectual property assets (the "asset sale") to Acquisition Subsidiary for a purchase price of $14,227,000 in cash. The amount of cash consideration received in the asset sale will not affect the consideration to be received by E.piphany's stockholders in the merger. The asset sale will not be completed unless the merger is completed.

        If the merger is completed, as a holder of E.piphany common stock (unless you perfect appraisal rights in accordance with Delaware law) you will receive in the aggregate $4.20 in cash, without interest, for each share of E.piphany's common stock you own as a result of the cash consideration payable pursuant to the merger and a special distribution to be declared by E.piphany prior to the effective time of the merger with a record date immediately prior to the effective time.

        At a special meeting of E.piphany's stockholders, you will be asked to approve the asset sale and to adopt the merger agreement. The board of directors of E.piphany has approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement, including the asset sale, has declared that it is in the best interests of E.piphany's stockholders that E.piphany enter into the merger agreement and consummate the merger and the asset sale on the terms and conditions set forth in the merger agreement, and recommends that E.piphany's stockholders vote "FOR" the adoption of the merger agreement and approval of the asset sale.

        The effectiveness of each proposal is conditioned upon the approval of both proposals, and accordingly, the failure of stockholders to approve either proposal will result in the ineffectiveness of both proposals, unless, in the case of the failure of E.piphany's stockholders to approve the asset sale, E.piphany is otherwise notified by SSA Global prior to the effective time of the merger.

        The date, time and place of the special meeting is as follows:

    Wednesday, September 28, 2005
    10 a.m., local time
    475 Concar Drive
    San Mateo, CA 94402

        The proxy statement attached to this letter provides you with information about the special meeting of E.piphany's stockholders and the proposed merger and asset sale. We encourage you to read the entire proxy statement carefully. A copy of the merger agreement is attached to this proxy statement as Annex A.

        Please note that we have retained The Altman Group to aid in the solicitation of proxies and to verify records relating to the solicitation, and accordingly, you may be contacted by The Altman Group. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received.

        Your vote is very important. Whether or not you plan to attend the special meeting, if you are a holder of E.piphany common stock, please take the time to submit your proxy by completing, signing, dating and mailing the enclosed proxy card to us.

/s/ KAREN RICHARDSON Karen Richardson Chief Executive Officer E.piphany, Inc.

        The proxy statement is dated August 30, 2005, and is first being mailed to stockholders of E.piphany on or about August 31, 2005.

 475 Concar Drive
San Mateo, CA 94402
(650) 356-3800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2005

To the stockholders of E.piphany, Inc.:

        A special meeting of stockholders of E.piphany, Inc., a Delaware corporation ("E.piphany" or the "Company"), will be held on Wednesday, September 28, 2005 at 10 a.m., local time, at E.piphany's headquarters located at 475 Concar Dr., San Mateo, California 94402, for the following purposes:

        1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 3, 2005, by and among SSA Global Technologies, Inc., a Delaware corporation ("SSA Global"), SSA-E Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of SSA Global ("Merger Subsidiary"), SSA-E Acquisition Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of SSA Global ("Acquisition Subsidiary"), and E.piphany, Inc., a Delaware corporation ("E.piphany"), as the same may be amended from time to time, whereby Merger Subsidiary will merge with and into E.piphany (the "merger") with E.piphany surviving the merger as a wholly-owned subsidiary of SSA Global. Pursuant to the merger and special distribution to be declared by E.piphany prior to the effective time of the merger, with a record date immediately prior to the effective time, holders of E.piphany common stock (other than stockholders who perfect appraisal rights in accordance with Delaware law) will receive in the aggregate $4.20 in cash, without interest, for each share of E.piphany common stock they own;

        2.     To consider and vote upon a proposal to approve the sale of substantially all of E.piphany's intellectual property assets to Acquisition Subsidiary immediately prior to completion of the merger (unless either (i) E.piphany is otherwise notified by SSA Global prior to the effective time of the merger that SSA Global is abandoning the asset sale or (ii) a condition precedent for consummation of the asset sale is not satisfied) for a purchase price of $14,227,000 in cash; and

        3.     To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        The effectiveness of each proposal is conditioned upon the approval of both proposals, and accordingly, the failure of E.piphany's stockholders to approve either proposal will result in the ineffectiveness of both proposals, unless, in the case of the failure of stockholders to approve the asset sale, E.piphany is otherwise notified by SSA Global prior to the effective time of the merger.

        Consummation of the merger and asset sale are subject to a number of conditions. Accordingly, even if E.piphany's stockholders approve the merger and the asset sale, there can be no assurance that the merger and asset sale will be consummated.

        In connection with the merger agreement, each of E.piphany's directors and officers, holding an aggregate of approximately 2.5% of E.piphany's common stock, has entered into a voting agreement with SSA Global, pursuant to which each of them has agreed to vote all shares of capital stock of E.piphany that he or she owns in favor of adoption of the merger agreement and approval of the asset sale and against any proposal made in opposition to or in competition with the consummation of the merger. The voting agreement terminates on the earlier of the date of the merger or the date that the merger agreement has been validly terminated. Copies of the merger agreement and the voting agreement are attached as Annex A and Annex B, respectively, to this proxy statement.

        The board of directors of E.piphany has fixed the close of business on August 22, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of E.piphany's common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of it. At the close of business on the record date, E.piphany had outstanding and entitled to vote 77,621,531 shares of common stock. Holders of E.piphany's common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions. See the section titled "The Merger and Asset Sale—Appraisal Rights" on page 35.

        Your vote is very important. The affirmative vote of the holders of a majority of the outstanding shares of E.piphany's common stock is required to approve the asset sale and adopt the merger agreement. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the asset sale and adoption of the merger agreement. If you fail to return your E.piphany proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the E.piphany special meeting and will effectively be counted as a vote against approval of the asset sale and adoption of the merger agreement. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,
/s/ ANDREW SHERMAN Andrew Sherman Senior Vice President, General Counsel and Secretary
San Mateo, California August 30, 2005

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	4
The Companies	4
Description of Asset Sale	5
Aggregate Consideration	5
Special Distribution to E.piphany Stockholders	5
Cash Merger Consideration to E.piphany Stockholders	6
Effect on Awards Outstanding Under E.piphany's Stock Plans	6
Market Price and Dividend Data	6
Material United States Federal Income Tax Consequences of the Special Distribution and the Merger	6
Reasons for the Merger	7
Recommendation to Stockholders	8
Report of CBIZ Valuation Group, LLC Regarding Valuation of Intellectual Property	8
Opinion of Financial Advisor	8
The Special Meeting of E.piphany's Stockholders	8
Interests of E.piphany's Directors and Officers in the Merger	9
Conditions to the Merger	9
Termination of the Merger Agreement	10
Non-Solicitation	11
Expenses and Termination Fees	11
Accounting Treatment	12
Regulatory Matters	12
Appraisal Rights	12
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	13
MARKET PRICE AND DIVIDEND DATA	14
RISK FACTORS	15
THE SPECIAL MEETING	17
Date, Time and Place	17
Purpose of the Special Meeting	17
Record Date; Stock Entitled to Vote; Quorum	17
Votes Required	17
Voting by E.piphany's Directors and Officers	17
Voting of Proxies	17
Revocability of Proxies	18
Solicitation of Proxies	18
THE COMPANIES	19
E.piphany, Inc.	19
SSA Global Technologies, Inc.	19
SSA-E Merger Subsidiary Inc.	19
SSA-E Acquisition Subsidiary Inc.	19
THE MERGER AND ASSET SALE	20
Background to the Merger and Asset Sale	20
Reasons for the Merger and Asset Sale and Board of Directors' Recommendation	23
Opinion of Morgan Stanley & Co. Incorporated	25

i

Interests of E.piphany's Directors and Officers in the Merger and the Asset Sale	33
Appraisal Rights	35
Accounting Treatment	37
Form of the Merger	37
Description of Asset Sale	37
Report of CBIZ Valuation Group, LLC Regarding Valuation of Intellectual Property	38
Merger Consideration and Special Distribution	41
Conversion of Shares; Procedures for Exchange of Certificates	41
Effect on Awards Outstanding Under E.piphany's Stock Plans	42
Effective Time of the Merger	42
Delisting and Deregistration of E.piphany's Common Stock	42
Material United States Federal Income Tax Consequences of the Special Distribution and the Merger	43
Regulatory Matters	44
Continuation of E.piphany's Employee Benefits	45
Litigation	45
THE MERGER AGREEMENT	46
Conditions to the Merger	46
Material Adverse Effect	47
Non-Solicitation	48
Termination	50
Conduct of Business Pending the Merger	51
Amendment; Extension and Waiver	54
Expenses	54
Termination Fee	54
Representations and Warranties	55
E.piphany Certificate of Incorporation and Bylaws	56
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57
STOCKHOLDER PROPOSALS	60
OTHER MATTERS	60
WHERE YOU CAN FIND MORE INFORMATION	60
ANNEX A	AGREEMENT AND PLAN OF MERGER
ANNEX B	VOTING AGREEMENT
ANNEX C	OPINION OF MORGAN STANLEY & CO. INCORPORATED
ANNEX D	SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW—APPRAISAL RIGHTS
ANNEX E	REPORT OF CBIZ VALUATION GROUP, LLC REGARDING VALUATION OF INTELLECTUAL PROPERTY

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What will E.piphany's stockholders receive in the merger?

A:
If the merger is consummated, holders of our common stock (other than stockholders who perfect appraisal rights in accordance with Delaware law) will receive in the aggregate $4.20 in cash, without interest, for each share of our common stock they own. For example, if you own 100 shares of our common stock at the time of the special distribution and the merger, you will receive $420.00 in cash in exchange for your E.piphany shares.

The $4.20 per share payment that each stockholder will receive shall be in the form of (i) a special distribution in the amount of $2.13 declared by our board of directors prior to the merger, with a record date immediately prior to the effective time of the merger, and (ii) cash merger consideration in the amount of $2.07; provided, however, that if we are unable to pay the special distribution in full, the cash merger consideration shall be increased so that each E.piphany stockholder receives an aggregate of $4.20 per share in the special distribution and merger combined.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders.

Q:
How does E.piphany's board of directors recommend I vote?

A:
At a meeting held on August 3, 2005, E.piphany's board of directors approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement, including the asset sale, advisable, declared that it is in your best interests that we enter into the merger agreement and consummate the merger and the asset sale on the terms and conditions set forth in the merger agreement, and recommended that you approve the asset sale and adopt the merger agreement. In connection with the merger agreement, all of E.piphany's directors and officers, holding an aggregate of approximately 2.5% of E.piphany's common stock, have entered into a voting agreement with SSA Global, pursuant to which our directors and officers have agreed to vote their shares in favor of approval of the asset sale and adoption of the merger agreement and against any alternative transactions.

Q:
What happens if the merger agreement is adopted, but the asset sale is not approved?

A:
If our stockholders adopt the merger agreement, but do not approve the asset sale, SSA Global does not have to consummate the merger and, upon such occurrence, our stockholders will not be entitled to receive $4.20 per share for each of their shares. As a result, a vote against the asset sale will likely have the same effect as a vote against adoption of the merger agreement.

Q:
What will happen in the asset sale?

A:
If the asset sale is consummated, we will sell substantially all of our intellectual property assets, immediately prior to completion of the merger, to Acquisition Subsidiary for a purchase price of $14,227,000, which is based on an appraisal by CBIZ Valuation Group, LLC.

Q:
What effect does the asset sale have on me?

A:
The asset sale, whether or not consummated, will not affect you or your rights as a stockholder pursuant to the merger agreement, and you will not receive any cash from the purchase price of the asset sale.

If our stockholders do not adopt the merger agreement, then the proposal to approve the asset sale will be ineffective, and if our stockholders do not approve the asset sale, then the proposal to adopt the merger agreement will be ineffective unless we are otherwise notified by SSA Global prior to the effective time of the merger that SSA Global is abandoning the asset sale. The effectiveness of each proposal is conditioned upon the approval of both proposals, and accordingly, the failure of stockholders to approve either proposal will result in the ineffectiveness of both proposals, unless, in the case of the failure of our stockholders to approve the asset sale, we are otherwise notified by SSA Global prior to the effective time of the merger.

Q:
What are the material U.S. federal tax consequences to me of the special distribution and the merger?

A:
The cash consideration paid to you in the form of the special distribution should be treated for U.S. federal income tax purposes as received in a taxable exchange in the same manner as the cash consideration paid to you in the merger. It is possible, however, that the special distribution could be treated as a dividend to the extent of our current and accumulated earnings and profits, including any earnings and profits attributable to the asset sale. In light of the fact that the special distribution is a condition to the merger and our stockholders will not have any continuing ownership interest in E.piphany following the merger, we believe that the special distribution should not be treated as a dividend. Assuming that all of the cash is treated as received in a taxable exchange (including the cash received in the special distribution and the cash merger consideration), and that you hold your shares of E.piphany common stock as capital assets (generally, for investment), you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the cash received and your adjusted tax basis in your shares. If you are a non-corporate stockholder and your holding period in the shares is more than one year at the effective time of the merger, any capital gain recognized will be subject to United States federal income tax at a maximum rate of 15%.

Q:
What happens if I do not return a proxy card?

A:
If you fail to return your proxy card, it will have the same effect as voting against approval of the asset sale and adoption of the merger agreement.

Q:
May I vote in person?

A:
A:    Yes. If your shares are not held in "street name" through a broker, or bank, you may attend the special meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in "street name," you must get a proxy from your broker or bank in order to attend the special meeting and vote in person.

Q:
May I submit a proxy via the Internet or telephone?

A:
Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may submit your proxy electronically through the internet or by telephone. The internet and telephone proxy procedures are designed to authenticate your identity as an E.piphany stockholder, to allow you to submit your proxy and to confirm that your instructions have been properly recorded. Specific instructions to be followed for submitting proxies electronically or by telephone are set forth on your enclosed proxy materials.

  Shares Registered Directly in the Name of a Stockholder

  If your shares are registered directly in your name in our stock records maintained by EquiServe Trust Company, N.A., then you may submit your proxy:

    •
    through the internet at http://www.eproxyvote.com/epny;

    •
    by making a toll-free telephone call from the United States or Canada to EquiServe Trust Company, N.A. at 1-877-779-8683; or

    •
    by mailing your signed proxy card.

  Proxies submitted through the internet or by telephone through EquiServe Trust Company, N.A. as described above must be received before midnight Eastern Time on September 27, 2005.

  Shares Registered in the Name of a Brokerage Firm or Bank

  If your shares are held in an account at a brokerage firm or bank, you may vote those shares by calling the telephone number which appears on your voting form or through the internet in accordance with instructions set forth on the voting form. You may also vote your shares by submitting your voting form by mail.

  If you have any questions regarding the nature of the proposals or how to execute your vote, please contact our proxy solicitor, The Altman Group, at (201) 460-1200.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of E.piphany stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against approval of the asset sale and adoption of the merger agreement.

Q:
Should I send in my E.piphany stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration, without interest, for each share of our common stock. The instructions will provide that, at your election, certificates may be surrendered and the merger consideration in exchange for the certificates may be collected as provided in the letter of transmittal.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods and receipt of antitrust approvals.

Q:
Am I entitled to appraisal rights?

A:
Yes. Holders of our common stock who do not vote in favor of or consent to the adoption of the merger agreement and who comply with the specified procedural requirements will be entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger. Please see Annex D to this proxy statement for the full text of Section 262 of the Delaware General Corporation Law, and the summary thereof beginning on page 35 to determine how to perfect your appraisal rights.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger or asset sale, including the procedures for voting your shares, you should contact:

E.piphany, Inc.
Attn: Investor Relations
475 Concar Drive
San Mateo, CA 94402
Telephone: (650) 356-3800

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For a more complete description of the legal terms of the merger and asset sale, you should read carefully this entire proxy statement and the documents we refer to herein. See the section titled "Where You Can Find More Information" on page 60. The merger agreement is attached to this proxy statement as Annex A. We encourage you to read the merger agreement as it is the legal document that governs the merger and the asset sale. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Companies (Page 19)

  E.piphany, Inc.
  475 Concar Drive
  San Mateo, CA 94402
  Telephone: (650) 356-3800

        Incorporated under the laws of Delaware in November 1996, we provide customer relationship management (CRM) software solutions that are deployed to increase profitability at large, consumer-oriented companies. Our E.piphany® E6™ software suite is an integrated set of CRM software products which automate marketing, sales and customer service business processes. A key strength of the E6 Suite is its integration of analytical CRM with operational CRM. Our analytical CRM capabilities analyze large volumes of customer data to optimize marketing campaigns and customer interactions. Our operational CRM capabilities automate customer-related business processes, such as customer service or sales processes, across a variety of communications and distribution channels. Companies deploy our software products separately or as an integrated suite to solve specific business problems. See the section titled "The Companies—E.piphany, Inc."

  SSA Global Technologies, Inc.
  500 West Madison
  Suite 2200
  Chicago, IL 60661
  Telephone: (312) 258-6000

        SSA Global, a Delaware corporation, together with its subsidiaries, is a leading global provider of enterprise software applications and related services. Their products and services are designed to help customers increase operating efficiency and productivity by automating key business processes, improving collaboration among their customers, suppliers, employees and other partners, and facilitating analysis of business trends. Their enterprise software applications are designed to improve various core enterprise resource planning ("ERP") functions, including accounting, human resource, inventory management, manufacturing, payroll and purchase and sales processing. They also provide applications that are integrated extensions to their core ERP products, including corporate performance, customer relationship, product lifecycle, supplier relationship and supply chain management products. See the section titled "The Companies—SSA Global Technologies, Inc."

  SSA-E Merger Subsidiary Inc.
  c/o SSA Global Technologies, Inc.
  500 West Madison
  Suite 2200
  Chicago, IL 60661
  Telephone: (312) 258-6000

        Merger Subsidiary is a Delaware corporation and a wholly-owned subsidiary of SSA Global. Merger Subsidiary was organized solely for the purpose of entering into the merger agreement with E.piphany and completing the merger and has not conducted any business operations. See the section titled "The Companies—SSA-E Merger Subsidiary Inc."

  SSA-E Acquisition Subsidiary Inc.
  c/o SSA Global Technologies, Inc.
  500 West Madison
  Suite 2200
  Chicago, IL 60661
  Telephone: (312) 258-6000

        Acquisition Subsidiary is a Delaware corporation and a wholly-owned subsidiary of SSA Global. Acquisition Subsidiary was organized solely for the purpose of completing the asset sale and has not conducted any business operations. See the section titled "The Companies—SSA-E Acquisition Subsidiary Inc."

Description of Asset Sale (Page 37)

        Immediately prior to the effective time of the merger, unless either (i) E.piphany is otherwise notified by SSA Global prior to the effective time of the merger that SSA Global is abandoning the asset sale or (ii) a condition precedent for consummation of the asset sale is not satisfied, E.piphany will sell, assign, transfer, convey and deliver to Acquisition Subsidiary and Acquisition Subsidiary will purchase, acquire and accept from E.piphany, substantially all of the intellectual property assets of E.piphany. The purchase price for the purchased assets shall be an amount equal to $14,227,000, which is based on an appraisal by CBIZ Valuation Group, LLC, and shall be payable in immediately available same-day funds at closing to an account designated by E.piphany at least three business days prior to the closing date. The asset sale shall not affect the $4.20 per share aggregate consideration to be received by E.piphany's stockholders in the special distribution and the merger.

Aggregate Consideration (Page 41)

        If the merger is completed, you will receive in the aggregate $4.20 in cash, without interest, in exchange for each share of our common stock that you own. The aggregate $4.20 per share price shall be paid in the form of (i) a special distribution and (ii) cash merger consideration.

        After the merger is completed, you will have this right to receive the aggregate consideration of $4.20 per share but you will no longer have any rights as an E.piphany or SSA Global stockholder. You will receive the merger consideration after exchanging your E.piphany stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after completion of the merger. See the section titled "The Merger and Asset Sale—Merger Consideration and Special Distribution."

Special Distribution to E.piphany Stockholders (Page 41)

        Prior to, and subject to consummation of, the merger, with a record date immediately prior to the effective time of the merger, E.piphany's board of directors shall, to the extent of funds legally available, declare a special cash distribution in the amount of $2.13 per share for each share of E.piphany common stock that you own immediately prior to the effective time of the merger, not to exceed $165 million in the aggregate. See the section titled "The Merger and Asset Sale—Merger Consideration and Special Distribution."

Cash Merger Consideration to E.piphany Stockholders (Page 41)

        Following completion of the merger, you shall be entitled to receive, in addition to the special distribution you will receive from E.piphany, cash merger consideration in the amount of $2.07 per share for each share of E.piphany common stock that you own as of the effective time of the merger. If, however, E.piphany's board of directors cannot, or does not, declare and pay a special cash distribution in the amount of $2.13 per share for each share of E.piphany common stock that you own immediately prior to the effective time of the merger, the cash merger consideration you are entitled to receive shall be increased by an amount so that the aggregate of the special distribution and the cash merger consideration is equal to $4.20 per share for each share of E.piphany common stock that you own immediately prior to the effective time of the merger. See the section titled "The Merger and Asset Sale—Merger Consideration and Special Distribution."

Effect on Awards Outstanding Under E.piphany's Stock Plans

        Stock options (Page 42). Any outstanding stock options to acquire E.piphany common stock as of the effective time of the merger will be accelerated and the holder of a stock option will have the right to receive, in consideration for the cancellation of the stock option, an amount (net of applicable withholding taxes) equal to (A) the excess, if any, of (i) $4.20 per share, less (ii) the exercise price per share of such option, multiplied by (B) the total number of shares of common stock subject to such option, without any interest thereon. See the section titled "The Merger and Asset Sale—Effect on Awards Outstanding under E.piphany's Stock Plans."

        Restricted stock (Page 42). At the effective time of the merger, all repurchase rights on behalf of E.piphany shall lapse and each holder of restricted stock will be eligible to receive in the aggregate $4.20 in cash per share as a result of the cash consideration payable pursuant to the merger and the special distribution. See the section titled "The Merger and Asset Sale—Effect on Awards Outstanding under E.piphany's Stock Plans."

Market Price and Dividend Data (Page 14)

        Our common stock is listed on The Nasdaq Stock Market's National Market under the symbol "EPNY." On August 3, 2005, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $3.92. See the section titled "Market Price and Dividend Data."

Material United States Federal Income Tax Consequences of the Special Distribution and the Merger (Page 43)

        The exchange of shares of our common stock for the special distribution and the cash merger consideration payable pursuant to the merger will be a taxable transaction to our stockholders for United States federal income tax purposes. See the section titled "The Merger and Asset Sale—Material United States Federal Income Tax Consequences of the Special Distribution and the Merger."

        Tax matters can be complicated, and the tax consequences of the special distribution and the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the special distribution and the merger to you.

Reasons for the Merger (Page 23)

        Our board of directors approved the merger and the asset sale based on a number of positive factors, including the following:

  •
  the value of the consideration to be received by our stockholders in the special distribution and the merger pursuant to the merger agreement;

  •
  the fact that the aggregate $4.20 per share to be paid pursuant to the merger agreement represents a premium of approximately 7.14% over the $3.92 closing sale price for the shares of our common stock on The Nasdaq Stock Market's National Market on August 3, 2005, the last trading day prior to the public announcement of the execution of the merger agreement, a premium of approximately 15.4% over the 30-day trailing average of $3.64 per share of our common stock, a premium of approximately 19.0% over the 60-day trailing average of $3.53 per share of our common stock, and a premium of approximately 22.4% over the 90-day trailing average of $3.43 per share of our common stock;

  •
  the $4.20 per share aggregate consideration represents a total transaction value of $329 million. Excluding our $220 million of net cash (which deducts accrued restructuring expenses and restricted cash) as of June 30, 2005, the transaction enterprise value of $110 million represents a 26% premium to our enterprise value of $87 million reflecting market closing prices on August 3, 2005; a 70% premium to our 30-day average enterprise value of $64 million; a 96% premium to our 60-day average enterprise value of $56 million; and a 130% premium to our 90-day average enterprise value of $48 million;

  •
  the written opinion of Morgan Stanley & Co. Incorporated to our board of directors to the effect that, as of August 3, 2005, based upon and subject to the assumptions, qualifications and limitations set forth in that opinion, the $4.20 per share in cash to be received by holders of our common stock pursuant to the merger agreement was fair from a financial point of view to those holders. The full text of the opinion which sets forth the assumptions made, matters considered and limitations on the review undertaken by Morgan Stanley in connection with the opinion is attached to this proxy statement as Annex C; and

  •
  the possible alternatives to the merger and asset sale (including the possibility of continuing to operate as an independent entity, and the perceived risks thereof), the range of possible benefits to our stockholders of such alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and our board of directors' assessment that the transaction with SSA Global presented a superior opportunity to such alternatives.

        In approving the merger and the asset sale, our board of directors also took into account a number of negative factors, including the following:

  •
  risks and contingencies related to the announcement and pendency of the merger, including the likely impact of the merger on our customers and partners and the expected effect of the merger on our existing relationships with third parties;

  •
  the possibility that the merger and the asset sale will not be consummated and the potential negative effect of public announcement of the merger and the asset sale in that event on our sales, operating results and stock price and our ability to retain key management and personnel; and

  •
  our stockholders would not benefit from any future increase in our enterprise value.

        See the section titled "The Merger and Asset Sale—Reasons for the Merger and Asset Sale and Board of Directors' Recommendation."

Recommendation to Stockholders (Page 23)

        Our board of directors has:

  •
  approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement, including the asset sale, advisable;

  •
  declared that it is in the best interests of our stockholders that we enter into the merger agreement and consummate the merger and the asset sale on the terms and conditions set forth in the merger agreement; and

  •
  recommended that our stockholders approve the asset sale and adopt the merger agreement.

        See the section titled "The Merger and Asset Sale—Reasons for the Merger and Asset Sale and Board of Directors' Recommendation."

Report of CBIZ Valuation Group, LLC Regarding Valuation of Intellectual Property (Page 38)

        SSA Global retained CBIZ Valuation Group, LLC to perform a valuation of our intellectual property assets to be purchased by Acquisition Subsidiary in the asset sale pursuant to the merger agreement. CBIZ's written report regarding the valuation was delivered on August 17, 2005. In its report, CBIZ appraised our intellectual property assets at $14,227,000 as of August 16, 2005. CBIZ did not provide any opinion as to the fairness of the consideration to be paid in the asset sale. CBIZ's report does not address the merits of the underlying decision by us or SSA Global to engage in the asset sale and does not constitute a recommendation to any stockholder as to whether such stockholder should vote in favor of the proposed transaction or any other matter related thereto.

Opinion of Financial Advisor (Page 25)

        Morgan Stanley & Co. Incorporated delivered its opinion to our board of directors that, as of the date of the written fairness opinion and based upon and subject to the assumptions, qualifications and limitations set forth therein, the $4.20 per share in cash to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to those holders.

        The full text of the written opinion of Morgan Stanley & Co. Incorporated, dated August 3, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C. Our stockholders should read the opinion in its entirety. Morgan Stanley provided its opinion for the information and assistance of our board of directors in connection with its consideration of the transactions contemplated by the merger agreement. The Morgan Stanley opinion does not constitute a recommendation as to how any holder of our common stock should vote with respect to the transaction.

The Special Meeting of E.piphany's Stockholders (Page 17)

        Time, Date and Place. A special meeting of our stockholders will be held on Wednesday, September 28, 2005 at E.piphany's headquarters located at 475 Concar Drive, San Mateo, California 94402 at 10 a.m., local time, to consider and vote upon a proposal to approve the asset sale and adopt the merger agreement.

        Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on August 22, 2005, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are 77,621,531 shares of our common stock entitled to be voted at the special meeting.

        Required Vote. Each of the approval of the asset sale and the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date.

        Share Ownership of Directors and Management. Our directors and executive officers own approximately 2.5% of the shares entitled to vote at the special meeting. Each of our directors and officers has entered into a voting agreement with SSA Global, pursuant to which each such director and officer has agreed to vote all shares of our capital stock that he or she owns in favor of adoption of the merger agreement and approval of the asset sale and against any proposal made in opposition to or in competition with the consummation of the merger.

        See the section titled "The Special Meeting."

Interests of E.piphany's Directors and Officers in the Merger (Page 33)

        When considering the recommendation by our board of directors, you should be aware that a number of our directors and officers have interests in the merger that are different from yours, including, among others:

  •
  certain indemnification arrangements for our current and former directors and officers will be continued if the merger is completed;

  •
  certain of our officers may be entitled to change of control payments in connection with the merger;

  •
  option vesting will accelerate and E.piphany's right to repurchase shares of restricted stock will lapse as to options and restricted stock held by certain of our officers and directors in connection with the merger; and

  •
  certain of our executive officers may receive offers of employment and/or retention packages from SSA Global.

        See the section titled "The Merger and Asset Sale—Interests of E.piphany's Directors and Officers in the Merger and the Asset Sale."

Conditions to the Merger (Page 46)

        The parties' obligations to effect the merger are subject to the satisfaction or waiver of a number of conditions including, but not limited to, the following:

  •
  adoption of the merger agreement and approval of the asset sale by our stockholders;

  •
  expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the merger by the German Federal Cartel Office;

  •
  absence of any legal restraint preventing the merger or the asset sale;

  •
  accuracy of the parties' representations and warranties in the merger agreement, except for any failures to be true and correct that would not result in or would not reasonably be expected to result in a material adverse effect on such party's ability to complete the transactions contemplated by the merger agreement, or in the case of our representations and warranties, a material adverse effect on us or on our ability to complete the transactions contemplated by the merger agreement;

  •
  performance by each party of its obligations under the merger agreement in all material respects;

  •
  absence of a material adverse effect on us or on our ability to complete the transactions contemplated by the merger agreement; and

  •
  the closing of the asset sale; however, if the asset sale cannot be consummated for any reason other than the failure to receive stockholder approval, the merger will nonetheless proceed subject to the other closing conditions.

        See the section titled "The Merger Agreement—Conditions to the Merger."

Termination of the Merger Agreement (Page 50)

        The merger agreement may be terminated:

  •
  by mutual written consent of the parties;

  •
  by either party, if the merger has not been completed on or prior to January 2, 2006;

  •
  by either party, if a governmental or regulatory entity or court has issued any nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of preventing consummation of the merger or the asset sale;

  •
  by either party, if our stockholders do not adopt the merger agreement or approve the asset sale at a stockholders meeting;

  •
  by SSA Global in the event that we take any of the following actions (each referred to as an "adverse recommendation change"):

  •
  if we withdraw or modify, or propose publicly to withdraw or modify, the recommendation or declaration of advisability by our board of directors or any of its committees of the merger agreement, asset sale or the merger;

  •
  if we recommend or publicly propose to recommend the approval or adoption of any alternative acquisition proposal;

  •
  if after an alternative acquisition proposal has been made public, our board fails to affirm its recommendation and approval of the merger agreement, the merger or the asset sale within ten business days of a request by SSA Global to do so; or

  •
  if a tender offer or exchange offer is commenced by a third party and our board does not recommend against acceptance of such offer;

  •
  by E.piphany if we get a superior proposal, our board of directors reasonably determines in good faith that failure to terminate the merger agreement and enter into an agreement to effect the superior proposal would be inconsistent with its fiduciary duties, we comply with certain specified requirements and we pay a termination fee of $8.23 million and expenses of up to $1.65 million to SSA Global;

  •
  by SSA Global if we breach our non-solicitation obligations set forth in the merger agreement; and

  •
  by either party if the other party breaches any of its representations, warranties or covenants in the merger agreement, which breach would cause the relevant closing condition not to be satisfied and is incurable or is not cured prior to the earlier of (i) the twentieth day following receipt of written notice of the breach and (ii) January 7, 2006.

See the section titled "The Merger Agreement—Termination."

Non-Solicitation (Page 48)

        We have agreed that neither we nor any of our subsidiaries nor any of our or their investment bankers, attorneys, accountants or other advisors will:

  •
  solicit, initiate or encourage, or take any other action knowingly to facilitate, any alternative acquisition proposal; or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than SSA Global or its representatives) any information with respect to any alternative acquisition proposal.

        At any time prior to obtaining stockholder approval of the merger, our board of directors may nevertheless in response to an unsolicited bona fide written acquisition proposal that is not obtained in violation of the restrictions set forth in the immediately preceding bullet points furnish to the person making the acquisition proposal, for the purpose of obtaining information reasonably necessary to ascertain whether such acquisition proposal is, or could reasonably be expected to lead to, a superior proposal, information with respect to us and our subsidiaries pursuant to a confidentiality agreement which contains terms that are equivalent to the terms of the confidentiality agreement that we and SSA Global have executed in connection with the merger. At any time prior to obtaining the stockholder approval, we may also participate in discussions or negotiations with the person making an unsolicited bona fide written acquisition proposal regarding such acquisition proposal if such action is taken pursuant to a confidentiality agreement which contains terms that are equivalent to the terms of the confidentiality agreement that we and SSA Global have executed, our board of directors determines in good faith that the acquisition proposal is, or could reasonably be expected to result in, a superior proposal, and our board determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties.

        See the section titled "The Merger Agreement—Non-Solicitation."

Expenses and Termination Fees (Page 54)

        Costs and expenses related to the merger and asset sale shall generally be borne by the party incurring such expenses except that we have agreed to pay SSA Global's expenses associated with this transaction, not to exceed $1.65 million, should the merger agreement be terminated as a result of the failure of our stockholders to adopt the merger agreement and approve the asset sale at a time when an alternative acquisition proposal has been made and not publicly withdrawn. See the section titled "The Merger Agreement—Expenses."

        In addition, we have agreed to pay to SSA Global a termination fee of $8.23 million, and reimburse SSA Global's expenses, up to $1.65 million, if the merger agreement is terminated:

  •
  by SSA Global if (i) our board of directors withdraws, modifies or amends its recommendation, (ii) our board of directors approves or recommends an alternative acquisition proposal, (iii) after an alternative acquisition proposal has been made publicly, our board of directors fails to affirm its recommendation of this transaction within ten business days of a request by SSA Global to do so, or (iv) a tender offer or exchange offer for an alternative acquisition proposal is made and our board of directors does not recommend against acceptance of such offer;

  •
  by us if we receive a superior proposal and our board of directors reasonably determines in good faith that failure to terminate the merger agreement and enter into an agreement to effect the superior proposal would be inconsistent with its fiduciary duties;

  •
  by SSA Global if we breach our obligations under the non-solicitation provisions of the merger agreement; or

  •
  by either party at a time when an alternative acquisition proposal has been made publicly, prior to its being withdrawn the merger agreement is terminated for failure to consummate the merger and the asset sale on or prior to January 2, 2006 as a result of the failure of our stockholders to adopt the merger agreement and approve the asset sale, and within twelve months of such termination we enter into an agreement with respect to or consummate any alternative acquisition proposal.

        See the section titled "The Merger Agreement—Termination Fee."

Accounting Treatment (Page 37)

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Regulatory Matters (Page 44)

        All requisite pre-closing approvals under United States antitrust laws applicable to the merger have been obtained. However, the merger could always be challenged on antitrust grounds, either before or after the completion of the merger. In addition, both SSA Global and we filed a merger notification letter with the German Federal Cartel Office on August 26, 2005 and until the German Federal Cartel Office approves the merger, it may not be consummated. The merger also may be subject to review by the governmental authorities of various other jurisdictions under the antitrust laws of those jurisdictions. See the section titled "The Merger and Asset Sale—Regulatory Matters."

Appraisal Rights (Page 35)

        Our stockholders have the right under Delaware law to exercise appraisal rights and to receive, in lieu of merger consideration, payment in cash for the fair value of their shares of our common stock determined in accordance with Delaware law. The fair value of shares of our common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to non-dissenting E.piphany stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow specific procedures. E.piphany stockholders wishing to exercise their appraisal rights must precisely follow these specific procedures, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached to this proxy statement as Annex D. You are encouraged to read these provisions carefully and in their entirety. A stockholder who properly demands appraisal of his or her shares will be entitled to receive the special distribution, if any (if he or she is a stockholder on the record date for the special distribution), but will not be entitled to receive the merger consideration unless such stockholder duly withdraws his or her demand for appraisal or otherwise loses or abandons his or her appraisal rights. See the section titled "The Merger and Asset Sale—Appraisal Rights."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, our ability to make the special distribution and our ability to consummate the merger and asset sale. These forward-looking statements are based on various underlying assumptions and expectations of management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Although our management believes these assumptions are reasonable, we cannot assure you that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, we undertake no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in our expectations.

        The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements, including, but not limited to, global economic and political conditions; conditions and trends in the software industry; litigation and other legal proceedings; other economic, business, competitive and/or regulatory factors affecting our business generally; our failure to obtain the requisite consent of our stockholders to adopt the merger agreement or approve the asset sale; other uncertainties relating to the merger and asset sale; and events which may be subject to circumstances beyond our control.

        The forward-looking statements should be read in conjunction with our annual report on Form 10-K for the fiscal year ended December 31, 2004, our subsequent quarterly reports on Form 10-Q and any subsequent current reports on Form 8-K. Our reports on Form 10-K, Form 10-Q and Form 8-K are on file with the Securities and Exchange Commission ("SEC"), and copies are available without charge upon written request to our Investor Relations department at the address provided in the section titled "Where You Can Find More Information" on page 60.

MARKET PRICE AND DIVIDEND DATA

        Our common stock is included in The Nasdaq Stock Market's National Market under the symbol "EPNY." This table shows, for the periods indicated, the range of high and low closing sales prices for our common stock as quoted on The Nasdaq Stock Market's National Market.

	E.piphany Common Stock
	Low	High
Year ended December 31, 2003
First Quarter	3.97	5.47
Second Quarter	3.92	5.83
Third Quarter	4.44	6.17
Fourth Quarter	5.19	8.30
Year ended December 31, 2004
First Quarter	6.75	8.83
Second Quarter	4.38	7.95
Third Quarter	3.47	4.53
Fourth Quarter	4.08	4.86
Year ended December 31, 2005
First Quarter	3.39	4.83
Second Quarter	3.00	3.69
Third Quarter (through August 29, 2005)	3.45	4.20

        The following table sets forth the closing per share sales price of our common stock, as reported on The Nasdaq Stock Market's National Market on August 3, 2005, the last full trading day before the public announcement of the proposed merger, and on August 26, 2005, the latest practicable trading day before the printing of this proxy statement:

E.piphany Common Stock Closing Price
August 3, 2005	$3.92
August 29, 2005	$4.15

        We have never declared or paid cash dividends on our common stock. Following the merger there will be no further market for our common stock.

RISK FACTORS

        You should carefully consider the following factors and the other information in this proxy statement before voting on the proposals to adopt the merger agreement and approve the asset sale.

We cannot assure you that the merger and asset sale will provide greater value to you than if E.piphany continued as an independent public company.

        Upon completion of the merger, holders of our common stock (other than stockholders who perfect appraisal rights in accordance with Delaware law) will have the right to receive in the aggregate $4.20, without interest, for each outstanding share of our common stock held by such stockholder, as a result of the cash consideration payable pursuant to the merger and a special distribution to be declared by us prior to the effective time of the merger with a record date immediately prior to the effective time. The closing price per share of our common stock on the Nasdaq Stock Market's National Market on August 3, 2005, the last trading day before we entered into the merger agreement with SSA Global, was $3.92. We are unable to predict with certainty our future prospects or the market price of our common stock. Therefore, we cannot assure you that the merger and asset sale will provide greater value to you than if E.piphany continued as an independent public company.

Failure to complete the merger and asset sale could have a negative impact on the market price of our common stock and on our business.

        If the merger and asset sale are not completed, the price of our common stock may decline to the extent that the current market price reflects a market assumption that the merger and asset sale will be completed. In addition, our business and operations may be harmed to the extent that customers, partners and others believe that we cannot compete effectively in the marketplace without the merger and asset sale. We also will be required to pay significant costs incurred in connection with the merger and asset sale, whether or not the merger and asset sale are completed. Moreover, under specified circumstances we may be required to pay a termination fee of $8.23 million, plus expenses up to an additional $1.65 million, to SSA Global in connection with a termination of the merger agreement.

The "non-solicitation" restrictions and the termination fee provisions in the merger agreement may discourage other companies from trying to acquire E.piphany.

        While the merger agreement is in effect, subject to specified exceptions, we are prohibited from soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than SSA Global. In addition, in the merger agreement, we agreed to pay a termination fee to SSA Global in specified circumstances. These provisions could discourage other parties from trying to acquire our company even though those other parties might be willing to offer greater value to our stockholders than SSA Global has offered in the merger agreement.

Our directors and officers have potential conflicts of interest that may have influenced their decision to support the merger and asset sale.

        You should be aware of potential conflicts of interest, and the benefits, including possible severance and change of control payments for our officers, available to directors and officers of E.piphany, when considering the board's recommendation of the merger and asset sale. The directors and officers of E.piphany have interests in the merger and asset sale that are in addition to, or different from, their interests as E.piphany stockholders. The E.piphany board of directors was aware of these conflicts of interest when it approved the merger and asset sale. These interests relate to:

  •
  the possible receipt of change of control payments by certain of our officers in connection with the merger;

  •
  receipt by our officers and directors of certain cash payments for their options that are subject to accelerated vesting and lapsing of the company's right to repurchase their shares of restricted stock upon the merger; and

  •
  rights to directors' and officers' insurance coverage and to indemnification with respect to acts and omissions in their capacities as directors and officers of E.piphany.

        See also the section titled "The Merger and Asset Sale—Interests of E.piphany's Directors and Officers in the Merger and the Asset Sale."

THE SPECIAL MEETING

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

        We will hold the special meeting at 10 a.m., local time, at E.piphany's headquarters located at 475 Concar Drive, San Mateo, California 94402 on Wednesday, September 28, 2005.

Purpose of the Special Meeting

        At the special meeting, we will ask holders of our common stock to adopt the merger agreement and approve the asset sale. Our board of directors has approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement, including the asset sale, advisable, has declared that it is in the best interests of our stockholders that we enter into the merger agreement and consummate the merger and asset sale on the terms and conditions set forth in the merger agreement, and recommends that our stockholders vote "FOR" the adoption of the merger agreement and the approval of the asset sale.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of our common stock at the close of business on August 22, 2005, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 77,621,531 shares of our common stock were issued and outstanding and held by approximately 488 holders of record. A quorum is present at the special meeting if a majority of the shares of our common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share on the proposals to adopt the merger agreement and to approve the asset sale.

Votes Required

        The adoption of the merger agreement and the approval of the asset sale each requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date. If an E.piphany stockholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as a vote against the adoption of the merger agreement and the approval of the asset sale.

Voting by E.piphany's Directors and Officers

        At the close of business on the record date, our directors and officers owned and were entitled to vote 1,976,125 shares of our common stock, which represented approximately 2.5% of the shares of our common stock outstanding on that date. Each of our directors and officers has entered into a voting agreement with SSA Global, pursuant to which each such director and officer has agreed to vote all shares of our capital stock that he or she owns in favor of adoption of the merger agreement and approval of the asset sale and against any proposal made in opposition to or in competition with the consummation of the merger.

Voting of Proxies

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" adoption of the merger agreement and approval of the asset sale.

        Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Only shares affirmatively voted for the approval of the asset sale, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If an E.piphany stockholder abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption of the merger agreement and the approval of the asset sale. Brokers who hold shares of our common stock in street name for customers who are the beneficial owners of such shares may not submit a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares will effectively count as votes against the adoption of the merger agreement and the approval of the asset sale.

        The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement or the proposal to approve the asset sale will be voted in favor of an adjournment to permit further solicitation of proxies.

        We do not expect that any matters other than the proposals to adopt the merger agreement and approve the asset sale will be brought before the special meeting. If, however, our board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

  •
  filing with the Secretary of E.piphany a duly executed revocation of proxy;

  •
  submitting a duly executed proxy to the Secretary of E.piphany bearing a later date; or

  •
  appearing at the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

        If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation of Proxies

        All costs of solicitation of proxies will be borne by us. We have retained The Altman Group, a proxy solicitation firm, to aid us in the solicitation of proxies and to verify records relating to the solicitation. The Altman Group will receive approximately $7,500, plus expense reimbursement for these services. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail without delay. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

        Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

THE COMPANIES

E.piphany, Inc.

        We provide customer relationship management (CRM) software solutions that are deployed to increase profitability at large, consumer-oriented companies. Our E.piphany® E6™ software suite is an integrated set of CRM software products which automate marketing, sales and customer service business processes. A key strength of the E6 Suite is its integration of analytical CRM with operational CRM. Our analytical CRM capabilities analyze large volumes of customer data to optimize marketing campaigns and customer interactions. Our operational CRM capabilities automate customer-related business processes, such as customer service or sales processes, across a variety of communications and distribution channels. Companies deploy our software products separately or as an integrated suite to solve specific business problems.

        E.piphany is focused on addressing the CRM requirements of consumer-oriented companies in several vertical industries, most notably in the communications, retail finance and insurance industries.

        We were incorporated in Delaware in November 1996. Our principal executive offices are located at 475 Concar Drive, San Mateo, CA 94402, and our telephone number is (650) 356-3800. Our common stock is traded on the Nasdaq Stock Market's National Market under the symbol "EPNY." Additional information regarding us is contained in our filings with the SEC. See the section titled "Where You Can Find More Information" on page 60.

SSA Global Technologies, Inc.

        SSA Global, together with its subsidiaries, is a leading global provider of enterprise software applications and related services. Their products and services are designed to help customers increase operating efficiency and productivity by automating key business processes, improving collaboration among their customers, suppliers, employees and other partners, and facilitating analysis of business trends. Their enterprise software applications are designed to improve various core enterprise resource planning functions, including accounting, human resource, inventory management, manufacturing, payroll and purchase and sales processing. They also provide applications that are integrated extensions to their core enterprise resource planning products, including corporate performance, customer relationship, product lifecycle, supplier relationship and supply chain management products. They sell their products to companies in a wide range of industries, including discrete and process manufacturing, retail, financial services, healthcare and hospitality and gaming, providing these industries with functionality that addresses their unique business requirements. They also provide after-market maintenance and professional services.

        SSA Global's principal executive offices are located at 500 West Madison, Suite 2200, Chicago, IL 60661 and its telephone number is (312) 258-6000. Additional information regarding SSA Global is contained in SSA Global's filings with the SEC. See the section titled "Where You Can Find More Information" on page 60.

SSA-E Merger Subsidiary Inc.

        Merger Subsidiary is a Delaware corporation and a wholly-owned subsidiary of SSA Global. Merger Subsidiary was organized solely for the purpose of entering into the merger agreement with E.piphany and completing the merger and has not conducted any business operations.

SSA-E Acquisition Subsidiary Inc.

        Acquisition Subsidiary is a Delaware corporation and a wholly-owned subsidiary of SSA Global. Acquisition Subsidiary was organized solely for the purpose of entering into the merger agreement with E.piphany and completing the asset sale and has not conducted any business operations.

THE MERGER AND ASSET SALE

        The following discussion summarizes the material terms of the merger and asset sale. Stockholders are urged to read the entire merger agreement, which is attached to this proxy statement as Annex A.

Background to the Merger and Asset Sale

        Our board of directors and senior management have periodically reviewed and assessed our business strategy, the various trends and conditions impacting our business generally, and a variety of strategic alternatives as part of E.piphany's long-term strategy to maximize stockholder value. This includes consideration of whether it would be in the best interests of E.piphany and its stockholders to continue as a separate company and expand through organic growth, acquisitions or a combination of the two, or to combine with or be acquired by another company.

        On January 26, 2005, our board of directors held a board meeting also attended by representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), outside counsel to E.piphany. At the meeting, the participants discussed our market position and strategic direction, and various strategic alternatives including the possibility of a business combination. Our board of directors directed management to continue to explore various business scenarios and the possible engagement of a financial advisor in connection with a potential strategic business combination.

        On February 16, 2005, our board of directors held a board meeting also attended by representatives of WSGR and Morgan Stanley & Co. Incorporated ("Morgan Stanley"). During the meeting, the participants discussed with management and our advisors the process by which E.piphany would explore and evaluate strategic alternatives, including opportunities for E.piphany to combine with or be acquired by another company. Our board of directors directed management and Morgan Stanley to compile a list of potential strategic partners and acquirors for us.

        Morgan Stanley generated a list of twenty-three potential strategic partners and acquirors for us. On our behalf, Morgan Stanley contacted the nine parties deemed most likely to be interested in merging with, partnering with or acquiring us to determine their interest.

        During the period from February 16, 2005 to August 3, 2005, we had discussions with the nine interested parties regarding potential acquisition transactions involving E.piphany. During that period, we negotiated and entered into non-disclosure agreements with eight of those parties, pursuant to which we and each other party agreed to customary restrictions on the disclosure and use of confidential information. We received written indications of interest from four of these parties during this period of time.

        At various times from February 16, 2005 to August 3, 2005, members of our senior management team, including Karen Richardson, our Chief Executive Officer, Phil Fernandez, our President and Chief Operating Officer; Kevin Yeaman, our Chief Financial Officer; Andy Sherman, our Senior Vice President, General Counsel & Secretary; and representatives of Morgan Stanley met or had phone conversations with each interested party regarding our business and a potential acquisition of us, including, without limitation, the meetings below.

        On February 23, 2005, Ms. Richardson met with members of management of Party A to discuss a potential strategic transaction.

        On February 23, 2005, representatives of Morgan Stanley met with Party C to discuss a potential strategic transaction.

        On March 2, 2005, we formally retained Morgan Stanley to act as our financial advisor.

        On March 28, 2005, Ms. Richardson, Messrs. Yeaman and Fernandez, and representatives of Morgan Stanley, met with SSA Global in San Francisco, California, to preliminarily discuss the possibility of an acquisition of E.piphany by SSA Global.

        On April 1, 2005, Ms. Richardson spoke by telephone with SSA Global's Chief Executive Officer concerning the possibility of an acquisition of E.piphany by SSA Global.

        On April 8, 2005, our board of directors held a telephonic board meeting and our senior management and representatives of Morgan Stanley and WSGR updated our board of directors regarding the status of discussions with various potential strategic partners and acquirors.

        On April 14, 2005, members of our management team and representatives of Morgan Stanley met with Party B to discuss a potential strategic transaction.

        On April 20, 2005, our board of directors met at a regularly scheduled board meeting and our senior management and representatives of Morgan Stanley and WSGR updated our board of directors regarding the status of discussions with various potential strategic partners and acquirors, and had a discussion regarding the status of our business. Our board of directors directed management and Morgan Stanley to continue discussions with the interested parties.

        On April 25, 2005, Ms. Richardson met with SSA Global's Chief Executive Officer in San Jose, California, to further explore the possibility of an acquisition of E.piphany by SSA Global.

        Between May 2, 2005 and May 6, 2005, due diligence meetings took place between our senior management and Party A and its representatives in San Francisco, California. Representatives of Morgan Stanley and WSGR also attended the meetings.

        On May 4, 2005, our board of directors held a telephonic board meeting to review with senior management, and representatives of Morgan Stanley and WSGR the status of ongoing discussions with various parties potentially interested in engaging in a strategic combination with, or acquiring, us. Our board of directors directed management to continue discussions with the interested parties.

        On May 9, 10 and 11, 2005, our senior management and representatives of Morgan Stanley and WSGR, met with SSA Global in San Francisco, California, to conduct preliminary due diligence.

        On May 16, 2005, we received a written indication of interest from Party A.

        On May 20, 25 and 26, 2005, members of Party B's management team and outside legal counsel took part in due diligence reviews of E.piphany in Palo Alto, California.

        On May 25, 2005, members of our management team and representatives of Morgan Stanley met with Party C to conduct a business due diligence review.

        On June 2, 2005, our board of directors held a telephonic board meeting and our senior management and representatives of Morgan Stanley and WSGR updated our board of directors regarding the status of discussions with potential strategic partners and acquirors, including the indication of interest we had received from Party A, and discussed the status of our ongoing business. Representatives of WSGR also reviewed the fiduciary duties of the board of directors in the context of a potential business combination. Our board of directors directed management to continue discussions with interested parties.

        On June 6, 2005, we received a written indication of interest from Party B.

        On June 10, 2005, our board of directors held a telephonic board meeting and our senior management and representatives of Morgan Stanley and WSGR updated our board of directors regarding the status of discussions with various potential strategic partners and acquirors, including the written indication of interest we had received from Party B. Our board of directors directed management to continue discussions with interested parties.

        Between June 15, 2005 and June 17, 2005, due diligence meetings took place between our senior management and Party B in San Francisco, California. Representatives of Morgan Stanley and WSGR also attended the meetings.

        On June 20, 2005, we received a written indication of interest from SSA Global.

        Between June 23, 2005 and June 28, 2005, due diligence meetings took place between members of SSA Global's management team and our senior management in San Francisco, California. Representatives of Morgan Stanley and WSGR also attended the meetings.

        On June 27, 2005, representatives of Morgan Stanley discussed a potential strategic transaction with representatives of Party C.

        On June 29, 2005, we received a revised written indication of interest from SSA Global.

        On June 29, 2005, we received a written indication of interest from Party C.

        On June 30, 2005, our board of directors held a telephonic board meeting and our senior management and representatives of Morgan Stanley and WSGR updated our board of directors regarding the status of discussions with various potential strategic partners and acquirors, including the indications of interest received to date. Our board of directors directed management to continue discussions with the interested parties and provide them an opportunity to present revised proposals.

        On July 1, 2005, we received a revised written indication of interest from SSA Global.

        On July 1, 2005, we received a revised written indication of interest from Party B.

        On July 1, 2005, we received a revised written indication of interest from Party C.

        On July 1, 2005, our board of directors held a telephonic board meeting and our senior management and representatives of Morgan Stanley updated our board of directors regarding the status of discussions with potential strategic partners and acquirors, including the revised indications of interest. Representatives of WSGR also reviewed the fiduciary duties of the board of directors and the terms of the exclusivity agreements requested by parties submitting indications of interest. Based on an analysis of the revised written indications of interest, our board of directors authorized and directed management to enter into an exclusivity agreement with Party C, the party providing the best and highest indication of interest available at that time.

        On July 1, 2005, we entered into an exclusivity agreement with Party C that provided for an exclusive negotiating period that was to expire at 5:00 pm Pacific Time on August 1, 2005.

        Between July 5, 2005 and July 14, 2005, due diligence meetings took place between members of Party C's management team and our senior management in San Francisco, California. Representatives of Morgan Stanley and WSGR also attended the meetings.

        On July 20, 2005, our board of directors held a telephonic board meeting and our senior management and representatives of Morgan Stanley and WSGR updated our board of directors regarding the status of discussions with Party C, ongoing due diligence activities and various aspects of a proposed definitive merger agreement. Representatives of WSGR also reviewed with the board of directors their fiduciary duties with respect to various aspects of the proposed definitive merger agreement. Our board of directors directed management to continue negotiations on a definitive merger agreement with Party C.

        On July 25, 2005, our exclusivity agreement with Party C was terminated after Party C communicated to us that it did not wish to proceed towards a strategic transaction with us at that time.

        On July 26, 2005, our board of directors met via conference call and our senior management and representatives of Morgan Stanley and WSGR updated our board of directors regarding the status of discussions with potential strategic partners and acquirors in light of the termination of the exclusivity period with Party C and also discussed the status of our ongoing business. Representatives of WSGR also reviewed the fiduciary duties of the board of directors and the terms of the exclusivity agreement requested by SSA Global. Our board of directors authorized and directed management to enter into an exclusivity agreement with SSA Global, the party offering the best and highest remaining indication of interest at that time.

        On July 26, 2005, we entered into an exclusivity agreement with SSA Global that provided for an exclusive negotiating period that expired at 5:00 pm Pacific Time on August 3, 2005.

        Between July 27 and August 3, 2005, members of SSA Global's management team met with members of our management team in Palo Alto, California to conduct a due diligence review and members of SSA Global's outside legal counsel conducted a due diligence review in New York, New York. Representatives of Morgan Stanley and WSGR also attended the meetings. The parties and their counsel also negotiated the terms of the definitive merger agreement during this period.

        On August 1, 2005, our board of directors met via conference call and our senior management and representatives of Morgan Stanley updated our board of directors regarding the status of discussions with SSA Global, outstanding due diligence items, and related matters. WSGR reviewed the provisions of, and status of negotiations relating to, the proposed definitive merger agreement and the fiduciary duties of the board of directors. Our board of directors directed management to continue negotiations on a definitive merger agreement with SSA Global.

        On the morning of August 3, 2005, our board of directors held a telephonic board meeting to further discuss the proposed transaction with SSA Global. Representatives of Morgan Stanley and WSGR participated in the meeting. Ms. Richardson updated the board on the status of the negotiations with SSA Global. Representatives of Morgan Stanley then gave a presentation to the board regarding the valuation analysis performed by Morgan Stanley. Morgan Stanley reviewed the different valuation methodologies used and the valuation ranges implied by each of these methodologies. Representatives from WSGR then gave a presentation regarding applicable legal and fiduciary considerations, the structure of the proposed transaction and the material terms of the proposed merger and asset sale. Our board of directors directed management to continue negotiations on a definitive merger agreement with SSA Global. Our board of directors agreed to meet again later in the day to discuss the proposed agreement with SSA Global.

        Later in the day on August 3, 2005, our board of directors held a second telephonic board meeting to further discuss the proposed transaction with SSA Global. Morgan Stanley then delivered its oral opinion to our board, which opinion was confirmed in writing on August 3, 2005, to the effect that, as of such date and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the $4.20 per share of cash consideration to be received by the holders of E.piphany common stock pursuant to the proposed merger agreement with SSA Global was fair, from a financial point of view as of the date of such opinion, to E.piphany's stockholders. After due deliberations and consideration of various issues related to the merger and asset sale, the board of directors deemed it advisable and in the best interest of E.piphany and our stockholders to enter into the merger agreement, and resolved to unanimously approve the merger and asset sale.

        Following the board meeting on August 3, 2005, E.piphany and SSA Global finalized and executed the merger agreement and each issued a press release announcing the proposed merger and asset sale.

Reasons for the Merger and Asset Sale and Board of Directors' Recommendation

        Reasons for the Merger and Asset Sale.    In the course of reaching its decision to approve the merger and the asset sale and adopt the merger agreement, our board of directors consulted with our senior management, legal counsel and financial advisor, reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

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  our business and financial prospects if we were to remain an independent company, risks of personnel retention and the uncertain current and anticipated worldwide and enterprise software economic environment, especially for a relatively small company;

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  the possible alternatives to the merger and asset sale (including the possibility of continuing to operate as an independent entity, and the perceived risks thereof), the range of possible benefits to our stockholders of such alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and our board of directors' assessment that the merger and asset sale with SSA Global presented a superior opportunity to such alternatives;

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  the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock;

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  the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of SSA Global;

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  our financial condition, historical results of operations and business and strategic objectives, as well as the risks involved in achieving those objectives; and

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  other historical information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position.

        In the course of its deliberations, our board of directors also considered, among other things, the following positive factors:

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  the value of the consideration to be received by our stockholders in the special distribution and the merger pursuant to the merger agreement;

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  the fact that the $4.20 per share to be paid pursuant to the merger agreement represents a premium of approximately 7.14% over the $3.92 closing sale price for our common stock on The Nasdaq Stock Market's National Market on August 3, 2005, the last trading day prior to the public announcement of the execution of the merger agreement, a premium of approximately 15.4% over the 30-day trailing average of $3.64 per share of our common stock, a premium of approximately 19.0% over the 60-day trailing average of $3.53 per share, and a premium of approximately 22.4% over the 90-day trailing average of $3.43 per share;

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  the $4.20 per share aggregate consideration represents a total transaction value of $329 million. Excluding our $220 million of net cash (which deducts accrued restructuring expenses and restricted cash) as of June 30, 2005, the transaction enterprise value of $110 million represents a 26% premium to our enterprise value of $87 million reflecting market closing prices on August 3, 2005; a 70% premium to our 30-day average enterprise value of $64 million; a 96% premium to our 60-day average enterprise value of $56 million; and a 130% premium to our 90-day average enterprise value of $48 million;

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  the written opinion of Morgan Stanley to our board of directors to the effect that, as of August 3, 2005, based upon and subject to the assumptions, qualifications and limitations set forth in that opinion, the consideration to be received by holders of our common stock pursuant to the merger agreement was fair from a financial point of view to those holders (the full text of this opinion which sets forth the assumptions made, matters considered and limitations on the review undertaken by Morgan Stanley in connection with the opinion is attached to this proxy statement as Annex C);

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  the extensive market check performed by us and our representatives;

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  the terms of the merger agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; and

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  the fact that pursuant to the merger agreement, under specified circumstances, we are not prohibited from responding to certain acquisition proposals (as described below in the section titled "The Merger Agreement—Non-Solicitation") that our board of directors determines in good faith, after consultation with legal counsel, constitute or are reasonably likely to lead to superior proposals, and we may terminate the merger agreement under certain circumstances to enter into a superior proposal (as described below in the section titled "The Merger Agreement—Non-Solicitation").

        In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

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  risks and contingencies related to the announcement and pendency of the merger and asset sale, including the likely impact of the merger and asset sale on our customers and partners and the expected effect of the merger and asset sale on our existing relationships with third parties;

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  the possibility that the merger and asset sale will not be consummated and the potential negative effect of public announcement of the merger and asset sale in that event on our sales, operating results and stock price and our ability to retain key management and personnel;

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  our stockholders would not benefit from any future increase in our enterprise value; and

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  the conditions to SSA Global's obligation to complete the merger and asset sale, the right of SSA Global to terminate the merger agreement under certain circumstances, and SSA Global's ability to complete the merger and asset sale and related transactions.

        The preceding discussion of the information and factors considered by our board of directors is not, nor is it intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and asset sale and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors, but rather, our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management and legal and financial advisors.

        Board of Directors Recommendation.    After careful consideration, our board of directors has approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement, including the asset sale, advisable, has declared that it is in the best interests of our stockholders that we enter into the merger agreement and consummate the merger and asset sale on the terms and conditions set forth in the merger agreement, and recommends that our stockholders adopt the merger agreement and approve the asset sale.

Opinion of Morgan Stanley & Co. Incorporated

        E.piphany's board of directors retained Morgan Stanley to provide it with financial advisory services in connection with reviewing its strategic alternatives, evaluating the financial implications of such alternatives and assisting E.piphany ("E.piphany" or the "Company") with any resulting transactions. Morgan Stanley was selected by E.piphany's board of directors based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the business and affairs of E.piphany. At the meeting of the E.piphany board of directors on August 3, 2005, Morgan Stanley rendered its oral opinion, confirmed in writing, that as of August 3, 2005, and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the consideration to be received by holders of shares of E.piphany common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        THE FULL TEXT OF MORGAN STANLEY'S OPINION, DATED AS OF AUGUST 3, 2005, IS ATTACHED AS ANNEX C HERETO. THE OPINION SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. WE URGE YOU TO READ THE ENTIRE OPINION CAREFULLY. MORGAN STANLEY'S OPINION IS DIRECTED TO E.PIPHANY'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF SHARES OF E.PIPHANY COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AS OF THE DATE OF THE OPINION.

THE OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF E.PIPHANY COMMON STOCK AS TO HOW THE STOCKHOLDERS OF E.PIPHANY SHOULD VOTE AT THE STOCKHOLDERS' MEETING TO BE HELD IN CONNECTION WITH THE TRANSACTION. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

        For purposes of its opinion, Morgan Stanley:

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  reviewed certain publicly available financial statements and other business and financial information of the Company;

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  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

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  reviewed certain financial projections of the Company prepared by the management of the Company;

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  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

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  reviewed the reported prices and trading activity for the Company common stock and other publicly available information regarding the Company;

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  compared the financial performance of the Company and the prices and trading activity of the Company common stock with that of certain other publicly-traded companies and their securities;

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  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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  participated in discussions and negotiations among representatives of the Company, SSA Global and their financial and legal advisors;

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  reviewed the merger agreement and certain related documents; and

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  performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by the Company for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best available estimates and judgments of the future financial performance of the Company. Morgan Stanley also assumed that the merger and asset sale will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions and that SSA Global has sufficient liquidity and funding sources to fund the consideration. Morgan Stanley relied upon, without independent verification, the assessment by the management of the Company of the validity of, and risks associated with, the Company's existing and future technologies, intellectual property, products and services. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger and asset sale, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger and asset sale. Morgan Stanley is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to such matters. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company nor was it furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after such date may affect its opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

        The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated August 3, 2005. The various analyses summarized below were based on closing prices for the common stock of E.piphany as of August 2, 2005. Some of these summaries of financial analyses include information presented in tabular format. In order fully to understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

        Historical Quarterly Performance.    Morgan Stanley reviewed certain historical quarterly financial results (excluding certain nonrecurring items) for E.piphany and compared these results to publicly available consensus equity research estimates (excluding the nonrecurring items noted above) in effect as of the date of Morgan Stanley's opinion. Morgan Stanley observed the following:

Fiscal Quarter Financial Statistic	Revenues	Operating Income	Net Income
	($ in millions)	($ in millions)	($ in millions)
Q1 FY 2003	$23	$(9)	$(7)
Q2 FY 2003	$22	$(8)	$(7)
Q3 FY 2003	$24	$(4)	$(3)
Q4 FY 2003	$27	$0	$1
Q1 FY 2004	$20	$(4)	$(3)
Q2 FY 2004	$20	$(4)	$(3)
Q3 FY 2004	$18	$(6)	$(4)
Q4 FY 2004	$21	$(4)	$(2)
Q1 FY 2005	$16	$(8)	$(6)
Q2 FY 2005	$17	$(8)	$(6)
Calendar Year Financial Statistic	Revenues	Operating Income	Net Income
	($ in millions)	($ in millions)	($ in millions)
FY 2000	$127	$(44)	$(21)
FY 2001	$126	$(83)	$(68)
FY 2002	$84	$(50)	$(44)
FY 2003	$96	$(20)	$(15)
FY 2004	$79	$(17)	$(13)

        Morgan Stanley noted that E.piphany had not achieved positive operating income or net income (both excluding amortization of intangibles, stock compensation expense and nonrecurring items) for each of the calendar years from 2000 to 2004 and for each of the Company's most recent ten fiscal quarters, with the exception of the Company's fiscal quarter ended December 2003.

        Morgan Stanley further noted that E.piphany had experienced revenue declines for three of its last four fiscal years.

        Review of Projected Financial Performance.    Morgan Stanley reviewed the projected financial performance of E.piphany's publicly available equity research estimates through calendar year 2006 and extrapolations of those estimates for calendar years 2007 to 2010 (the "Extended Street Case"). In addition, Morgan Stanley reviewed the estimates of E.piphany's management for calendar years 2006 to 2008 and extrapolations of those estimates for calendar years 2009 to 2010 (the "Adjusted Case"). Morgan Stanley noted, after discussion with E.piphany management, that the Adjusted Case reflected a refocus of E.piphany's business from three to two product lines and associated reductions in operating expenses. A summary of the Extended Street Case and Adjusted Case is as follows:

	Extended Street Case				Adjusted Case
	Revenue		Operating Income		Revenue		Operating Income
Calendar Year Financial Statistic (Excluding Certain Nonrecurring Items)	Amount	% Growth	Amount	% Margin(1)	Amount	Growth	Amount	% Margin(1)
FY 2005	$68	(14)%	$(22)	N.M.	$68	(14)%	$(22)	N.M.
FY 2006	$77	12%	$(7)	N.M.	$62	(10)%	$(10)	N.M.
FY 2007	$85	12%	$(3)	N.M.	$67	9%	$(2)	N.M.
FY 2008	$93	9%	$(1)	N.M.	$72	7%	$3	4%
FY 2009	$99	7%	$2	2%	$80	11%	$6	7%
FY 2010	$105	6%	$5	5%	$88	10%	$9	10%

(1)
N.M. = Not meaningful

        Trading Range Analysis.    Morgan Stanley performed a trading range analysis to provide background and perspective with respect to the historical share prices of E.piphany common stock. Morgan Stanley reviewed the range of closing prices of E.piphany common stock for various periods ending on August 2, 2005. Morgan Stanley observed the following:

Period Ending August 2, 2005	Range of Closing Prices
Last 30 Trading Days	$3.37 - $3.90
Last 60 Trading Days	$3.12 - $3.90
Last 90 Trading Days	$3.00 - $3.90
Last Twelve Months	$3.00 - $4.86

        Morgan Stanley noted that the consideration per share of $4.20 reflected an 8% premium to E.piphany's closing price as of August 2, 2005, a 16% premium to the average price per share of E.piphany common stock for the 30 trading days prior to August 2, 2005, a 19% premium to the average price per share of E.piphany common stock for the 60 trading days prior to August 2, 2005 and a 23% premium to the average price per share of E.piphany common stock for the 90 trading days prior to August 2, 2005.

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  The $4.20 per share aggregate consideration represents a total transaction value of $329 million. Excluding E.piphany's $220 million of net cash (which deducts accrued restructuring expenses and restricted cash) as of June 30, 2005, the transaction enterprise value of $110 million represents a 28% premium to E.piphany's enterprise value of $85 million reflecting market closing prices on August 2, 2005; a 73% premium to E.piphany's 30-day average enterprise value of $63 million; a 99% premium to E.piphany's 60-day average enterprise value of $55 million; and a 132% premium to E.piphany's 90-day average enterprise value of $47 million.

        Comparable Company Analysis.    Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies. Morgan Stanley compared certain financial information of E.piphany with publicly available consensus equity research estimates for certain other companies that shared similar business characteristics of E.piphany. The companies used in this comparison included the following:

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  Ariba, Inc.

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  Agile Software Corporation

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  Broadvision, Inc.

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  Chordiant Software, Inc.

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  Kana Software, Inc.

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  Manugistics Group, Inc.

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  MatrixOne, Inc.

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  Micromuse Inc.

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  ONYX Software Corporation

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  Plumtree Software, Inc.

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  Portal Software, Inc.

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  SupportSoft, Inc.

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  Verity, Inc.

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  Witness Systems, Inc.

        For purposes of this analysis, Morgan Stanley analyzed the ratios of aggregate value to estimated revenue for calendar years 2005 and 2006 (in each case, based on publicly available consensus equity research estimates).

        Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected representative ranges of financial multiples of the comparable companies which exhibited similar business characteristics to E.piphany and applied this range of multiples to the relevant E.piphany financial statistic. For purposes of estimated calendar year 2005 and 2006 earnings per share Morgan Stanley utilized publicly available equity research estimates as of April 22, 2005 (excluding certain nonrecurring items). Based on E.piphany's current outstanding shares and options, Morgan Stanley estimated the implied value per E.piphany share as of August 2, 2005 to be as follows:

Calendar Year Financial Statistic	E.piphany Financial Statistic	Comparable Company Multiple Range	Implied Value Per Share for E.piphany
	($ in Millions)
Aggregate Value to Estimated 2005 Revenue	$68	0.4x - 1.7x	$3.17 - $4.28
Aggregate Value to Estimated 2006 Revenue	$75	0.4x - 1.1x	$3.21 - $3.88

        Morgan Stanley noted that the consideration per share of E.piphany common stock was $4.20.

        No company utilized in the comparable company analysis is identical to E.piphany. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of E.piphany, such as the impact of competition on the businesses of E.piphany and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of E.piphany or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

        Discounted Cash Flow Analysis.    Morgan Stanley calculated a range of equity values per share for E.piphany based on a discounted cash flow analysis utilizing the Extended Street Case and Adjusted Case described above. In arriving at the estimated equity values per share of E.piphany common stock, Morgan Stanley calculated a terminal value as of December 31, 2010, by applying a range of perpetual growth rates of 4% to 6%. The unlevered free cash flows from calendar years 2005 through 2010 and the terminal value were then discounted to present values using a range of discount rates of 11% to 15%. Morgan Stanley incorporated a risk premium to E.piphany's predicted weighted average cost of capital estimate to reflect higher estimates of the market risk premium, including among other things, to account for the fact that E.piphany historically had not demonstrated the growth required to achieve the estimates and the fact that E.piphany had an inconsistent record of achieving publicly available consensus equity research estimates.

Financial Statistic	Earnings Exit Multiple Range	Weighted Average Cost of Capital Range	Implied Value Per Share of E.piphany
Extended Street Case	4% - 6%	11% - 15%	$3.07 - $3.59
Adjusted Case	4% - 6%	11% - 15%	$3.32 - $4.24

        Morgan Stanley noted that the consideration per share of E.piphany common stock was $4.20.

        Analysis of Precedent Transactions.    Morgan Stanley also performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premiums of selected transactions that share some characteristics with the merger. In connection with its analysis, Morgan Stanley compared publicly available statistics for selected software sector transactions between January 1, 2002 and August 2, 2005 in which the target company was publicly traded, transaction values were between $150 million and $500 million and the consideration of the transaction was cash or a combination of cash and stock. The following is a list of these transactions:

Selected Precedent Software Transactions (Target / Acquiror)

Tippingpoint Technologies, Inc. / 3Com Corporation
Concord Communications, Inc. / Computer Associates International, Inc.
Corio, Inc. / International Business Machines Corporation
FreeMarkets, Inc. / Ariba, Inc.
Group 1 Software, Inc. / Pitney Bowes Inc.
iManage, Inc./ Interwoven, Inc.
Inet Technologies, Inc. / Tektronix, Inc.
Ixos Software AG / Open Text Corporation
Marimba, Inc. / BMC Software, Inc.
Netegrity, Inc. / Computer Associates International, Inc.
Niku Corporation / Computer Associates International, Inc.
OTG Software, Inc. / Legato Systems, Inc.
Sanchez Computer Associates, Inc. / Fidelity National Financial, Inc.
SeeBeyond Technology Corporation / Sun Microsystems, Inc.
SilverStream Software, Inc. / Novell, Inc.

        For each transaction noted above Morgan Stanley reviewed the following financial statistics where available: (1) aggregate value to next twelve months estimated revenues; (2) aggregate value to last twelve months revenues; (3) implied premium to price one trading day prior to announcement; (4) implied premium to the 30 trading day average price prior to announcement; (5) implied premium to the 60 trading day average price prior to announcement; (6) implied premium to the 90 trading day average price prior to announcement; (7) implied premium to aggregate value one trading day prior to announcement; (8) implied premium to the 30 trading day average aggregate value prior to announcement; (9) implied premium to the 60 trading day average aggregate value prior to announcement; and (10) implied premium to the 90 trading day average aggregate value prior to announcement. The following table summarizes Morgan Stanley's observations for the transactions noted above:

Summary of Precedent Transactions Financial Statistics	High		Low		Mean		Median		1st Quartile		3rd Quartile
Premium To One-Day Prior Price	75%		7%		34%		27%		19%		39%
Premium To 30-Day Average Price	83%		1%		45%		45%		36%		49%
Premium To 60-Day Average Price	82%		11%		48%		53%		39%		58%
Premium To 90-Day Average Price	80%		14%		49%		51%		37%		61%
Premium To One-Day Prior Aggregate Value	126%		9%		43%		37%		27%		51%
Premium To 30-Day Average Aggregate Value	99%		1%		59%		61%		46%		71%
Premium To 60-Day Average Aggregate Value	98%		15%		64%		65%		57%		74%
Premium To 90-Day Average Aggregate Value	95%		23%		63%		67%		50%		79%
Aggregate Value to Last Twelve Months Revenue	16.6	x	1.3	x	3.9	x	3.2	x	2.2	x	4.1	x
Aggregate Value to Next Twelve Months Revenue	6.4	x	1.2	x	2.9	x	2.8	x	2.1	x	3.3	x

        The following table summarizes Morgan Stanley's analysis, based on historical share prices for E.piphany common stock as of August 2, 2005:

Precedent Transaction Financial Statistic	Reference Range	Implied Value Per Share
Premium to One-Day Prior Price	20% - 40%	$4.68 - $5.46
Premium to 30-Day Average Price	35% - 50%	$4.89 - $5.44
Premium to 60-Day Average Price	40% - 60%	$4.93 - $5.64
Premium to 90-Day Average Price	35% - 60%	$4.62 - $5.48
Premium to One-Day Prior Aggregate Value	30% - 50%	$4.22 - $4.43
Premium to 30-Day Average Aggregate Value	50% - 70%	$4.02 - $4.18
Premium to 60-Day Average Aggregate Value	60% - 80%	$3.93 - $4.07
Premium to 90-Day Average Aggregate Value	50% - 80%	$3.72 - $3.90
Aggregate Value to Last Twelve Months Revenues	1.5x - 4.0x	$4.24 - $6.48
Aggregate Value to Next Twelve Months Revenues	1.5x - 3.5x	$4.14 - $5.80

        Morgan Stanley noted that the consideration per share of E.piphany common stock was $4.20.

        No company or transaction utilized in the precedent transaction analysis is identical to E.piphany or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of E.piphany, such as the impact of competition on the business of E.piphany or the industry generally, industry growth and the absence of any adverse material change in the financial condition of E.piphany or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

        In connection with the review of the merger and asset sale by E.piphany's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of E.piphany or its common stock. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of E.piphany. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the consideration pursuant to the merger agreement from a financial point of view to holders of shares of E.piphany common stock and in connection with the delivery of its opinion dated August 3, 2005 to E.piphany's board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of E.piphany might actually trade.

        The consideration was determined through arm's length negotiations between E.piphany and SSA Global and was approved by E.piphany's board of directors. Morgan Stanley provided advice to E.piphany's board of directors during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to E.piphany or its board of directors or that any specific merger consideration constituted the only appropriate consideration for the merger.

        In addition, Morgan Stanley's opinion and its presentation to E.piphany's board of directors was one of many factors taken into consideration by E.piphany's board of directors in deciding to approve the merger and the asset sale. Consequently, the analyses as described above should not be viewed as determinative of the opinion of E.piphany's board of directors with respect to the consideration or of whether E.piphany's board of directors would have been willing to agree to different consideration. The foregoing summary describes the material analyses performed by Morgan Stanley but does not purport to be a complete description of the analyses performed by Morgan Stanley.

        E.piphany's board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for E.piphany and received fees for such services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity and other securities of E.piphany, SSA Global or any other parties, commodities or currencies involved in the merger.

        Under the terms of its engagement letter, Morgan Stanley provided E.piphany financial advisory services and a financial opinion in connection with the merger and the asset sale, and E.piphany has agreed to pay Morgan Stanley a fee of approximately $4.8 million for its services, approximately

$3.8 million of which is contingent upon the consummation of the merger. E.piphany has also agreed to reimburse Morgan Stanley for other expenses, including attorneys' fees, incurred in connection with its engagement. In addition, E.piphany has agreed to indemnify Morgan Stanley and any of its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of its engagement and any related transactions.

Interests of E.piphany's Directors and Officers in the Merger and the Asset Sale

        In considering the recommendation of our board of directors in favor of the merger and the asset sale, you should be aware that members of our board of directors and our executive officers have interests in the merger and asset sale that are different from, or in addition to, yours.

        All such additional interests are described below, to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the merger and the asset sale apart from those of stockholders generally. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement, the merger and the asset sale.

  Indemnification and Insurance

        The merger agreement provides that from and after the effective time of the merger, to the fullest extent permitted by law, SSA Global will, and will cause the surviving corporation in the merger to, fulfill and honor all of our obligations of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger (and rights for advancement of expenses) existing in favor of our current and former directors or officers as provided in our certificate of incorporation or by-laws and any of our existing indemnification agreements in effect as of the date of the merger agreement. The merger agreement further provides that for six years after the effective time of the merger, the surviving corporation in the merger will maintain directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by our directors' and officers' liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement so long as the surviving corporation is not required to expend in excess of a specified amount.

  Stock Options

        Under the merger agreement, we will take such actions as shall be required so that immediately prior to the effective time, each outstanding option shall become immediately vested and exercisable in full. See the section titled "The Merger and Asset Sale—Effect on Awards Outstanding Under E.piphany's Stock Plans" for a more complete description of the treatment of outstanding options. The following chart sets forth in-the-money options held by each of our officers and directors that will be cashed out for the excess, if any, of $4.20 per share over the exercise price per share of each option and the value of such options.

Name of Officer or Director	Number of in-the-money options at $4.20 per share	Value of in-the-money options at $4.20 per share
Karen Richardson	0	$0
Phillip Fernandez	270,499	$649,000
Kevin Yeaman	58,125	$178,000
Ashok Santhanam	0	$0
Andrew Sherman	21,406	$48,000
Roger Siboni	20,000	$19,000
Fred Anderson	20,000	$19,000
Mohan Gyani	20,000	$19,000
Robert Joss	57,500	$27,000
Douglas Mackenzie	20,000	$19,000

  Restricted Stock

        Under the merger agreement, at the effective time of the merger, all repurchase rights on behalf of the Company shall lapse and each holder of restricted stock will be eligible to receive in the aggregate $4.20 in cash per share as a result of the cash consideration payable pursuant to the merger and the special distribution to be declared by us prior to the effective time of the merger with a record date immediately prior to the effective time. The following chart sets forth shares of restricted stock held by each of our officers and the value of such shares of restricted stock at $4.20 per share. Other than Ms. Richardson, none of our directors hold shares of restricted stock.

Name of Officer or Director	Number of shares of restricted stock	Value of shares of restricted stock at $4.20 per share
Karen Richardson	165,000	$693,000
Phillip Fernandez	50,000	$210,000
Kevin Yeaman	50,000	$210,000
Ashok Santhanam	0	$0
Andrew Sherman	20,000	$84,000

  Severance Arrangements

        In connection with the merger, certain of our officers may receive a payout pursuant to change of control arrangements these individuals currently have in effect with us. The following chart sets forth the possible payouts under these agreements.

Name of Officer or Director	Possible Change of Control Payments to be Received at Closing
Karen Richardson	$769,000
Phillip Fernandez	$425,000
Kevin Yeaman	$375,000
Ashok Santhanam	$362,500
Andrew Sherman	$275,000

  Employment Offers from SSA Global

        Certain of our executive officers may receive offers of employment and/or retention packages from SSA Global. Financial terms and positions have not yet been finalized.

Appraisal Rights

        The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex D. Stockholders intending to exercise appraisal rights should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights.

        If the merger is consummated, holders of our common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law within the appropriate time periods will be entitled to have their shares of our common stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the merger consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

        The following is a brief summary of Section 262, which sets forth the procedures for demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A stockholder wishing to assert appraisal rights must be a stockholder of record and must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with us before the special meeting on September 28, 2005. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote "FOR" the merger. A proxy or vote against the merger will not, in and of itself, constitute a demand for appraisal within the meaning of Section 262.

        A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have and wish to assert.

        An E.piphany stockholder of record who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our address at 475 Concar Drive, San Mateo, CA 94402, Attention: Secretary, before the special meeting on September 28, 2005. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its E.piphany common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

        Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of 10 days after the stockholders' request is received by us or 10 days after the latest date for delivery of a demand for appraisal under Section 262.

        Within 120 days after the effective time of the merger (but not thereafter), either we or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the E.piphany shares of stockholders entitled to appraisal rights. We have no present intention to file such a petition if any demand for appraisal is made, so any stockholder who wishes to preserve his appraisal rights should cause such a petition timely to be filed.

        Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon us. Within 20 days after service, we must file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. If we file a petition, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and we will bear the costs thereof. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        E.piphany stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the merger consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See the section titled "The Merger and Asset Sale—Material United States Federal Income Tax Consequences of the Special Distribution and the Merger" beginning on page 43.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger. A stockholder who has duly demanded appraisal will be entitled to receive the special distribution, if any, declared by the board of directors of E.piphany, if he or she is a stockholder on the record date for the special distribution, but will not be entitled to receive the merger consideration unless such stockholder duly withdraws his demand for appraisal or otherwise loses or abandons his appraisal rights.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the merger consideration under the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment of the merger consideration for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease, and any stockholder who demanded appraisal will become entitled to receive the merger consideration, without interest, pursuant to the merger agreement. Inasmuch as we have no obligation nor intention to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Failure by any E.piphany stockholder to comply fully with the procedures described above and set forth in Annex D to this proxy statement may result in termination of such stockholder's appraisal rights.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Form of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Subsidiary, a wholly-owned subsidiary of SSA Global and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly-owned subsidiary of SSA Global.

Description of Asset Sale

        Immediately prior to the effective time of the merger, unless either (i) E.piphany is otherwise notified by SSA Global prior to the effective time of the merger that SSA Global is abandoning the asset sale or (ii) a condition precedent for consummation of the asset sale is not satisfied, E.piphany will sell, assign, transfer, convey and deliver to Acquisition Subsidiary and Acquisition Subsidiary will purchase, acquire and accept from E.piphany, substantially all of the intellectual property assets of E.piphany. The purchase price for the purchased assets shall be an amount equal to $14,227,000, which is based on an appraisal by CBIZ Valuation Group, LLC, and shall be payable in immediately available same day funds at closing to an account designated by E.piphany at least three business days prior to the closing date. The asset sale shall not affect the consideration to be received by E.piphany's stockholders.

Report of CBIZ Valuation Group, LLC Regarding Valuation of Intellectual Property

Overview

        SSA Global retained CBIZ Valuation Group, LLC ("CBIZ") to perform a valuation of the Company's intellectual property assets to be purchased by Acquisition Subsidiary in the asset sale pursuant to the merger agreement. CBIZ's written report regarding the valuation was delivered on August 17, 2005. We and SSA Global have used this valuation as the fair market value of the intellectual property to be sold in the asset sale. We and SSA Global did not take into account this valuation in making the determination of whether to enter into the merger agreement or as to the fairness of the merger and the asset sale.

        The full text of CBIZ's written report, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is attached to this proxy statement as Annex E. CBIZ's report is also available for inspection and copying by our stockholders during regular business hours at our principal executive offices at 475 Concar Drive, San Mateo, California 94402. The description of CBIZ's report set forth below is intended to be a summary of the material provisions and does not purport to be complete. You are urged to read CBIZ's report carefully in its entirety.

        In connection with rendering its report, CBIZ, among other things:

  •
  reviewed our financial statements for the fiscal years ended December 31, 2002 through December 31, 2004 as well as financial statements for the quarters ended March 31, 2005 and June 30, 2005;

  •
  reviewed the operating forecast of the Company for the fiscal years ending December 31, 2005 through December 31, 2010 prepared by E.piphany personnel;

  •
  discussed with our personnel our historical operating results and the prospects for future results, as well as economic, industry and competitive trends;

  •
  reviewed the merger agreement;

  •
  discussed with our personnel the intellectual property assets;

  •
  reviewed our historical and forecasted capital and research and development expenditures; and

  •
  applied appropriate valuation techniques and procedures.

        As stated above, CBIZ's report was commissioned and rendered solely to provide a valuation of our intellectual property assets. Accordingly, CBIZ did not provide any opinion as to the fairness of the consideration to be paid in the asset sale. CBIZ's report does not address the merits of the underlying decision by us or SSA Global to engage in the asset sale and does not constitute a recommendation to any stockholder as to whether such stockholder should vote in favor of the proposed transaction or any other matter related thereto.

Summary of Analysis

        The following is a summary of CBIZ's report with respect to the valuation of the intellectual property. This summary does not purport to be a complete description of analyses performed by CBIZ in rendering its report. In order to understand fully the financial analyses used by CBIZ, you are urged to read CBIZ's report carefully in its entirety.

Methods

        In conducting its analysis, CBIZ considered the following generally accepted valuation methods: the income approach, the market approach and the cost approach. The income approach estimates the present value of anticipated future net cash flows or earnings that an asset is expected to generate over its remaining useful life with consideration given to the contribution of the other assets of the business. These cash flows or earnings are discounted at a rate appropriate for the risk of the asset. The market approach reflects the price at which comparable assets are purchased under similar circumstances. Under the market approach, recent transactions in the marketplace involving similar assets are analyzed. The cost approach estimates the current cost to purchase or replace the asset. A replacement cost is established and adjustments are made for obsolescence.

        CBIZ used the excess earnings approach, a form of the income approach, and the relief-from-royalty approach to determine the fair market value of the intellectual property.

        Under the excess earnings approach, the incremental earnings of the intellectual property are analyzed and discounted back to present value by the use of a risk-adjusted discount rate. CBIZ determined individual rates of return applicable to the contributory assets and estimated the effective "capital charge" to be deducted from the earnings of the intellectual property. CBIZ then applied an appropriate discount rate to discount the future stream of excess earnings related to the intellectual property.

        Under the relief-from-royalty approach, the value of the intellectual property is determined by calculating the present value of the after-tax cost savings associated with owning the intellectual property, and therefore not incurring the royalty payments for using the assets over the course of the assets' estimated useful lives.

  Excess Earnings Approach

        CBIZ isolated the earnings related to the intellectual property by performing an analysis of the contribution of the non-intellectual property assets to our earnings.

  Projected Revenues and Analysis of Contributory Assets

        Various contributory assets are required to generate the projected earnings for intellectual property. The required return on these assets was deducted from the earnings generated by our intellectual property assets in order to determine the incremental earnings specifically attributable to our intellectual property assets. After-tax capital charges were calculated by CBIZ for returns related to the following:

  •
  net working capital (current assets less current liabilities);

  •
  property, plant and equipment; and

  •
  assembled workforce.

  Discount Rate

        The excess earnings approach used for the valuation of the intellectual property requires the use of a discount rate to discount future cash flows to a present value. In estimating the applicable discount rate to be used, CBIZ analyzed the risks of an investment in us and considered our weighted average cost of capital.

        The weighted average cost of capital method is typically used as the discount rate at which to discount a company's debt-free future cash flows. This method incorporates the returns demanded by both debt holders and stockholders because pre-debt cash flows are discounted. Therefore, the costs of debt and equity must be considered in proportion to their relative capital contribution. This is performed by weighting the costs of the two components in the calculation of the cost of capital. CBIZ determined our weighted average cost of capital to be 14%. CBIZ then considered the intangible nature of the assets and the overall composition of our assets. Based on those factors, CBIZ selected a discount rate of 16%.

        Based on the excess earnings method, CBIZ determined the fair market value of the intellectual property to be $15,236,000.

  Relief-from-Royalty Approach

        The relief-from-royalty method assumes that the intellectual property is valuable because the owner of the intellectual property avoids the cost of licensing or creating an established intellectual property asset. Under this analysis, the value of the intellectual property is determined by calculating the present value of the after-tax cost savings associated with owning the intellectual property, and therefore not incurring the royalty payments for using the assets over the course of the assets' estimated useful lives. In this analysis, CBIZ assumed projected revenues, applicable royalty rate, life cycle of the intellectual property and the risk level of the anticipated revenue stream. An appropriate royalty rate was determined by analyzing royalty rates for intellectual property from similar high technology companies. The selected royalty rate was applied against our projected license revenues. The remaining useful life of the intellectual property was estimated to be five years based on our conversations with the Company's management.

        Based on the relief-from-royalty approach, CBIZ determined the fair market value of the intellectual property to be $13,218,000.

  Conclusion

        As a result of its analysis, it is the opinion of CBIZ that, based on an equally weighted average of the results of the excess earnings approach and relief-from-royalty approach, the fair market value of the intellectual property as of August 16, 2005 was reasonably stated as $14,227,000.

        CBIZ assumed that, as of the valuation date, E.piphany and our assets will continue to operate as configured as a going concern. CBIZ's analysis was based on the past and present financial condition of E.piphany and our assets and CBIZ assumed that we had no undisclosed real or contingent assets or liabilities, no unusual obligations or substantial commitments, or any litigation pending or threatened that would have a material effect on the analysis. CBIZ relied on the accuracy and completeness of the information and financial data provided by us, and its report is based upon such information. CBIZ further assumed that our intellectual property assets will be competently managed and maintained by financially sound owners over the expected period of ownership. Any use of projections or forecasts by CBIZ did not constitute an examination or compilation of prospective financial statements and CBIZ did not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements are in conformity with established guidelines. CBIZ rendered no opinion and assumed no responsibility for any matters of a legal nature. CBIZ has no obligation to update the report or revise the valuation due to events and transactions occurring subsequent to August 16, 2005.

  Fees Payable to CBIZ

        Pursuant to a letter agreement between CBIZ and SSA Global, dated August 10, 2005, CBIZ estimated that the professional fees for its engagement would be $20,000. The letter agreement also provided for reimbursement of CBIZ's out-of-pocket expenses, including communication, reproduction, data base access and courier charges, which are normally 5 to 10% of the total professional fees.

  Other Matters

        SSA Global selected CBIZ to perform a valuation of the intellectual property assets of E.piphany based on the reputation of CBIZ and its ability to conduct the valuation in a timely and cost-efficient manner. As part of CBIZ's valuation, financial advisory and litigation support services practice, CBIZ regularly performs valuation studies of assets. There has been no relationship between E.piphany and CBIZ over the past two years.

Merger Consideration and Special Distribution

        At the effective time of the merger, each outstanding share of our common stock, other than treasury shares and those shares held by stockholders who perfect their appraisal rights (as described in the section titled "The Merger and Asset Sale—Appraisal Rights"), will be converted into the right to receive $2.07 in cash (subject to adjustment if the special distribution is not paid in full or at all, but not to exceed $4.20 per share), without interest, as described below. Treasury shares will be canceled immediately prior to the effective time of the merger. The aggregate $4.20 per share price payable under the terms of the merger agreement shall be paid in the form of (i) a special distribution and (ii) cash merger consideration, as described below.

        Prior to, and subject to consummation of, the merger, with a record date immediately prior to the effective time of the merger, our board of directors shall, to the extent of funds legally available, declare a special cash distribution in the amount of $2.13 per share for each share of our common stock that you own immediately prior to the effective time of the merger, not to exceed $165 million in the aggregate.

        Following the completion of the merger, unless you have demanded and not withdrawn such demand for appraisal rights, you shall be entitled to receive, in addition to the special distribution you will receive from us, cash merger consideration in the amount of $2.07 per share for each share of our common stock that you own immediately prior to the effective time of the merger. If, however, our board of directors cannot, or does not, declare and pay a special cash distribution in the amount of $2.13 per share for each share of our common stock that you own immediately prior to the effective time of the merger, the cash merger consideration you are entitled to receive shall be increased by an amount so that the aggregate of the special distribution and the cash merger consideration is equal to $4.20 per share for each share of our common stock that you own immediately prior to the effective time of the merger.

        As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of our common stock will cease to have any rights as a stockholder, except the right to receive the merger consideration. The aggregate $4.20 per share in special distribution and merger consideration was determined through arm's-length negotiations between SSA Global and us.

Conversion of Shares; Procedures for Exchange of Certificates

        The conversion of our common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, the paying agent selected by SSA Global will send a letter of transmittal to each former E.piphany stockholder. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock. You should not return stock certificates with the enclosed proxy.

        Upon surrender of a stock certificate representing shares of our common stock together with a duly completed and validly executed letter of transmittal and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent on behalf of SSA Global and the surviving corporation in the merger, as promptly as practicable in accordance with the paying agent's customary procedures, the cash merger consideration for each share represented by the stock certificate and that stock certificate will be cancelled.

        In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

  •
  the certificate is properly endorsed or otherwise is in proper form for transfer, and

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  the person requesting such payment:

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  pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate; or

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  establishes to us, the surviving corporation in the merger, that the tax has been paid or is not applicable.

        No interest will be paid or accrue on any cash payable upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

Effect on Awards Outstanding Under E.piphany's Stock Plans

        Stock options.    Any outstanding options that have not been previously forfeited as of the effective time of the merger will be accelerated and the holder of a stock option will have the right to receive in consideration for the cancellation of the stock option an amount (net of applicable withholding taxes) equal to (A) the excess, if any, of (i) the sum of the cash merger consideration and special distribution, in the aggregate, which shall represent $4.20 per share, less (ii) the exercise price per share of such option, multiplied by (B) the total number of shares of common stock subject to such option, without any interest thereon.

        All holders of outstanding options to purchase our common stock with an exercise price equal to or greater than $4.20 per share will automatically have their options terminated prior to the effective time of the merger and such options will have no further force or effect.

  Restricted Stock

        Under the merger agreement, at the effective time of the merger, all repurchase rights on behalf of E.piphany shall lapse and the holder will be eligible to receive in the aggregate $4.20 in cash per share as a result of the cash consideration payable pursuant to the merger and the special distribution to be declared by E.piphany prior to the effective time of the merger with a record date immediately prior to the effective time.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by SSA Global and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after satisfaction or waiver of the conditions to the completion of the merger and the asset sale described in the merger agreement which will not be later than the second business day following the satisfaction or waiver of such closing conditions.

Delisting and Deregistration of E.piphany's Common Stock

        If the merger is completed, our common stock will no longer be traded on The Nasdaq Stock Market's National Market and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences of the Special Distribution and the Merger

        This section discusses the material United States federal income tax consequences of the special distribution and the merger to our stockholders whose shares of our common stock are surrendered in the merger and who have the right to receive aggregate cash consideration of $4.20 per share or who receive cash in respect of dissenting shares of our common stock. The discussion below applies only to our stockholders that hold our common stock as capital assets at the time of the merger (generally, for investment), and the discussion may not apply to:

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  stockholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction);

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  stockholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates;

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  persons with a "functional currency" other than the U.S. dollar;

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  investors in pass-through entities;

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  retirement plans and tax-exempt organizations; or

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  stockholders who acquired our common stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation.

        The discussion below is based upon United States federal income tax laws and regulations as in effect as of the date of this proxy statement, and existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to our stockholders.

        The cash consideration paid to stockholders in the form of the special distribution should be treated for U.S. federal income tax purposes as received in a taxable exchange in the same manner as the cash consideration paid to stockholders in the merger. It is possible, however, that the special distribution could be treated as a dividend to the extent of our current and accumulated earnings and profits, including any earnings and profits attributable to the asset sale. In light of the fact that the special distribution is a condition to the merger and our stockholders will not have any continuing ownership interest in E.piphany following the merger, we believe that the special distribution should not be treated as a dividend. Assuming all of the cash consideration is treated as received in a taxable exchange, then, an E.piphany stockholder generally will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the cash received by the stockholder pursuant to the special distribution and the merger or in respect of a dissenting share, as the case may be, and the stockholder's adjusted tax basis in the shares of our common stock surrendered, provided that a portion of any payment to a stockholder exercising appraisal or dissenter's rights may be taxable as interest income. Gain or loss must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered in the merger or surrendered pursuant to the exercise of appraisal or dissenters' rights, as the case may be. If at the time of the merger a non-corporate stockholder's holding period for the shares of our common stock is more than one year, any gain recognized generally will be subject to United States federal income tax at a maximum rate of 15%. If the non-corporate stockholder's holding period for the shares of common stock is one year or less at the time of the merger, any gain will be subject to United States federal income tax at the same rate as ordinary income. There are limits on the deductibility of capital losses.

        Cash consideration received by our non-corporate stockholders in the special distribution and the merger or in respect of a dissenting share of our common stock, as the case may be, may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

        Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's United States federal income tax liability and may entitle the stockholder to a refund, provided the stockholder furnishes specified required information to the Internal Revenue Service.

        Holders of our common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the special distribution and the merger, including the applicability and effect of United States federal, state, local and foreign income and other tax laws in their particular circumstances.

Regulatory Matters

        United States Antitrust.    E.piphany and SSA Global are required, under the HSR Act, to notify and furnish required information to the Antitrust Division of the U.S. Department of Justice and to the U.S. Federal Trade Commission prior to completing the merger, and the merger cannot be completed until these notifications and filings have been made and the required waiting period (and any extension thereof) has expired or been earlier terminated. The Department of Justice and the Federal Trade Commission reviewed the merger under the HSR Act and granted early termination of the 30-day waiting period under the HSR Act on August 29, 2005. Even though the waiting period has been terminated, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

        Germany Antitrust.    The parties filed a merger notification letter with the German Federal Cartel Office (Bundeskartellamt—"FCO") under Section 39 of the German Act against Restrictions of Competition (Gesetz gegen Wettbewerbsbeschrankungen), as amended, on August 26, 2005. From the receipt of a complete notification by the FCO, the FCO has one month to either clear the merger or, if the transaction raises competition concerns and the FCO determines that further investigation is required, to extend the review period to a total of four months from the submission date, which, in exceptional cases with the consent of the parties, may be further extended. Until the FCO has issued a decision the merger may not be consummated. However, in a straight-forward case, the FCO may well issue a clearance before the one month period expires.

        General.    Any other filings material to completion of the merger and asset sale will be effected as soon as possible. It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that SSA Global or we will be able to satisfy or comply with these conditions or be able to cause our respective subsidiaries to satisfy or comply with these conditions, or that compliance or noncompliance will not have adverse consequences for SSA Global after completion of the merger, or that the required regulatory approvals will be obtained within the time frame contemplated by SSA Global and us or on terms that will be satisfactory to SSA Global and us. See the section titled "The Merger Agreement—Conditions to the Merger" on page 46.

Continuation of E.piphany's Employee Benefits

        SSA Global has agreed that the employees of E.piphany who are retained following the effective time of the merger (the "Retained Employees") will receive credit for all service to us including credit for earned but unused vacation and accrued vacation. For a period of one year following the effective time of the merger, the Retained Employees will be entitled to the same base salary and will be eligible to receive employee benefits that are in the aggregate no less favorable than the employee benefits provided to similarly situated employees of SSA Global and its subsidiaries.

Litigation

        On August 9, 2005, an action titled Communication Workers of America Plan for Employees' Pension and Death Benefits v. E.piphany, Inc., et al., No. CIV 448816, was filed in the Superior Court of the State of California for the County of San Mateo. In this action, the plaintiff named as defendants E.piphany and all members of E.piphany's board of directors. In pursuing this action, the plaintiff purports to represent all public stockholders of E.piphany who are similarly situated with the plaintiff. Among other things, the complaint alleges that defendants, in approving the proposed merger of E.piphany with a wholly-owned subsidiary of SSA Global involving payments to E.piphany's stockholders of $4.20 per share, breached fiduciary duties owed to E.piphany stockholders because defendants failed to take steps to maximize the value of E.piphany to its public stockholders. The complaint further alleges that instead of seeking the highest price reasonably available for E.piphany stockholders, the defendants engaged in a process designed to ensure that SSA Global, and only SSA Global, acquired E.piphany. The complaint seeks, among other things, class certification and certain forms of equitable relief, including enjoining the consummation of the merger. Defendants believe that the allegations are without merit and intend to vigorously contest the action. There can be no assurance, however, that the defendants will be successful in their defense of the action.

THE MERGER AGREEMENT

        The following description summarizes the material provisions of the merger agreement. Stockholders should read carefully the merger agreement, which is attached to this proxy statement as Annex A.

Conditions to the Merger

        The parties' obligations to effect the merger are subject to the satisfaction or waiver of various conditions which include the following:

        SSA Global and E.piphany are obligated to effect the merger and the asset sale only if the following conditions are satisfied or waived:

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  the holders of a majority of the outstanding shares of our common stock must have voted in favor of adoption of the merger agreement and approval of the asset sale;

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  the waiting period required under the HSR Act must have expired or been terminated and the merger must have been approved by the German Federal Cartel Office;

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  any other governmental or regulatory approvals or waiting periods must have been received or terminated or must have expired, if the failure to obtain or occur of such approvals or terminated or expired waiting periods would make the merger illegal in the United States or the European Union or would reasonably be likely to result in a material adverse effect on us or on our ability to complete the transactions contemplated by the merger agreement;

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  no preliminary or permanent order or other injunction issued by any court of competent jurisdiction restraining or prohibiting, and no pending or threatened governmental or regulatory actions or proceedings seeking to restrain or prohibit, consummation of the merger and the asset sale may be in effect;

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  no action has been taken and no statute, judgment or executive order has been promulgated or issued that would prohibit or make illegal the merger or the asset sale; and

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  the asset sale must have been consummated, unless either (i) E.piphany is otherwise notified by SSA Global prior to the effective time of the merger that SSA Global is abandoning the asset sale or (ii) the asset sale cannot be consummated in a timely manner, or at all, for any reason other than the failure of the asset sale to have been approved by the requisite affirmative vote of E.piphany's stockholders at the special meeting. If the asset sale cannot be consummated for any reason other than the failure to receive stockholder approval, the merger will nonetheless proceed subject to the other closing conditions.

        SSA Global will not be obligated to effect the merger and the asset sale unless the following conditions are satisfied or waived:

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  we have performed all of our obligations set forth in the merger agreement in all material respects;

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  our representations and warranties must be true and correct, except for any failures to be so true and correct that would not result in, or would not reasonably be expected to result in, a material adverse effect on us or on our ability to complete the transactions contemplated by the merger agreement;

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  an event that had, or which could reasonably be expected to have, a material adverse effect on us or on our ability to complete the transactions contemplated by the merger agreement has not occurred; and

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  all of our and our subsidiaries' directors shall have resigned no later than the effective time of the merger.

        In addition, SSA Global will not be obligated to effect the merger if there is pending or threatened any action or proceeding by any governmental or regulatory entity:

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  seeking to restrain or prohibit the completion of the merger or asset sale or seeking to obtain from E.piphany, SSA Global or any of their respective affiliates any damages that are material in relation to E.piphany and its subsidiaries taken as a whole; or

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  seeking to prohibit or materially limit ownership or operation by E.piphany, SSA Global or any of their respective subsidiaries of any material portion of the business or assets of E.piphany, SSA Global or any of their respective affiliates, or to compel E.piphany, SSA Global or any of their respective affiliates to dispose of or hold separate any material portion of the business or assets of E.piphany, SSA Global or any of their respective affiliates, as a result of the merger or the asset sale.

        SSA Global's obligation to effect the merger is subject to the further condition that there is not any law, regulation, order, injunction or decree issued, promulgated or enforced by any governmental or regulatory entity that would reasonably be expected to result in a material adverse effect on us or on our ability to complete the transactions contemplated by the merger agreement.

        We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  each of SSA Global, Merger Subsidiary and Acquisition Subsidiary must have performed all of their obligations set forth in the merger agreement in all material respects; and

  •
  the representations and warranties of SSA Global, Merger Subsidiary and Acquisition Subsidiary must be true and correct, except for any failures to be so true and correct that would not result in, or would not reasonably be expected to result in a material adverse effect on their ability to perform their obligations set forth in the merger agreement or consummate the transactions contemplated in the merger agreement.

Material Adverse Effect

        The merger agreement provides that a "material adverse effect" means, when used in connection with us, any event, change, occurrence, effect, fact, violation, development or circumstance that has or is reasonably likely to have a material adverse effect on (a) our ability to perform our obligations in all material respects under the merger agreement or (b) on the business, properties, assets, liabilities, condition and operations of us and our subsidiaries, taken as a whole. However, the following, alone or in combination, will not be deemed to constitute a material adverse effect and will not be taken into account in determining whether there has been or will be a material adverse effect on us:

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  any change in the market price or trading volume of our stock (provided that any underlying effect that gave rise to such change shall be taken into account in determining whether there has been or would be a material adverse effect);

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  any failure by us to meet internal projections or forecasts or published revenue or earnings predictions for any period ending before or after the date of the merger agreement (provided that any underlying effect that gave rise to such failure shall be taken into account in determining whether there has been or would be a material adverse effect);

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  any change, occurrence, effect, fact, violation or circumstance resulting from the announcement or pendency of the merger;

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  any change, occurrence, effect, fact, violation or circumstance resulting from any action or inaction by SSA Global, Merger Subsidiary or Acquisition Subsidiary;

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  any change, occurrence, effect, fact, violation or circumstance attributable to conditions affecting (i) the industries in which we participate, (ii) the U.S. economy or (iii) foreign economies in any location where we or any of our subsidiaries have material operations or sales;

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  any change, occurrence, effect, fact, violation or circumstance resulting from or relating to compliance with the terms of, or the taking of any action required by, or the failure to take any action prohibited by, the merger agreement; or

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  any litigation brought or threatened by our stockholders arising out of or in connection with the announcement of the merger agreement or the consummation of the transactions contemplated therein.

Non-Solicitation

        We have agreed that we and our subsidiaries will not, and will not authorize or permit any of our representatives to, take any action:

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  to solicit, initiate or knowingly encourage or facilitate the making or submission of any alternative acquisition proposal;

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  to enter into any agreement, contract or commitment with respect to any alternative acquisition proposal or to agree to approve or endorse any alternative acquisition proposal or enter into any agreement, contract or commitment that would require us to abandon, terminate or fail to consummate the merger or the asset sale;

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  to initiate or participate in any way in any discussions or negotiations with or furnish or disclose any information to, any person (other than SSA Global, Merger Subsidiary or Acquisition Subsidiary) in furtherance of any proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal; or

  •
  to grant any waiver or release under any standstill, confidentiality or similar agreement relating to a possible merger with, or acquisition of, E.piphany.

        The merger agreement does provide that at any time prior to obtaining stockholder approval with respect to the merger with Merger Subsidiary, our board of directors may, in response to a bona fide written acquisition proposal that was unsolicited and did not otherwise result from a breach of the non-solicitation provisions of the merger agreement, and otherwise in compliance with our obligations set forth in the merger agreement request clarifications from, or furnish information to (but not enter into discussions with) any person which makes such unsolicited acquisition proposal, for the purpose of obtaining information reasonably necessary to ascertain whether such acquisition proposal is, or could reasonably be expected to lead to, a superior proposal, if such action is taken subject to a confidentiality agreement which contains terms that are equivalent to the terms of the confidentiality agreement that we and SSA Global have executed in connection with the merger and such action is taken solely for the purpose of obtaining information reasonably necessary to ascertain whether such acquisition proposal is a superior proposal.

        At any time prior to obtaining the stockholder approval, we may also participate in discussions or negotiations with, request clarifications from, or furnish information to, any person which makes such unsolicited acquisition proposal if (a) such action is taken subject to a confidentiality agreement with us which contains terms that are equivalent to the terms of the confidentiality agreement that we and SSA Global have executed in connection with the merger; (b) our board of directors reasonably determines in good faith (after consultation with outside nationally recognized legal counsel and financial advisor) that such acquisition proposal is, or could reasonably be expected to result in, a superior proposal; and (c) our board of directors determines in good faith (after consultation with outside nationally recognized legal counsel) that failure to take such actions would be inconsistent with its fiduciary duties under applicable law.

        The merger agreement provides that the term "acquisition proposal" means:

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  any proposal or offer from any person or group relating to any direct or indirect acquisition or purchase of:

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  15% or more of the consolidated assets of us and our subsidiaries or 15% or more of any class of equity securities of us or our subsidiaries;

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  any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 15% or more of any class of equity securities of us or our subsidiaries or the filing with the SEC of a registration statement in connection therewith; or

  •
  any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving us or any of our subsidiaries; or

  •
  any public announcement by or on behalf of us or our subsidiaries or by any third party of a proposal, plan or intention (or agreement) to do any of the foregoing.

        The merger agreement provides that, subject to our termination right in connection with a superior proposal as described in the section titled "Termination" below, neither our board of directors nor any committee of our board will:

  •
  withdraw, modify or amend, or publicly propose to withdraw, modify or amend, in any manner adverse to SSA Global, Merger Subsidiary or Acquisition Subsidiary, the approval, adoption or recommendation of the merger, the asset sale or the merger agreement;

  •
  approve or recommend any alternative acquisition proposal;

  •
  cause us to accept such alternative acquisition proposal; or

  •
  resolve to do any of the foregoing.

        Notwithstanding the foregoing, our board of directors may withdraw, modify or amend such recommendation prior to obtaining our stockholders' approval of the merger if (a) we have complied with our non-solicitation obligations under the merger agreement, (b) our board of directors reasonably determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties and (c) prior to taking such actions, our board of directors shall have given SSA Global 48 hours notice of its intention to take such action and the opportunity to propose changes to the merger agreement and we negotiate in good faith with respect to such changes.

        The merger agreement provides that the term "superior proposal" means a bona fide written proposal or offer made by any person (other than SSA Global or an affiliate of SSA Global) to acquire:

  •
  more than 50% of the shares of our common stock pursuant to a tender offer, separately or followed by a merger;

  •
  all of the shares of our common stock pursuant to a merger or otherwise; or

  •
  all or substantially all of the assets of us and our subsidiaries.

        Such superior proposal also must be on terms:

  •
  which our board of directors determines in good faith would, if consummated, be more favorable from a financial point of view to us or our stockholders than the transactions contemplated by the merger agreement;

  •
  which our board of directors determines in good faith is reasonably capable of being consummated;

  •
  which, at the time the superior proposal is accepted, is not conditioned on the receipt of any financing; and

  •
  which is not made in material violation of any standstill, confidentiality or similar agreement entered into by us or otherwise entered into for the benefit of, or enforceable by, us.

Termination

        SSA Global and we can terminate the merger agreement under certain circumstances, including:

  •
  by mutual written consent of SSA Global and us;

  •
  by either SSA Global or us, if the merger has not been completed on or prior to January 2, 2006, provided, however, that this right to terminate the merger agreement will not be available to a party whose material failure to fulfill any of its obligations under the merger agreement was a principal cause of the failure of the merger and the asset sale to have been consummated;

  •
  by either SSA Global or us, if any governmental or regulatory entity or court of competent jurisdiction has issued any nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of preventing consummation of the merger or the asset sale, provided that such right to terminate the merger agreement is not available to a party whose material failure to fulfill any obligation under the merger agreement is the principal cause of or results in such order, decree, ruling or action;

  •
  by either SSA Global or us, if our stockholders do not approve the asset sale or adopt the merger agreement at a duly held stockholders meeting;

  •
  by SSA Global in the event that we take any of the following actions:

  •
  withdraw, modify or amend in a manner adverse to SSA Global or Merger Subsidiary, or propose publicly to withdraw or modify in a manner adverse to SSA Global or Merger Subsidiary, the recommendation by our board of directors of the merger agreement or the merger and the asset sale;

  •
  approve or recommend, or publicly propose to approve or recommend, or enter into any agreement with respect to (other than a confidentiality agreement otherwise permitted by the merger agreement), any alternative acquisition proposal;

  •
  after an alternative acquisition proposal has been made public, our board of directors fails to affirm its recommendation and approval of the merger agreement and the merger and the asset sale within ten business days of a request by SSA Global to do so; or

  •
  a tender offer or exchange offer constituting an alternative acquisition proposal is commenced and our board of directors does not recommend against acceptance of such offer;

  •
  by us, if prior to obtaining stockholder approval of the merger, we receive a superior proposal and:

  •
  our board of directors reasonably determines in good faith that failure to terminate the merger agreement and enter into an agreement to effect the superior proposal would be inconsistent with its fiduciary duties;

  •
  concurrently with exercising our termination right, we enter into an acquisition agreement in connection with the superior proposal;

  •
  the superior proposal was unsolicited and did not otherwise result from a breach of our covenant relating to non-solicitation;

    •
    we have complied with our covenant relating to non-solicitation in connection with the superior proposal;

    •
    before exercising this termination right, we have provided SSA Global three business days written notice advising SSA Global that our board of directors has received a superior proposal, specifying the terms and conditions of the superior proposal, identifying the person making the superior proposal and stating that our board of directors intends to exercise its right to terminate the merger agreement, we have cooperated with SSA Global, and after such three business day period the alternative acquisition proposal continues to constitute a superior proposal and our board of directors continues to reasonably determine in good faith that failure to terminate the merger agreement and enter into an agreement to effect the superior proposal would be inconsistent with its fiduciary duties; and

    •
    we pay SSA Global an $8.23 million termination fee and reimburse SSA Global's expenses, up to $1.65 million, concurrently with termination of the merger agreement;

  •
  by SSA Global if we breach our non-solicitation obligations set forth in the merger agreement;

  •
  by SSA Global if we breach or fail to perform any of our representations, warranties or covenants set forth in the merger agreement and such breach or failure to perform would cause the conditions related to our representations, warranties and covenants not to be satisfied and either cannot be cured or has not been cured prior to the earlier of (i) the twentieth day following receipt of written notice of such breach from SSA Global and (ii) January 7, 2006; or

  •
  by us if SSA Global, Merger Subsidiary or Acquisition Subsidiary breaches or fails to perform any of their representations, warranties or covenants set forth in the merger agreement and such breach or failure to perform would cause the conditions related to their representations, warranties and covenants not to be satisfied and either cannot be cured or has not been cured prior to the earlier of (i) the twentieth day following receipt of written notice of such breach from us and (ii) January 7, 2006.

Conduct of Business Pending the Merger

        Under the merger agreement, we have agreed that prior to the effective time of the merger, subject to certain exceptions, unless we obtain SSA Global's written consent (and SSA Global's decision with respect to that consent may not be unreasonably withheld) we will and will cause each of our subsidiaries to act and carry on our and their businesses in the ordinary course consistent with past practice and use reasonable best efforts to maintain and preserve our and our subsidiaries' business organization, assets and properties, keep available the services of our officers and key employees and maintain and preserve our advantageous business relationships with customers, clients, suppliers, and others having material business dealings with us and them. In addition, we have agreed that, subject to certain exceptions, we shall not, and shall not permit any of our subsidiaries to, without SSA Global's written consent (and SSA Global's decision with respect to that consent may not be unreasonably withheld or delayed):

  •
  amend the certificate of incorporation or by-laws or other comparable organizational documents of us or any of our subsidiaries except as contemplated by the merger agreement;

  •
  declare, set aside or pay any dividend or other distribution payable in cash, securities or other property with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of our or our subsidiaries' capital stock or other equity interests, except for certain exceptions and except as contemplated by the merger agreement;

  •
  sell, transfer or pledge or agree to sell, transfer or pledge, any of our or our subsidiaries capital stock or other equity interests owned by us or our subsidiaries in any other person;

  •
  issue or sell or authorize to issue or sell any shares of our or our subsidiaries capital stock, any other equity interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, commitments or rights of any kind to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of our or our subsidiaries capital stock, or voting debt or other securities, or make any other change in our or our subsidiaries' capital structure, other than the issuance of shares of our common stock upon the exercise of stock options or pursuant to the terms of our stock purchase plan;

  •
  acquire, authorize or make or commit to make any investments in, or capital contributions to, any person;

  •
  make or commit to make any or enter into any contracts to be performed relating to the making of capital expenditures, in excess of $25,000 during any calendar year or $100,000 in the aggregate;

  •
  acquire by merging or consolidating with, by purchasing an equity interest in or by purchasing all or a portion of the assets of, or by any other manner, any business or any entity other than the purchase of equipment, inventories and supplies in the ordinary course of business consistent with past practice;

  •
  transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or otherwise encumber or subject to any lien any of its material assets or other assets valued individually in excess of $10,000, subject to certain exceptions;

  •
  except as required by the merger agreement or as required to comply with applicable law or any existing employee and director benefit plan or arrangements in effect on August 3, 2005:

  •
  increase the compensation or fringe benefits of any of our directors, officers or employees other than immaterial increases to non-officer employees in the ordinary course of business and consistent with past practices;

  •
  grant any severance or termination pay not currently required to be paid under existing severance plans, policies or arrangements except with respect to our non-officer employees in the ordinary course of business and consistent with past practice;

  •
  enter into, amend, modify or replace any employment, benefit, consulting or severance policy or arrangement with any of our or our subsidiaries' present or former directors, officers or other employees;

  •
  establish, adopt, enter into or (with certain tax treatment exceptions) amend, modify, supplement, replace or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, or other similar agreements for the collective benefit of any of our or our subsidiaries' directors, officers or employees;

  •
  loan or advance any money or other property to any present or former director, officer or employee of us or our subsidiaries, except for certain specified expenses in the ordinary course of business in amounts of $5,000 or less to any person and $25,000 in the aggregate outstanding on any date of determination;

  •
  grant any equity or equity-based awards; or

  •
  allow for the commencement of new offering periods under any of our employee stock purchase plans.

  •
  except as required by GAAP or applicable law, make any changes in financial or tax accounting methods, principles or practices;

  •
  except as contemplated by the merger agreement, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of us or any of our subsidiaries or any agreement relating to an alternative acquisition proposal;

  •
  incur, assume, modify or prepay any indebtedness for borrowed money, issue any debt securities or warrants, or other rights to acquire any of our or our subsidiaries' debt securities, issue any credit notes for future goods or services, or guarantee, endorse or otherwise become liable or responsible for the obligations or indebtedness for any other person, or make any loans, extensions of credit or advances to any other person, subject to certain exceptions;

  •
  except as provided in the merger agreement, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance or other compensation or benefits;

  •
  pay, discharge, settle or satisfy any claims, litigation, liabilities or obligations other than:

  •
  in the ordinary course of business consistent with past practices, liabilities reflected or reserved against in the March 31, 2005 balance sheet included in our SEC documents or liabilities (other than litigation) subsequently incurred in the ordinary course of business consistent with past practice; and

  •
  other claims, litigation, liabilities or obligations that in the aggregate do not exceed $200,000;

  •
  plan, announce, implement or effectuate any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of our or our subsidiaries' employees, other than routine employee terminations in the ordinary course of business and consistent with past practice;

  •
  take any action or omit to take any action which would restrict or impair the ability of SSA Global or Merger Subsidiary to vote or exercise the rights and receive the benefits of a stockholder with respect to our securities that may be acquired or controlled by SSA Global or Merger Subsidiary, or any action which would permit any person to acquire our or our subsidiaries' securities on a basis not available to SSA Global or Merger Subsidiary;

  •
  enter into any new material line of business, enter into any agreement that restrains, limits or impedes our or our subsidiaries ability to compete with or conduct any business or enter into any agreement on terms less favorable than our or our subsidiaries' normal terms;

  •
  take any action or omit to take any actions which constitutes a violation of any permit, approval, license or authorization from any governmental or regulatory entity necessary for the ownership of assets and lawful conduct of our and our subsidiaries' business as now conducted and as currently contemplated ("Permits"), which violations would result in or would reasonably be likely to result in the modification, suspension, cancellation or termination of a Permit or otherwise have or would reasonably be likely to have a material adverse impact on any customer or client contract or relationship, or would or would reasonably be likely to materially impede, delay or make more burdensome for the surviving corporation in the merger or SSA Global to obtain and maintain any authorizations, approvals, consents or orders from any governmental or regulatory entity or other third party necessary or required to maintain the Permits in effect as of the date of the merger agreement in effect at all times following the merger on the same terms as in effect on the date of the merger agreement;

  •
  file or cause to be filed any materially amended tax returns or claims for refund; make or rescind any material tax election or otherwise fail to prepare all tax returns in a manner which is consistent with the our past practice; incur any material liability for taxes other than in the ordinary course of business; or enter into any settlement or closing agreement with a taxing authority that materially increases or would reasonably be likely to materially increase the tax liability of us or any of our subsidiaries for any period;

  •
  fail to maintain with current or other financially responsible insurance companies insurance on our assets, tangible and intangible, and our businesses in such amounts and against such risks and losses as are consistent with past practice and standard practice in our industry;

  •
  approve any "business combination", or approve any person or entity becoming an "interested stockholder" (in each case as such terms are defined in Section 203 of the Delaware General Corporation Law);

  •
  adopt or authorize any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover plan"; or

  •
  authorize, agree or announce an intention to take any of, the actions described in the previous bullet points.

Amendment; Extension and Waiver

        The merger agreement may be amended by the parties in writing at any time, before or after stockholder approval of the merger has been obtained. However, if the merger agreement is to be amended after stockholder approval has been obtained, no amendment will be allowed that by law requires further approval by our stockholders without the further approval of those stockholders. Any amendment must be made in writing.

        At any time prior to the effective time of the merger, the parties may

  •
  extend the time for the performance of any of the obligations or other acts of the other parties;

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  •
  waive compliance with any of the agreements or conditions contained in the merger agreement.

Expenses

        The merger agreement provides that regardless of whether the merger is consummated, all expenses, other than as set forth below, incurred by the parties shall be borne by the party incurring such expenses.

        We have agreed to pay SSA Global's expenses associated with this transaction, not to exceed $1.65 million, should the merger agreement be terminated as a result of the failure of our stockholders to approve the merger agreement at a time when another acquisition proposal has been made and not publicly withdrawn.

Termination Fee

        We have agreed to pay to SSA Global a termination fee of $8.23 million, and reimburse SSA Global's expenses, up to $1.65 million, if the merger agreement is terminated:

  •
  by SSA Global if (i) our board of directors withdraws, modifies or amends its recommendation, (ii) our board of directors approves or recommends an alternative acquisition proposal, (iii) after an alternative acquisition proposal has been made publicly, our board of directors fails to affirm its recommendation of this transaction within ten business days of a request by SSA Global to do so, or (iv) a tender offer or exchange offer for an alternative acquisition proposal is made and our board of directors does not recommend against acceptance of such offer;

  •
  by us if we receive a superior proposal and our board of directors reasonably determines in good faith that failure to terminate the merger agreement and enter into an agreement to effect the superior proposal would be inconsistent with its fiduciary duties;

  •
  by SSA Global if we breach our obligations under the non-solicitation provisions of the merger agreement; or

  •
  by either party at a time when an alternative acquisition proposal has been made publicly, prior to its being withdrawn the merger agreement is terminated for failure to consummate the merger and the asset sale on or prior to January 2, 2006 as a result of the failure of our stockholders to adopt the merger agreement and approve the asset sale, and within twelve months of such termination we enter into an agreement with respect to or consummate any alternative acquisition proposal.

Representations and Warranties

        The merger agreement contains customary representations and warranties relating to, among other things:

  •
  corporate organization and similar matters with respect to each of SSA Global and us and our subsidiaries;

  •
  our capital structure;

  •
  authorization, execution, delivery, performance and enforceability of, the merger agreement and related matters with respect to each of SSA Global and us;

  •
  required consents, approvals, orders and authorizations of governmental authorities and third parties relating to, the merger agreement and related matters with respect to each of SSA Global and us;

  •
  documents we have filed with the SEC, the accuracy of the financial statements and other information contained in such documents;

  •
  the absence of undisclosed liabilities by us;

  •
  absence of material adverse effects, dividends, stock splits, combinations or reclassifications of capital stock, certain employee related events, changes in financial or tax accounting methods, tax elections or revaluations of assets, in each case since March 31, 2005;

  •
  tax matters with respect to us;

  •
  title to our material properties and assets and rights to leasehold interests;

  •
  our intellectual property;

  •
  matters relating to our products;

  •
  certain of our agreements, contracts and commitments;

  •
  pending or threatened litigation against or binding upon us or any of our subsidiaries or seeking to prevent the merger or asset sale;

  •
  environmental matters that are reasonably likely to have a material adverse effect on us or on our ability to complete the transactions contemplated by the merger agreement;

  •
  our benefit plans, employment agreements and labor relations;

  •
  our compliance with applicable laws;

  •
  matters relating to certain permits and licenses;

  •
  labor matters;

  •
  insurance matters;

  •
  compliance of this proxy statement with applicable requirements;

  •
  receipt of fairness opinion from Morgan Stanley;

  •
  engagement of, and payment of fees to, brokers, investment bankers and financial advisors by us or SSA Global, and amount of fees payable to other advisors by us in connection with the merger agreement and the merger and asset sale;

  •
  required vote of our stockholders;

  •
  inapplicability of certain state anti-takeover statutory requirements to the merger or the asset sale and that neither we nor our subsidiaries has a stockholder rights plan;

  •
  title to assets sold in the asset sale;

  •
  sufficiency of SSA Global's capital resources to pay the merger consideration; and

  •
  ownership by SSA Global of Merger Subsidiary and Acquisition Subsidiary.

E.piphany Certificate of Incorporation and Bylaws

        As of the effective time of the merger, our certificate of incorporation, as amended, and by-laws will be amended to be in the forms attached to the merger agreement.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the common stock beneficially owned as of August 22, 2005 by:

  •
  each person who is known by us to beneficially own 5% or more of our outstanding common stock;

  •
  each of our executive officers;

  •
  each of our directors; and

  •
  all our officers and directors as a group.

        Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after August 22, 2005. Percentage of beneficial ownership is based on 77,621,531 shares outstanding as of August 22, 2005. Beneficial ownership calculations for 5% stockholders are based solely on publicly filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the SEC. Except as otherwise noted, the address of each person listed in the table is c/o E.piphany, Inc., 475 Concar Drive, San Mateo, California 94402.

Name and Address of Beneficial Owner	Number of Shares Owned(1)	Options(2)	Percentage of Shares Beneficially Owned
Columbia Wanger Asset Management, L.P.(3) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	8,998,200	—	11.60%
Merrill Lynch & Co., Inc.(4) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	6,337,178	—	8.16%
Schroeder Investment Management North America Inc.(5) 875 Third Avenue, 22nd Floor New York, NY 10022	5,253,023	—	6.77%
Wells Fargo & Company(6) 420 Montgomery Street San Francisco, CA 94104	4,810,090	—	6.20%
Galleon Management, L.P.(7) 135 East 57th Street, 16th Floor New York, NY 10022	3,998,843	—	5.15%
Karen A. Richardson(8)	413,908	1,233,598	2.12%
Phillip M. Fernandez(9)	72,082	1,016,332	1.40%
Kevin J. Yeaman(10)	88,878	590,624	*
Ashok Santhanam	—	—	*
Andrew Sherman(11)	48,186	168,572	*
Roger S. Siboni	1,111,812	55,000	1.50%
Robert L. Joss	15,000	154,582	*
Douglas J. Mackenzie	226,259	60,832	*
Mohan Gyani	—	26,943	*
Fred D. Anderson	—	31,110	*
All directors and executive officers as a group (10 persons)(12)	1,976,125	3,337,593	6.85%

*
Less than 1% of the outstanding shares of common stock.

(1)
For each officer and director, and for the directors and executive officers as a group, this number excludes the number of options set forth in the options column.

(2)
All such options are exercisable within 60 days of the record date.

(3)
The information above and in this footnote is based on information taken from the Schedule 13G of Columbia Wanger Asset Management, L.P., filed with the SEC on February 11, 2005. Columbia Wanger Asset Management, L.P. has shared voting and shared dispositive power with WAM Acquisition GP, Inc., the general partner of Columbia Wanger Asset Management, L.P., and Columbia Acorn Trust over the 8,998,200 shares of our common stock.

(4)
The information above and in this footnote is based on information taken from the Schedule 13G of Merrill Lynch & Co., Inc., filed with the SEC on January 19, 2005. Merrill Lynch & Co., Inc. has shared voting and shared dispositive power with Master Value Opportunities Trust over the 6,337,178 shares of our common stock.

(5)
The information above and in this footnote is based on information taken from the Schedule 13G of Schroeder Investment Management North America Inc., filed with the SEC on February 14, 2005. Schroeder Investment Management North America Inc. has shared voting and shared dispositive power with Schroeder Investment Management International Ltd. over the 5,253,023 shares of our common stock.

(6)
The information above and in this footnote is based on information taken from the Schedule 13G of Wells Fargo & Company, filed with the SEC on February 7, 2005. Wells Fargo & Company has shared voting and shared dispositive power over the 4,810,090 shares of our common stock.

(7)
The information above and in this footnote is based on information taken from the Schedule 13G of Galleon Management, L.P., filed with the SEC on July 13, 2005. Galleon Management, L.P., has shared voting and shared dispositive power over the 3,998,843 shares of our common stock.

(8)
This includes 165,000 shares of restricted stock which vest 50% on October 20, 2006 and 50% on October 20, 2008, all of which will fully vest upon consummation of the merger.

(9)
This includes 50,000 shares of restricted stock which vest 50% on October 20, 2006 and 50% on October 20, 2008, all of which will fully vest upon consummation of the merger.

(10)
This includes 50,000 shares of restricted stock which vest 50% on October 20, 2006 and 50% on October 20, 2008, all of which will fully vest upon consummation of the merger.

(11)
This includes 20,000 shares of restricted stock which vest 50% on October 20, 2006 and 50% on October 20, 2008, all of which will fully vest upon consummation of the merger.

(12)
Includes the information contained in footnotes (1), (2), (8), (9), (10) and (11).

STOCKHOLDER PROPOSALS

        We will hold a 2006 annual meeting of our stockholders only if the merger is not completed.

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2006 annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included in our proxy material for the 2006 annual meeting of stockholders, stockholder proposals must be received by us no later than December 16, 2005, and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, the proxies solicited by management with respect to the 2006 annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies on any proposals brought before such meeting after February 14, 2006. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to E.piphany, Inc., 475 Concar Drive, San Mateo, CA 94402, Attention: Secretary.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

        SSA Global and we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that SSA Global and we file with the SEC at the SEC's public reference room at the following location:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning us may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

        SSA Global has supplied all information contained in this proxy statement relating to SSA Global and we have supplied all such information relating to us.

        Our stockholders should not send in their E.piphany certificates until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash should call the paying agent.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated August 30, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SSA GLOBAL TECHNOLOGIES, INC.,

SSA-E MERGER SUBSIDIARY INC.,

SSA-E ACQUISITION SUBSIDIARY INC.

AND

E.PIPHANY, INC.

Dated as of August 3, 2005

A-i

A-ii

Section 9.7.	Counterparts	A-56
Section 9.8.	Severability	A-56
Section 9.9.	Governing Law	A-57
Section 9.10.	Submission to Jurisdiction	A-57
Section 9.11.	Remedies; Specific Performance	A-57
Section 9.12.	Waiver of Jury Trial	A-57
Exhibit A	Form of Voting Agreement
Exhibit B	Form of Certificate of Incorporation of Surviving Corporation
Exhibit C	Form of Bylaws of Surviving Corporation
Exhibit D	Form of Bill of Sale
Exhibit D-1	Form of Assignment of Trademarks

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 3, 2005, is made by and among SSA Global Technologies, Inc., a Delaware corporation ("Parent"), SSA-E Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), SSA-E Acquisition Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Subsidiary"), and E.piphany, Inc., a Delaware corporation (the "Company"). Parent, Merger Subsidiary, Acquisition Subsidiary and the Company are each individually referred to herein as a "Party" and together collectively referred to herein as the "Parties".

W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have declared this Agreement advisable and approved the merger of Merger Subsidiary with and into the Company, with the Company surviving (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law, as such law is in effect from time to time (the "DGCL");

        WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have determined that the Merger is in the interest of their respective stockholders;

        WHEREAS, the respective Boards of Directors of Parent, Acquisition Subsidiary and the Company have approved the Asset Purchase (as hereinafter defined), upon the terms and subject to the conditions set forth herein and in the DGCL;

        WHEREAS, the respective Boards of Directors of Parent, Acquisition Subsidiary and the Company have determined that the Asset Purchase is in the interest of their respective stockholders; and

        WHEREAS, as inducement and a condition to Parent's willingness to enter into this Agreement, Parent and certain of the Company Stockholders are entering into a voting agreement and irrevocable proxy, dated as of the date hereof, substantially in the form as that attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which the Company Stockholders party thereto have agreed, among other things, to vote the shares of Company Common Stock held by them in favor of the adoption of this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth below, the Parties agree as follows:

ARTICLE I

DEFINITIONS

        For purposes of this Agreement the following terms shall have the meanings set forth below:

          "Acquisition Agreement" shall mean any letter of intent, agreement in principle, acquisition agreement, stock purchase agreement or other similar agreement relating to an Acquisition Proposal.

          "Acquisition Proposal" shall mean (a) any proposal or offer (including any proposal to the Company Stockholders) from any Person or group relating to (i) any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity securities of the Company or any of its Subsidiaries in a single transaction or a series of related transactions, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or group beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries or the filing with the SEC of a registration statement under the Securities Act or any statement, schedule or report under the Exchange Act in connection therewith, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries or (b) any public announcement by or on behalf of the Company, any of its Subsidiaries or any of their respective Affiliates (or any of their respective Representatives) or by any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          "Action or Proceeding" shall mean actions, suits, proceedings, pleadings, claims, arbitrations, investigations, charges, allegations, complaints or demands.

          "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          "Ancillary Product Materials" shall mean all Documentation currently used or distributed by the Company concerning the Products, including customer support materials such as support training materials, support bulletins, and any and all data contained in the customer support organization computer system of the Company; and marketing materials relating to the Products, including sale and marketing collateral, white papers, Product data sheets, performance benchmark reports, customer training materials, sales training materials and sales presentation materials.

          "Appraisal Shares" shall mean Company Common Stock outstanding immediately prior to the Effective Time that are held by any Person that shall not have voted such Company Common Stock in favor of, or consented in writing to, the Merger and shall have timely and properly demanded in writing appraisal of such Company Common Stock in accordance with Section 262 of the DGCL.

          "Benefit Plans" shall mean each retirement, pension, savings, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, death, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, vacation, incentive or other compensation plan or arrangement or other employee benefit plan, policy, program or arrangement that the Company and its Subsidiaries currently maintain or to which the Company and its Subsidiaries currently contribute or are required to contribute or, with respect to any Pension Plan (as defined below), had an obligation to contribute for the last 6 years for the benefit of any of its employees or former employees (or dependents or beneficiaries thereof) (or as to which the Company and its Subsidiaries may otherwise have any liability, including, but not limited to, any pension plan ("Pension Plan") as defined in Section 3(2) of ERISA, any welfare plan ("Welfare Plan") as defined in Section 3(1) of ERISA or any program administered by a government, including, but not limited to, a Foreign Pension Plan, whether funded, insured or self-funded or whether written or oral.

          "Business Day" shall mean any day except a Saturday, Sunday or any other day on which commercial banks are required or authorized to be closed in New York, New York.

          "CAA" shall have the meaning ascribed to such term within the definition of Environmental Law.

          "CERCLA" shall have the meaning ascribed to such term within the definition of Environmental Law.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company Common Stock" shall mean the common stock, par value $0.0001 per share, of the Company.

          "Company Contribution" shall have the meaning ascribed to such term in the definition of Payment Fund.

          "Company Material Adverse Effect" shall mean any event, change, occurrence, effect, fact, violation, development or circumstances (an "Effect") that has or is reasonably likely to have, individually or in the aggregate, a material adverse effect on (a) the ability of the Company to perform its obligations in all material respects under this Agreement or to consummate the transactions contemplated hereby on a timely basis or (b) the business, properties, assets (both tangible and intangible), liabilities, condition (financial or otherwise) and operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) any change in the market price or trading volume of the Company's stock after the date hereof, provided that any underlying Effect that gave rise to such change in market price or trading volume shall be taken into account in determining whether there has been or would be a Company Material Adverse Effect, except as otherwise provided in this paragraph; (ii) any failure by the Company to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) before or after the date of this Agreement, provided that any underlying event, change, occurrence, effect or development that gave rise to such failure shall be taken into account in determining whether there has been or would be a Company Material Adverse Effect, except as otherwise provided in this paragraph; (iii) any Effect resulting directly or proximately from the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (iv) any Effect resulting directly or proximately from any action or inaction by Parent, Merger Subsidiary or Acquisition Subsidiary (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (v) any Effect attributable to conditions affecting the industries in which the Company participates, the U.S. economy as a whole or foreign economies in any locations where the Company or any of its Subsidiaries has material operations or sales, including any such conditions arising out of acts of terrorism or war or any armed hostilities to the extent such acts of terrorism or war or armed hostilities do not directly affect the Company or its employees or assets; (vi) any Effect resulting directly or proximately from or relating directly or proximately to compliance with the terms of, or the taking of any action required by, or the failure to take any action prohibited by, this Agreement; or (vii) any litigation brought or threatened by the Company's stockholders (whether on behalf of the Company or otherwise) arising out of or in connection with the announcement of this Agreement or the consummation of the Transactions.

          "Company Permits" shall mean permits, approvals, licenses, authorizations, certificates, rights, exemptions, orders and franchises from Governmental Entities necessary for the ownership of assets and the lawful conduct of the business of the Company and its Subsidiaries as now conducted and as currently contemplated.

          "Company SEC Documents" shall mean all forms, reports, schedules, statements and other documents (including, in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) required to be filed with the SEC by the Company since January 1, 2002 under the Exchange Act or the Securities Act (as such documents have been amended or supplemented between the time of their respective filing and the date of this Agreement).

          "Company Stockholders" shall mean the record holders of the Company Common Stock.

          "Computer Software" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "Confidentiality Agreement" shall mean the Mutual Nondisclosure Agreement, dated as of March 24, 2005, by and between the Company and Parent, as in effect from time to time.

          "Contract(s)" shall mean any contract, agreement, instrument, arrangement, guarantee, license, executory commitment or understanding that is binding on the Company or any of its Subsidiaries.

          "Copyrights" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "Current Versions" shall mean the current version and all currently supported versions.

          "Customer Agreement" shall mean any agreement between the Company and a customer of the Company with respect to a Product, under which the Company (i) is currently receiving revenue, or (ii) has received revenue within the last two years.

          "CWA" shall have the meaning ascribed to such term within the definition of Environmental Law.

          "Disabling Devices" shall mean Computer Software viruses, time bombs, logic bombs, Trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data.

          "Documentation" shall mean all documentation (including data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, algorithms, edit controls, methodologies, flow charts and file layouts and written narratives of all procedures used in the coding, operation or maintenance of and customer support with respect to a Product.

          "Environmental Law" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended, the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended, the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended, the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

          "Environmental Permits" shall mean, collectively, all permits, licenses and/or approvals required under Environmental Laws to operate the business of the Company and its Subsidiaries as currently operated and as contemplated in material compliance with all Environmental Laws.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliates" shall mean any entity which, together with Parent, Merger Subsidiary and the Company, as the case may be, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

          "Foreign Pension Plan" shall mean any plan, fund (including any superannuation fund) or other similar program established or maintained by the Company, any Subsidiary of the Company or any of the Company's Affiliates outside the United States of America primarily for the benefit of employees of the Company or any of the Subsidiaries of the Company residing outside the United States of America, which fund or similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis during the periods involved.

          "Governmental Approval" shall mean any required filing, recordation, declaration or registration with, or permit, order, authorization, consent or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity.

          "Governmental Directive" shall mean any judgment, order, decree or directive by or at the request of any Governmental Entity.

          "Governmental Entity" shall mean any federal, state, local or foreign government, court, arbitral tribunal, administrative agency, body or commission or other governmental or other regulatory authority, commission, agency or body or the National Association of Securities Dealers, Inc.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Intellectual Property" shall mean all foreign and domestic (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same (collectively, "Trademarks"); (b) inventions, discoveries, and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, "Patents"); (c) confidential and proprietary information, trade secrets and know-how, including processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); (d) published and unpublished works of authorship (including computer software) whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights"); (e) proprietary computer software used by and all service offerings of the Company in connection with its business (including all computer programs, object code, source code, user interface, databases and documentation) (collectively, "Computer Software"); (f) electronic data processing, information, record keeping, communications, telecommunications, networking, account management, inventory management and other applications, software, hardware and equipment (including all databases, firmware and related documentation), and Internet websites and related content (collectively, "IT Systems"); and (g) all claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

          "IT Systems" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "Knowledge", with respect to any individual (and with respect to any other Person, the executive officers of such Person and its subsidiaries) shall mean the actual knowledge of such individual (and with respect to any other Person, the executive officers of such Person and its subsidiaries) after having made reasonable inquiries.

          "Laws" shall mean (a) any provisions of any federal, state, local or foreign statute, law, rule, regulation or ordinance applicable to a Person and (b) any order, judgment, writ, injunction or decree entered by a Governmental Entity naming a Person or binding on such Person or its business or assets.

          "Leased Real Property" shall mean, collectively, all real property currently leased, subleased or licensed by the Company or any of its Subsidiaries (as lessor or lessee or under which the Company or any of its Subsidiaries has any liability).

          "Licensed Intellectual Property" shall mean all third party Intellectual Property that the Company is licensed or otherwise permitted by other Persons to use, distribute, resell, sublicense or otherwise commercially exploit.

          "Licensed Intellectual Property Agreement" shall mean all agreements concerning the Licensed Intellectual Property.

          "Liens" shall mean any pledges, claims, equities, options, liens, charges, mortgages, easements, rights-of-way, call rights, rights of first refusal, "tag-" or "drag-" along rights, encumbrances, security interests or other similar restrictions of any kind or nature whatsoever.

          "Merger Subsidiary Common Stock" shall mean the common stock, par value $0.01 per share, of Merger Subsidiary.

          "Options" shall mean any options to purchase Company Common Stock outstanding as of the Closing Date.

          "OSHA" shall have the meaning ascribed to such term within the definition of Environmental Law.

          "Other Proprietary Rights" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "Owned Intellectual Property" shall mean Intellectual Property owned by the Company or the Subsidiaries.

          "Owned Real Property" shall mean all real property owned in whole or in part by the Company or any of its Subsidiaries.

          "Patents" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "Paying Agent" shall mean the bank or trust company, which shall be located in the United States of America, designated by Parent (with the consent of the Company, not to be unreasonably withheld or delayed) to act as paying agent for the holders of Certificates in connection with the Merger and to receive the funds to which holders of Certificates shall become entitled pursuant to Section 3.1(c).

          "Payment Fund" shall mean cash in an aggregate amount which (a) is equal to (i) the aggregate Cash Merger Consideration payable in accordance with Section 3.1(c) minus (ii) the funds available to the Company in cash at the Effective Time, after providing for all debts and liabilities of the Company following the Special Distribution (the "Company Contribution") and (b) is sufficient to enable the Paying Agent, upon combining the Payment Fund with the Company Contribution, to make payments pursuant to Sections 3.1(c) and 3.2 (and when also combined with the Special Distribution shall equal $4.20 per share for each Company Stockholder), which funds prior to disbursement in accordance with the terms of this Agreement shall be invested by the Paying Agent as directed by Parent.

          "Pension Plan" shall have the meaning ascribed to such term within the definition of Benefit Plans.

          "Permitted Lien(s)" shall mean (a) Liens reflected in the Company's consolidated balance sheet as of March 31, 2005 contained in the Company SEC Documents (including the notes thereto), (b) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto that do not materially detract from the value of, or materially impair the use of, such property by the Company or any of its Subsidiaries in the operation of their respective business, (c) Liens of carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business which are not material in amount or which are set forth on Schedule 1.1(c) or (d) Liens for taxes, assessments or governmental charges or levies on property not yet due and delinquent or being contested in good faith by appropriate proceedings which are not material in amount or which are set forth on Schedule 1.1(d), to the extent that all of such Liens referred to in preceding clauses (a) through (d), inclusive, do not have a Company Material Adverse Effect.

          "Person(s)" shall mean and include an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization or other entity and a Governmental Entity, government or other department or agency thereof.

          "Products" shall mean the Computer Software products marketed, sold, licensed, supported, serviced or maintained by the Company or its Subsidiaries, together with the inventory of the Products, the Ancillary Product Materials and any and all such Computer Software related to, comprising or constituting such products, and all supplements, modifications, updates, corrections and enhancements to past and current versions of such products and shipping versions of such products, in existence as of the date hereof, and versions of such products currently under development; and any and all English and foreign language versions of current and past versions of such products, shipping versions of such products and versions of such products currently under development, in each case, to the extent applicable, including the source code and object code versions of such Computer Software; and all Documentation relating thereto; and any and all back-up tapes and archival tapes relating to the foregoing.

          "Proxy Statement" shall mean the definitive proxy statement of the Company mailed to its stockholders relating to the Transactions and this Agreement, as amended or supplemented.

          "Registered" shall mean issued, registered, renewed or the subject of a pending application.

          "Representative(s)" shall mean with respect to any Person, such Person's Affiliates, officers, directors, representatives, investment bankers, attorneys, accountants and other agents.

          "Required Asset Purchase Consents" shall mean, collectively, all approvals, consents or waivers under each of the Company Material Contracts that may be required under the terms thereof with respect to the Asset Purchase.

          "Required Merger Consents" shall mean, collectively, all approvals, consents or waivers under each of the Company Material Contracts that may be required under the terms thereof with respect to the Merger and the other transactions contemplated hereby (other than the Asset Purchase).

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

          "Special Meeting" shall mean a special meeting of the stockholders of the Company for the purpose of considering and taking action upon the adoption of this Agreement and the approval of the Asset Purchase.

          "Stock Plans" shall mean the Company's: (a) 1999 Stock Plan, as amended, (b) 1997 Stock Plan, (c) RightPoint Software, Inc. 1996 Stock Option Plan, (d) 2000 Nonstatutory Stock Option Plan, (e) Octane Software, Inc. 1997 Stock Option Plan, (f) Octane Software, Inc. Nonstatutory

  Stock Option Plan, (g) Octane Software, Inc. 2000 Pennsylvania Plan, (h) iLeverage Corporation 1997 Stock Plan, (i) eClass Direct, Inc. 1998 Stock Plan, (j) Moss Software, Inc. 1997 Stock Option Plan and (k) Moss Software, Inc. 2001 Stock Option Plan.

          "Subsequent Filings" means, collectively, all subsequent filings made after the date of this Agreement amending or superseding any Company SEC Documents (including any statements or schedules therein) and any forms, reports, schedules, statements, registration statements, proxy statements, or other documents (including in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) filed with the SEC after the date of this Agreement.

          "Subsidiary" shall mean, with respect to any Person at any time, any partnership (general or limited), joint venture, corporation, trust, estate, limited liability company, association, joint-stock company, unincorporated organization or other entity of which (or in which) more than 50% of (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, association, joint stock company, unincorporated organization, limited liability company or other entity, or (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Superior Proposal" shall mean a bona fide written proposal or offer made by any Person (other than Parent or an Affiliate of Parent) to acquire, directly or indirectly, (a) more than 50% of the shares of Company Common Stock pursuant to a tender offer, separately or followed by a merger, (b) all of the shares of Company Common Stock pursuant to a merger or otherwise or (c) all or substantially all of the assets of the Company and its Subsidiaries, (i) on terms (taken as a whole) which the Board of Directors of the Company determines in good faith, after consultation with a financial advisor of nationally recognized reputation (which may be its current financial advisor), would, if consummated, be more favorable from a financial point of view to the Company or its stockholders (in their capacity as such) than the transactions contemplated hereby, (ii) which the Board of Directors determines in good faith (after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel) and a financial advisor of nationally recognized reputation (which may be its current financial advisor)) is reasonably capable of being consummated (taking into account such factors as the Board of Directors of the Company in good faith deems relevant, including all legal, financial, regulatory and other aspects of such proposal (including the terms of any financing, the likelihood of obtaining any necessary financing in a timely manner and the likelihood that the proposed transaction would be consummated) and the identity of the Person making such proposal), (iii) which, at the time the Superior Proposal is accepted (if at all), is not conditioned on the receipt of any financing and (iv) which is not made in material violation of any standstill, confidentiality or similar agreement entered into by the Company or otherwise entered into for the benefit of, or enforceable by, the Company.

          "Tax Return" shall mean any tax return, statement, form or report (including any election, declaration, disclosure, schedule, estimate and information Tax return and other information required to be supplied to a taxing authority in connection with any Tax) relating to any Tax, including any amendments thereof.

          "Tax" shall mean any tax, charge, duty, fee, levy or other similar assessment or liability (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll, franchise, profits, capital gains, customs, capital stock, occupation, severance, windfall profits, stamp, license, social security and other taxes imposed by the United States or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fine, penalty, assessment or addition to tax resulting from, attributable to or incurred in connection with any of the foregoing.

          "Trade Secrets" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "Trademarks" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "Transactions" shall mean the transactions contemplated by this Agreement, including, without limitation, the Merger and the Asset Purchase.

          "Transfer Regulations" shall mean the Transfer of Undertakings (Protection of Employment) Regulations 1981 or such legislation enacted in any relevant jurisdictions pursuant to the EC Directive 77/187/EEC (the "Acquired Rights Directive").

          "U.S. Benefit Plan" shall mean each Benefit Plan covering, or providing benefits to, employees of the Company and its Subsidiaries based in the United States or to which ERISA or the Code is applicable.

          "Voting Debt" shall mean, collectively, bonds, debentures, notes or other indebtedness or obligations which entitle the holders thereof to vote (or which are convertible into or exercisable or exchangeable for securities which entitle the holders thereof to vote) with the stockholders of the Company or a Subsidiary of the Company, as the case may be, on any matter.

          "Voting Stockholders" shall mean the Company Stockholders who are party to the Voting Agreement.

          "WARN Act" shall mean the Workers Adjustment Retraining Notification Act, 29 U.S.C. §§ 2101, et seq.

          "Welfare Plans" shall have the meaning ascribed to such term within the definition of Benefit Plans.

        In addition to the foregoing definitions, the following terms shall have the definitions specified in the section of the Agreement listed below:

Defined Terms	Section
Agreement	Preamble
Asset Purchase Documents	2.5(d)(ii)
Cash Merger Consideration	3.1(c)
Cash Merger Shares	3.1(c)
Certificate of Merger	2.2
Certificates	3.2(b)(i)
Closing	2.5
Closing Date	2.5
COBRA	4.15(b)
Company	Preamble
Company Disclosure Letter	Article IV
DGCL	Recitals
Effective Time	2.2
Environmental Claim	4.14
Insurance Policies	4.19
Merger	Recitals
Merger Subsidiary	Preamble
Option Consideration	3.4
Parent	Preamble
Parties	Preamble
Party	Preamble
Preferred Stock	4.2
Purchase Plan	3.5
Purchase Plan Termination Date	3.5
Purchased Assets	2.4
SEC Contracts	4.12
Surviving Corporation	2.1
Termination Date	8.1(b)
Termination Fee	8.3(b)(ii)
Valuation Report	2.4
Voting Agreement	Recitals

ARTICLE II

MERGER AND ASSET PURCHASE

        Section 2.1.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Parent, Merger Subsidiary and the Company shall consummate the Merger pursuant to which (a) Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of Merger Subsidiary shall cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the DGCL, (c) the separate corporate existence of the Company with all of its rights, powers and franchises shall continue unaffected by the Merger, (d) the Amended and Restated Certificate of Incorporation, as amended, of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety in the form attached hereto as Exhibit B, and as so amended shall be the Restated Certificate of Incorporation of the Surviving Corporation until further amended in accordance with the terms thereof and the DGCL, and (e) the Bylaws of the Company shall be amended so as to read in their entirety in the form attached as Exhibit C, and as so amended shall be the Bylaws of the Surviving Corporation until further amended in accordance with the terms thereof and the DGCL. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Company and Merger Subsidiary, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Company and Merger Subsidiary. The Merger shall have the effects set forth in Sections 259 through 261 of the DGCL.

        Section 2.2.    Effective Time of the Merger.    Upon the terms and subject to the conditions set forth in this Agreement, prior to the Closing, Merger Subsidiary and the Company shall prepare, execute, and on the Closing Date shall cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger in such form as is required by the relevant provisions of the DGCL (the "Certificate of Merger") and all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware or at such later time as is established by the Parties and set forth in the Certificate of Merger (the "Effective Time").

        Section 2.3.    Directors and Officers.    The Company and Parent shall take all requisite actions so that the directors of Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation. The Surviving Corporation shall take all requisite actions so that the officers of Merger Subsidiary immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        Section 2.4.    Asset Purchase.    Immediately prior to the Effective Time, the Company will sell, assign, transfer, convey and deliver to Acquisition Subsidiary and Acquisition Subsidiary will purchase, acquire and accept from the Company, certain assets (the "Purchased Assets") of the Company set forth on Schedule 2.4 (the "Asset Purchase"). The purchase price for the Purchased Assets (the "Purchase Price") shall be $5 million or, if greater, an amount equal to the fair market value as determined by KPMG, LLP, Deloitte & Touche LLP or PricewaterhouseCoopers LLP as selected by Parent, or by such other independent appraiser as is mutually agreed upon by the parties, pursuant to a written valuation report (the "Valuation Report"), which shall be payable in immediately available same day funds at Closing to an account designated by the Company at least three Business Days prior to the Closing Date; provided, however, if, for any reason (other than the failure of the Asset Purchase to have been approved by the requisite affirmative vote of the Company Stockholders at the Special Meeting) the Asset Purchase cannot be consummated in a timely manner, or at all, the parties agree that the Asset Purchase shall be abandoned, the Merger shall proceed without the Asset Purchase, and all references related to the Asset Purchase herein shall be deemed deleted. In addition, at the election of Parent (in its sole discretion), the Asset Purchase shall be abandoned and the Merger shall proceed without the Asset Purchase, and all references related to the Asset Purchase herein shall be deemed deleted.

        Section 2.5.    Closing.    (a) Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver (to the extent permitted by applicable law) of all of the conditions set forth in Article VII, the closing of the Merger and the Asset Purchase (the "Closing"), shall take place at 10:00 a.m. on a date to be specified by the Parties, which shall be no later than two Business Days following the satisfaction or waiver (to the extent permitted by applicable law) of all of the conditions set forth in Article VII other than such conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver (to the extent permitted by applicable law) of those conditions (the "Closing Date"), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, unless another date, place or time is agreed to in writing by the Parties.

        (b)   Subject to fulfillment or waiver of the conditions set forth in Article VII, at the Closing, Parent shall deliver to the Company all of the following:

            (i)  a certificate executed on behalf of Parent by an officer thereof, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company certifying as to the incumbency and signatures of the officers of Parent executing this Agreement; and

           (ii)  the certificate contemplated by Section 7.3(a).

        (c)   Subject to fulfillment or waiver of the conditions set forth in Article VII, at the Closing, each of Merger Subsidiary and Acquisition Subsidiary shall deliver to the Company all of the following:

            (i)  a copy of the Certificate of Incorporation of Merger Subsidiary with all amendments thereto certified as of a recent date by the Secretary of State of the State of Delaware;

           (ii)  a certificate of good standing of Merger Subsidiary, issued as of a recent date by the Secretary of State of the State of Delaware;

          (iii)  a certificate of the Secretary or an Assistant Secretary of each of Merger Subsidiary and Acquisition Subsidiary, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, certifying as to (A) the Certificate of Incorporation and the Bylaws of Merger Subsidiary or Acquisition Subsidiary, as the case may be, and (B) the incumbency and signatures of the officers of Merger Subsidiary or Acquisition Subsidiary, as the case may be, executing this Agreement; and

          (iv)  the certificate contemplated by Section 7.3(a).

        (d)   Subject to fulfillment or waiver of the conditions set forth in Article VII, at the Closing, the Company shall deliver to Parent, Merger Subsidiary and Acquisition Subsidiary all of the following:

            (i)  a bill of sale, duly executed on behalf of the Company, in the form attached hereto as Exhibit D, and short form assignments of trademarks in the form attached hereto as Exhibit D-1 (collectively, the "Asset Purchase Documents"), subject to the proviso in Section 2.4;

           (ii)  a copy of the Amended and Restated Certificate of Incorporation of the Company with all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware;

          (iii)  a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Delaware;

          (iv)  a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent certifying as to (A) the Company's Amended and Restated Certificate of Incorporation, as amended, and Bylaws, and (C) the incumbency and signatures of the officers of the Company executing this Agreement;

           (v)  the certificate contemplated by Section 7.2(f); and

          (vi)  a certificate executed on behalf of the Company's transfer agent as to the number of issued and outstanding shares of Company Common Stock.

ARTICLE III

CONVERSION OF SECURITIES

        Section 3.1.    Conversion of Capital Stock.    As of the Effective Time, by virtue of the Merger and without any action on the part of any Party or the Company Stockholders or stockholders of Merger Subsidiary:

          (a)    Capital Stock of Merger Subsidiary.    Each issued and outstanding share of Merger Subsidiary Common Stock shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall be the only issued and outstanding capital stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership and to represent the same number of shares of common stock of the Surviving Corporation.

          (b)    Cancellation of Treasury Stock and Subsidiary-Owned Stock.    All Company Common Stock that is owned by the Company or by any of its wholly-owned Subsidiaries or held in the Company's treasury immediately prior to the Effective Time shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c)    Exchange of Company Common Stock.    Each issued and outstanding share of Company Common Stock (other than (i) shares of Company Common Stock to be cancelled in accordance with Section 3.1(b) and (ii) any Appraisal Shares) (including each outstanding share of restricted Company Common Stock, whether or not the Company's repurchase right has fully lapsed) shall, in addition to receiving the Special Distribution (as set forth in Section 6.14), if any, be converted into the right to receive an amount in cash equal to $2.07 per share of Company Common Stock (the "Cash Merger Consideration"), payable to the holder thereof; provided, however, if the Company cannot pay the Special Distribution in whole or in part, in a timely manner, or at all, the amount of the Cash Merger Consideration shall be increased by an amount such that the Special Distribution and the Cash Merger Consideration, in the aggregate, equal $4.20 per share. Such Cash Merger Consideration shall be paid upon surrender of the certificate formerly representing such share of Company Common Stock pursuant to Section 3.2. The shares of Company Common Stock converted into the right to receive the Cash Merger Consideration are hereinafter referred to collectively as the "Cash Merger Shares". All such Cash Merger Shares, from and after the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate formerly representing any Cash Merger Shares shall cease to have any rights with respect thereto, except the right to receive the Cash Merger Consideration therefor upon the surrender of such certificate in accordance with Section 3.2, without interest.

        Section 3.2.    Payment of Cash Merger Consideration.

        (a)    Paying Agent.    At least five Business Days prior to the Effective Time, Parent shall designate the Paying Agent. Immediately after the Effective Time, Parent (i) shall deposit the Payment Fund in trust with the Paying Agent and (ii) shall cause the Surviving Corporation to deposit the Company

Contribution in trust with the Paying Agent. The Payment Fund and the Company Contribution shall be invested by the Paying Agent as directed by Parent. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 3.1(c) and this Section 3.2 out of the Payment Fund and the Company Contribution. Neither the Payment Fund nor the Company Contribution shall be used for any other purpose. If the sum of the Payment Fund and the Company Contribution is insufficient to pay all of the amounts required to be paid pursuant to Section 3.1(c) and this Section 3.2, Parent, from time to time after the Effective Time, shall promptly deposit in trust additional cash with the Paying Agent sufficient to make all such payments, or shall cause the Surviving Corporation to do so.

        (b)    Exchange Procedures.

            (i)  Within five Business Days following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Cash Merger Shares (collectively, the "Certificates"), whose shares of Company Common Stock were converted pursuant to Section 3.1(c) into the right to receive the Cash Merger Consideration, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall otherwise be in customary form), and (B) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Cash Merger Consideration.

           (ii)  Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereon, together with any other items specified by the letter of transmittal or otherwise reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Cash Merger Consideration for each Cash Merger Share represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate shall be deemed, for all purposes, to evidence only the right to receive upon such surrender the Cash Merger Consideration deliverable in respect thereof to which the holder thereof is entitled pursuant to Section 3.1(c) and this Section 3.2. No interest will be paid or will accrue in respect of any cash payable upon the surrender of any Certificate.

          (iii)  If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Parent shall cause the Paying Agent to pay in exchange for such lost, stolen or destroyed Certificate the Cash Merger Consideration deliverable in respect thereof to which the holder thereof is entitled pursuant to Section 3.1(c) and this Section 3.2; provided, that Parent may require the Person to whom any such Cash Merger Consideration is paid, as a condition precedent to the payment thereof, to give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to Parent against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          (iv)  If payment of Cash Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of Cash Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Cash Merger Shares such amounts as may be required to be deducted and withheld therefrom under the Code or any provision of state, local or foreign Tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid and shall be paid to the appropriate Governmental Entity on behalf of such Person.

           (v)  The Surviving Corporation shall pay all charges and expenses of the Paying Agent in connection with the exchange of the Cash Merger Consideration for the Cash Merger Shares.

        (c)    No Further Transfer or Ownership Rights in the Shares of Common Stock.    From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to Company Common Stock and there shall be no further registration of transfers of the Company Common Stock on the records of the Surviving Corporation or its transfer agent, and if any Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged as provided in this Article III, subject to applicable law in the case of Appraisal Shares. All Cash Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Stock exchanged for Cash Merger Consideration theretofore represented by such Certificates.

        (d)    Termination of Fund; No Liability.    At any time following the date which is the twelve month anniversary of the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any and all interest and other income received with respect thereto) that had been made available to the Paying Agent and that have not been disbursed to holders of Certificates, and thereafter, such holders shall be entitled to look solely to Parent (subject to abandoned property, escheat or other similar Laws) with respect to the Cash Merger Consideration payable upon due surrender of their Certificates, without any interest thereon; provided, that such holders shall have no greater rights against Parent than may be accorded to general creditors of Parent under applicable Laws. Any portion of the Payment Fund remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither Parent nor the Paying Agent shall be liable to any Person for any amounts delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Laws.

        Section 3.3.    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, Appraisal Shares shall not be converted into or represent the right to receive Cash Merger Consideration in accordance with Sections 3.1(c) and 3.2, but rather each of the Appraisal Shares shall represent only the right to receive payment of the appraised value of such Appraisal Shares in accordance with the DGCL; provided, however, that if any holder of Appraisal Shares shall (i) fail to establish his entitlement to appraisal rights as provided in the DGCL or (ii) otherwise shall waive, withdraw or lose the right to appraisal under the DGCL, then such Appraisal Shares shall thereupon be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive Cash Merger Consideration otherwise payable in accordance with Sections 3.1(c) and 3.2, without any interest thereon. The Company shall give Parent (a) prompt written notice of any demand for appraisal received by the Company, the withdrawal of any such demand, and any other notice or instrument delivered or served relating to Appraisal pursuant to the DGCL and (b) the opportunity to direct all negotiations and proceedings with respect to any demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, (i) make any payment with respect to any demand for appraisal, (ii) offer to settle or settle any such demand for appraisal, (iii) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL, or (iv) agree to do any of the foregoing.

        Section 3.4.    Stock Options and Restricted Stock.    The Company shall take such action as shall be required so that (i) immediately prior to the Effective Time, each outstanding Option shall become immediately vested and exercisable in full, (ii) all restrictions on stock granted under the Stock Plans shall lapse, (iii) with respect to any Options that remain outstanding and unexercised as of the Effective Time, all such Options (whether or not then vested or exercisable and without regard to the exercise price, if applicable, of such Options) granted under any Stock Plan or otherwise, shall be cancelled as of the Effective Time, and all such outstanding Options (whether or not vested or exercisable) shall represent solely the right to receive, in accordance with this Section 3.4, a cash payment in the amount of the Option Consideration (as defined below), if any, with respect to any such Option and shall no longer represent the right to purchase Company Common Stock or any other equity securities of the Company, Parent, the Surviving Corporation or any other Person or any other consideration, and (iii) as of the Effective Time, the Stock Plans shall be terminated. Each holder of an Option shall receive from the Surviving Corporation, in respect and in consideration of each Option so cancelled, as soon as practicable following the Effective Time (but in any event not later than five Business Days), an amount (net of applicable withholding taxes) equal to the excess, if any, of (x) the sum of the Cash Merger Consideration and Special Distribution, to the extent paid to Company Stockholders pursuant to Section 6.14, which in the aggregate shall represent $4.20 per share, over (y) the exercise price per share of such Option, multiplied by the total number of shares of Common Stock subject to such Option, without any interest thereon (the "Option Consideration"). In the event that the exercise price per share of such option is equal to or greater than $4.20 per share, such Option shall be cancelled without consideration and have no further force or effect. As soon as practicable following the execution of this Agreement, the Company shall provide to each person who is a holder of any such Options information describing the treatment of such Options pursuant to this Section 3.4. The Company shall take all steps to ensure that it, and shall take all steps reasonably necessary to ensure that its Subsidiaries, shall not be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Parent or its Affiliates, to own any capital stock or equity of the Company, the Surviving Corporation or any of their Subsidiaries or to receive any payment in respect thereof, except as expressly contemplated by this Section 3.4.

        Section 3.5.    Employee Stock Purchase Plan.    The Company shall take all necessary action under the Company's Employee Stock Purchase Plan (the "Purchase Plan") to provide that on the earlier of (i) the close of business on October 31, 2005, (ii) the day immediately prior to the Effective Time or (iii) such other date as the Company shall determine (the "Purchase Plan Termination Date"), (i) all participants' rights under the ongoing Purchase Period (as defined in the Purchase Plan) shall terminate, (ii) all accumulated payroll deductions allocated to each participant's account under the Purchase Plan shall thereupon be used to purchase from the Company whole Common Shares at a price determined under the terms of the Purchase Plan for the Purchase Period using the Purchase Plan Termination Date as the final Exercise Date (as defined in the Purchase Plan), and (iii) the Purchase Plan will terminate. At the Effective Time, any Common Shares so purchased will be treated as provided in Section 3.1 of this Agreement.

        Section 3.6.    Further Assurances.    If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any agreements, documents, deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the constituent corporations in the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees are hereby authorized to execute and deliver, in the name and on behalf of either of the constituent corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such constituent corporations, all such other acts and things necessary, desirable or proper, consistent with the terms of this Agreement, to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such constituent corporations and otherwise to carry out the purposes of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company has delivered to Parent a Disclosure Letter, dated the date hereof (the "Company Disclosure Letter"), receipt of which has been acknowledged in writing thereon by Parent. The Company Disclosure Letter shall be arranged in sections and subsections corresponding to the sections and subsections of this Article IV, but all of the disclosures are intended to modify all of the Company's representations and warranties only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other representation or warranty. The Company hereby represents and warrants to Parent, Merger Subsidiary and Acquisition Subsidiary, except as expressly set forth in the corresponding sections and subsections of the Company Disclosure Letter, as follows:

        Section 4.1.    Organization.    The Company and each of its Subsidiaries is an entity duly organized, validly existing and, except as set forth on Section 4.1 of the Company Disclosure Letter, in corporate good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as contemplated. The Company and each of its Subsidiaries is duly qualified or licensed to do business, and is in corporate good standing as a foreign entity, in each jurisdiction where the character of its properties or assets owned, operated and leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed or in good standing has not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a Company Material Adverse Effect. The Company has, prior to the date of this Agreement, delivered to Parent true, complete and correct copies of the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws of the Company and the comparable governing documents of each of the Company's Subsidiaries, in each case as amended and in full force and effect as of the date of this Agreement. The respective certificates of incorporation and bylaws or other organizational documents of such Subsidiaries do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries.

        Section 4.2.    Capitalization.    (a) The authorized capital stock of the Company consists of (x) 500,000,000 shares of Company Common Stock and (y) 25,000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock"). As of August 2, 2005, (i) with respect to Company Common Stock, 77,581,754 shares of Company Common Stock are issued and outstanding, no shares of Company Common Stock are issued and held in the treasury of the Company and 11,806,749 shares of Company Common Stock are reserved for issuance upon exercise of outstanding Options to purchase Company Common Stock, and (ii) with respect to Preferred Stock, no shares are issued and outstanding, or held in the treasury of the Company. Section 4.2(a) of the Company Disclosure Letter sets forth the exercise price, grant date and number of shares subject to all outstanding options to purchase Company Common Stock and the grant date for all shares of restricted Company Common Stock. All outstanding shares of capital stock or other equity interests, as the case may be, of the Company and each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and were issued in compliance with applicable federal and state securities laws and regulations. All shares of capital stock of the Company subject to issuance on the terms and conditions set forth in the instruments pursuant to which they are issuable, will, when issued in accordance with the terms of such instruments, be duly authorized, validly issued, fully paid and non-assessable, and will not be subject upon issuance to, nor issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and will be issued in compliance with applicable federal and state securities laws and regulations. Except as set forth above, (A) there are no shares of capital stock or other equity securities (voting or nonvoting) of the Company or any of its Subsidiaries authorized, issued or outstanding and (B) there are no outstanding or authorized options or restricted stock (other than the Options to purchase Company Common Stock and restricted Company Common Stock described in Section 4.2(a) of the Company Disclosure Letter) or warrants, calls, preemptive rights, subscriptions or other similar rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, limited stock appreciation rights, stock-based performance units, agreements, arrangements, commitments or claims of any character, contingent or otherwise, (1) relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or (2) obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, restricted stock, warrant, call, preemptive right, subscription or other right, convertible or exchangeable security, agreement, arrangement, commitment or claim.

        (b)   Section 4.2(b) of the Company Disclosure Letter sets forth a complete and accurate list of the Subsidiaries of the Company. Except for the Company's interest in its Subsidiaries and investments in marketable securities and mutual funds, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt securities) in, nor is the Company or any of the Subsidiaries subject to any obligation or requirement to provide for or to make any investment (whether equity or debt securities) to or in, any Person.

        (c)   All of the outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries are owned, of record and beneficially, by the Company, or directly or indirectly beneficially, by either the Company or one or more of its Subsidiaries, in each case free and clear of all Liens. No shares of capital stock of, or ownership interests in, any of the Company's Subsidiaries are reserved for issuance.

        (d)   Other than the Voting Agreement, there are no voting trusts, proxies, registration rights agreements, or other agreements, commitments, arrangements or understandings of any character by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries under the Securities Act.

        (e)   None of the Company or its Subsidiaries are required to redeem, repurchase or otherwise acquire shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

        (f)    There are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its Subsidiaries other than those imposed by the corporate laws of general applicability of their respective jurisdictions of organization.

        Section 4.3.    Authorization; Validity of Agreement; Company Action.    The Company has full corporate power and authority to execute and deliver this Agreement, the Asset Purchase Documents and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time, and, subject to obtaining Company Stockholder approval thereof to the extent required by the DGCL and the Company's Amended and Restated Certificate of Incorporation, as amended, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by it of the Transactions have been duly authorized by its Board of Directors, and, except for obtaining the approval of the Company Stockholders as contemplated by Section 6.5, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. The Voting Agreement has been approved by the Board of Directors of the Company. This Agreement and each instrument required hereby to be executed and delivered by the Company prior to the Effective Time have been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Parent and Merger Subsidiary and any other parties thereto, is each a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        Section 4.4.    Consents and Approvals; No Violations.    The execution and delivery of this Agreement and the Asset Purchase Documents by the Company does not, and the consummation by the Company of the Transactions and the compliance by the Company with the applicable provisions of this Agreement and the Asset Purchase Documents will not:

          (a)   assuming the stockholder approval described in Section 4.23 is obtained, violate or conflict with or result in any breach of any provision of the Amended and Restated Certificate of Incorporation, as amended, or the Bylaws of the Company or the comparable governing documents of any of its Subsidiaries;

          (b)   require any Governmental Approval, except for (i) the filing by the Company of a premerger notification and report form under the HSR Act and the expiration or termination of any waiting periods under the HSR Act; (ii) the filing with the SEC of (A) the Proxy Statement, and (B) such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) the filing by the Company with the German Federal Cartel Office under the German Act Against Restraints of Competition ("GWB") and clearance of the Transactions pursuant to Section 40 Section 1 Sentence 1 or pursuant to Section 40 Section 2 GWB was issued or is deemed to be issued due to the expiration of the relevant waiting periods; (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, all other filings and recordings required under the DGCL and appropriate documents with the relevant authorities of other states and countries in which the Company and its Subsidiaries are qualified to do business and (v) Government Approvals which, if not obtained, would not reasonably be expected to (x) result in a material loss or liability to the Company or its Subsidiaries or (y) interfere in a material manner with the business or operations of the Company and its Subsidiaries or the ownership of their properties or assets;

          (c)   result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, give rise to any penalty, right of amendment, modification, renegotiation, termination, cancellation, payment or acceleration of any right or obligation or loss of any benefit or right under, or result in the creation of any Liens upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage or indenture, or under the terms, conditions or provisions of any Customer Agreement, Material Contract, SEC Contract, lease for Leased Real Property, license for Licensed Intellectual Property or material Company Permit except as would not be, individually or in the aggregate, material to the Company and its Subsidiaries in the aggregate; or

          (d)   assuming that all Governmental Approvals set forth in Section 4.4(b) have been obtained and all filings and notifications described in Section 4.4(b) have been made, violate or conflict with, in any material respect, any Law applicable to the Company or any of the Subsidiaries or by which any of their properties or assets may be bound.

        Section 4.5.    SEC Reports and Financial Statements.    (a) The Company has timely filed with the SEC all Company SEC Documents, all of which are publicly available by EDGAR. Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such filing prior to the date hereof), the Company SEC Documents (including any financial statements or schedules included therein) and any forms, reports, schedules, statements, registration statements, proxy statements and other documents (including in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) (i) did not, and in the case of Subsequent Filings will not, contain any untrue statement of a material fact or omit, or in the case of Subsequent Filings will not omit, to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied, and in the case of Subsequent Filings will comply, in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Subsidiary in writing relating to Parent, Merger Subsidiary or any affiliate thereof (other than the Company or any of its Subsidiaries), as the case may be, expressly for inclusion or incorporation by reference in the Proxy Statement. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b)   Each of the financial statements contained or to be contained in the Company SEC Documents (including, in each case, any related notes and schedules) has (i) been prepared from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) been prepared in accordance with GAAP (except as may be indicated in the notes thereto and in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly presents the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods covered thereby except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

        Section 4.6.    No Undisclosed Liabilities.    The Company and its Subsidiaries do not have any claims, liabilities, indebtedness (including, without limitation, any Voting Debt) or obligations of any nature (whether known or unknown, accrued, absolute, contingent, asserted, liquidated or otherwise), except (a) as disclosed in Section 4.6 of the Company Disclosure Letter; (b) as reflected and reserved against on the March 31, 2005 balance sheet or disclosed in the notes thereto included in the Company SEC Documents; (c) as reflected and reserved against on the June 30, 2005 balance sheet provided to Parent; or (d) that would not individually or in the aggregate result in a Company Material Adverse Effect.

        Section 4.7.    Absence of Certain Changes.    Since March 31, 2005, the Company has conducted, and has caused its Subsidiaries to conduct, their respective businesses only in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as disclosed in Section 4.7 of the Company Disclosure Letter:

          (a)   there has not occurred any event, change, occurrence, effect, fact, violation, development or circumstance that has resulted in or would reasonably be likely to result in, individually or in the aggregate, a Company Material Adverse Effect;

          (b)   there has been no declaration, setting aside or payment by the Company or any Subsidiary of any dividend or other distribution payable in cash, securities or other property with respect to, or split, combination, redemption, reclassification, purchase or other acquisition of, any shares of capital stock (or other equity interests) or other securities of the Company or any of its

  Subsidiaries, other than those payable by a wholly-owned Subsidiary of the Company solely to the Company or to another wholly-owned Subsidiary of the Company, or any other change in the capital structure of the Company or any of its Subsidiaries;

          (c)   other than issuances of Common Stock pursuant to the exercise of Options outstanding prior to the date of this Agreement or the grant of stock to employees, directors or consultants made in the ordinary course of business and consistent with past practice prior to the date of this Agreement, there has been no issuance or sale, or authorization therefor, by the Company or any Subsidiary of any shares of capital stock (whether restricted or unrestricted) or any other securities (equity or debt) of the Company or any of its Subsidiaries or issuance, sale or authorization by the Company or any Subsidiary for any securities (equity or debt) convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to purchase or subscribe for, or the entering into by the Company or any Subsidiary of any arrangement or contract with respect to the issuance or sale of, any shares of capital stock of any class of the Company or Voting Debt or other securities (equity or debt), or any other changes to the capital structure of the Company or any of its Subsidiaries;

          (d)   there have been no Contracts (or amendments, modifications, supplements or replacements to existing Contracts) made or committed to be made or entered into to be performed by the Company or any of its Subsidiaries relating to, and none of them have made any, capital expenditures by the Company or any of its Subsidiaries with a value in excess of $50,000 in the current year or any future calendar year, or in the aggregate for such capital expenditures with a value in excess of $200,000, other than commissions paid to third parties in the ordinary course of business;

          (e)   neither the Company nor any of its Subsidiaries has acquired, by merging or consolidating with, by purchasing an equity interest in, by purchasing all or a portion of the assets of, or by any other manner, any business or any Person, or other acquisition of any assets of any Person (other than the purchase of equipment, inventories and supplies in the ordinary course of business consistent with past practice);

          (f)    there have been no transfers, leases, licenses, guarantees, sales, mortgages, pledges, disposals of, subjecting to Liens (other than Permitted Liens) or other encumbrances on, any assets of the Company or any of its Subsidiaries that are material to their business or that have a value individually in excess of $100,000 other than with respect to (i) transactions between wholly-owned Subsidiaries of the Company and the Company or between wholly-owned Subsidiaries of the Company, (ii) dispositions of excess or obsolete assets of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice and (iii) leases, licenses or sales in the ordinary course of business consistent with past practice;

          (g)   except to the extent required under existing employee and director benefit plans, agreements or arrangements in effect on March 31, 2005, as set forth in Section 4.7(g) of the Company Disclosure Schedule or required by applicable law or contemplated by Section 3.4, there have been no increases in the compensation or fringe benefits of any of the Company's or its Subsidiaries' directors, officers or employees (except for immaterial increases to employees who are not officers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice), no grants of any severance or termination pay not required to be paid under then existing severance plans or employment arrangements (except, with respect to non-officer employees, severance or termination pay in the ordinary course of business and consistent with past practice), no employment, benefit (including with respect to life or disability insurance or with respect to premiums therefor), consulting or severance agreements, policies or arrangements with any present or former directors, officers or, except in the ordinary course of business, other employees of the Company or any of the Company's Subsidiaries, no establishment or adoption of or amendments, modifications, supplements, replacements or terminations of any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, benefit (including with respect to life or disability insurance or with respect to premiums therefor), pension, retirement, deferred compensation or other plans, agreements, trusts, funds, policies or arrangements for the collective benefit of any directors, officers or employees, except as required by applicable law and except with respect to non-officer employees in the ordinary course of business and consistent with past practice;

          (h)   there have been no plans of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganizations of the Company or any of its Subsidiaries or any agreements relating to any Acquisition Proposals adopted or entered into;

          (i)    there has been no (i) incurrence, assumption, modification or prepayment of any indebtedness for borrowed money, issuance of any debt securities or warrants or other rights for the acquisition of debt securities, or guarantees, endorsements or liabilities or responsibilities for the obligations or indebtedness of another Person by the Company or any of its Subsidiaries, other than indebtedness owing to or guarantees of indebtedness owing to, the Company or any direct or indirect wholly-owned Subsidiary of the Company, or capital leases entered into, or (ii) loans, extensions of credit or advances by the Company or any of its Subsidiaries to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of preceding clauses (i) and (ii), for loans, extensions of credit or advances constituting trade payables or receivables arising in the ordinary course of business and in the case of preceding clause (ii), for advances to employees in respect of travel and entertainment expenses in the ordinary course of business in amounts of $10,000 or less to any individual on any date of determination and $50,000 in the aggregate outstanding on any date of determination;

          (j)    except for the acceleration of vesting of Options and lapsing of the Company's repurchase right on Restricted Stock in accordance with this Agreement, there have been no accelerations of the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance (including arrangements or agreements for premiums therefor) or other compensation or benefits of the Company or any of its Subsidiaries;

          (k)   neither the Company nor any of its Subsidiaries has made any payments, discharges, settlements or satisfactions of any claims, litigation, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (i) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice, of (A) liabilities reflected or reserved against in the March 31, 2005 balance sheet included in the Company SEC Documents or (B) liabilities (other than litigation) subsequently incurred in the ordinary course of business consistent with past practice and (ii) other claims, litigation, liabilities or obligations (qualified as aforesaid) that in the aggregate do not exceed $250,000;

          (l)    there have been no plans, announcements, implementations or effectuations of any reductions in force, lay-offs, early retirement programs, severance programs or other programs or efforts concerning the termination of employment of employees of the Company or its Subsidiaries, other than routine employee terminations in the ordinary course of business and consistent with past practice;

          (m)  there have been no actions or omissions which (i) constitute a violation of any material Company Permit, which violations would result in or would reasonably be likely to result in, individually or in the aggregate, the modification, suspension, cancellation, termination of any one or more material Company Permit or otherwise have or would reasonably be likely to have a material adverse impact on any customer or client contract or relationship or the nature or level of discipline imposed on account of future violations of the Laws applicable to the Company and the

  Surviving Corporation or (ii) would (or would reasonably be likely to) materially impede, delay, hinder or make more burdensome for the Surviving Corporation or Parent to obtain and maintain any and all authorizations, approvals, consents or orders from any Governmental Entity or other third party necessary or required to maintain the Company Permits in effect at all times following the Merger on the same terms as in effect on the date of this Agreement;

          (n)   there have been no entries into any new material lines of business;

          (o)   there has been no failure to maintain with current or other financially responsible insurance companies insurance on the Company's or its Subsidiaries' assets, tangible and intangible, and their respective businesses in such amounts and against such risks and losses as are consistent with past practice and standard practice in the Company's industry;

          (p)   there has been (i) no material amended Tax Returns or material claims for refund filed, (ii) no making or rescission of any material Tax election or other failure to prepare all Tax Returns in a manner which is consistent with the past practices of the Company and each Subsidiary of the Company, as the case may be, with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency (A) did not, or would not reasonably be expected to, materially increase Parent's, the Company's or any of the Company's Subsidiaries' liability for Taxes for any period or (B) is or was required by Law, (iii) no incurrence of any liability for Taxes other than in the ordinary course of business, apart from any Tax liability that may result from the Asset Purchase, or (iv) no settlement or closing agreement with a taxing authority that materially increases or would reasonably be likely to materially increase the Tax liability of the Company or any of its Subsidiaries for any period entered into;

          (q)   there has been no material change by the Company or any of its Subsidiaries in any accounting practices, policies or procedures or any methods of reporting income, deductions or other items for income tax purposes (except insofar as may have been required by applicable law, GAAP or SEC rule and which are disclosed in the Company SEC Documents; and

          (r)   there has been no material damage, destruction or loss (whether or not covered by insurance) to the Company's or any of its Subsidiaries' tangible or intangible property or assets, including software or systems.

        Section 4.8.    Taxes.    (a) Tax Returns.    Each of the Company and its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authorities all Tax Returns that are required to be filed by, or with respect to, each of the Company and its Subsidiaries. All such filed Tax Returns are complete and accurate in all material respects, and neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

        (b)    Payment of Taxes.    The Company and each of its Subsidiaries has paid all Taxes that are due and owing whether or not shown on such filed Tax Returns, except with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP as reflected in the most recent consolidated balance sheet. Since the date of the most recently filed Company SEC Documents, neither the Company nor any of its Subsidiaries has incurred any material Tax liability outside the ordinary course of business, other than any Tax liability that may be incurred as a result of the Asset Purchase.

        (c)    Other Tax Matters.

          (1)   (i) Neither the Company nor any of its Subsidiaries is currently the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality, (ii) no such audit or other examination is pending, or to the Company's Knowledge, threatened and (iii) neither the Company nor any of its Subsidiaries has received any written notice from any taxing authority relating to any issue which could have an adverse effect on the Tax liability of the Company or any of its Subsidiaries.

          (2)   Neither the Company nor any of its Subsidiaries (i) has entered into an agreement or waiver that will be in effect as of the Closing Date or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries, or (ii) is presently contesting the Tax liability of the Company or any of its Subsidiaries in any administrative or judicial proceeding.

          (3)   Neither the Company nor any of its Subsidiaries has been included in any affiliated group (within the meaning of Section 1504(a) of the Code) or any consolidated, combined or unitary group (under state or local law) of which the Company or any such Subsidiary is or has been a member (each, an "Affiliated Group") with any Person (other than the Company or any current Subsidiary thereof) for any taxable period for which, to the Company's Knowledge, the statute of limitations has not expired.

          (4)   All Taxes which the Company and each or any of its Subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (5)   No claim has been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

          (6)   There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any of its Subsidiaries or any predecessor or affiliate thereof (other than Parent and its affiliates) and any other party under which Parent, Merger Subsidiary, the Company or any of the Company's Subsidiaries could be liable for any Taxes or other claims of, or could otherwise have any liability or obligation to, any party after the Closing Date.

          (7)   Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding Tax laws of any nation, state or locality.

          (8)   Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that would require (including as a result of the execution and delivery of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement) the Company or any of its Subsidiaries or any affiliate thereof to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code or that would not be deductible pursuant to Section 162(m) of the Code.

          (9)   The Company and each of its Subsidiaries have delivered to Parent and Merger Subsidiary true, complete and correct copies of each of the Tax Returns for income Taxes filed on behalf of the Company and each of its Subsidiaries for the 2001, 2002 and 2003 tax years.

          (10) There are no deferred intercompany transactions between the Company and any of its Subsidiaries or between the Company's Subsidiaries and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19 with respect to the stock of the Company or any of its Subsidiaries) which will or may result in the recognition of income upon the consummation of the transaction contemplated by this Agreement.

          (11) No Liens have been filed with respect to any Taxes of the Company, any Subsidiary or any Affiliated Group.

        Section 4.9.    Title to Properties; Leased Real Properties; No Liens.    (a) The Company does not own any real property.

        (b)   The Company and each of its Subsidiaries has a valid leasehold interest, in the case of leased assets, in (i) all of its material tangible properties and assets (real and personal), including all such properties and assets reflected in the Company's consolidated balance sheet as of March 31, 2005 contained in the Company SEC Documents, except as indicated in the notes thereto or as sold or otherwise disposed of in the ordinary course of business after such date, and (ii) all the material tangible properties and assets that have been purchased by the Company or any of the Subsidiaries since March 31, 2005, except for such properties and assets that have been sold or otherwise disposed of in the ordinary course of business, in each case subject to no Liens, except for Permitted Liens.

        (c)   Section 4.9(c) of the Company Disclosure Letter sets forth a complete and correct list of the addresses of all Leased Real Property. The Company or one of its Subsidiaries has a valid leasehold interest in all Leased Real Property, free and clear of any and all Liens except for Permitted Liens. Each lease with respect to the Leased Real Property is in full force and effect in accordance with its terms in all material respects except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies; in each case, the Company or its Subsidiary, as applicable and is not in default thereunder in any material respect, and, to the Knowledge of the Company, there exists no default or event, occurrence, condition or act (including the Transactions) which, with the giving of notice, the lapse of time or the happening of any further event or condition (including the Transactions), would become a default in any material respect under such lease. Neither the Company nor any of its Subsidiaries has violated any of the terms or conditions under any such lease in any material respect, and, to the Company's Knowledge, all of the covenants to be performed by any other party under any such lease have been fully performed in all material respects. The Company has, prior to the date of this Agreement, made available to Parent true, complete and correct copies of each lease or other agreement (including, in each case, any and all amendments, modifications and supplements thereto) with respect to each Leased Real Property as set forth in Section 4.9(c) of the Company Disclosure Letter.

        (d)   All of the Company's and its Subsidiaries' material personal property, including computers, electronics, leasehold improvements, furnishings, machinery and equipment necessary for the conduct of the business, is in working order (ordinary wear and tear excepted) and, to the Knowledge of the Company, materially complies with all applicable Laws.

        Section 4.10.    Intellectual Property.    (a) Section 4.10(a) of the Company Disclosure Letter sets forth a true and complete list of all of the (i) Registered and material unregistered Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret, Copyright or Other Proprietary Right as the case may be) and (ii) Licensed Intellectual Property (other than Computer Software that is readily commercially available for $1,000 or less).

        (b)   To the Company's Knowledge, except as set forth in Section 4.10(b) of the Company Disclosure Letter, all Owned Intellectual Property is valid, subsisting and enforceable. Except as set forth in Section 4.10(b) of the Company Disclosure Letter, no Owned Intellectual Property (i) has been adjudicated invalid or unenforceable, (ii) has been abandoned or cancelled (excepting any expirations in the ordinary course), or (iii) is subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company's or its Subsidiaries' rights thereto. To the Company's Knowledge, no Licensed Intellectual Property has been abandoned, cancelled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's or the Subsidiaries' rights thereto. The Company has taken commercially reasonable steps to ensure that the Owned Intellectual Property has been marked where appropriate with notices and legends as permitted by Federal and

State laws or otherwise permitted to indicate the Company's or its Subsidiaries' patent, trademark, copyright, confidential, proprietary, and other Intellectual Property rights in such Owned Intellectual Property.

        (c)   Except as set forth in Section 4.10(c) of the Company Disclosure Letter, the Company and its Subsidiaries own or have the right to use all Intellectual Property used or in the midst of being developed to be used in the business of the Company and its Subsidiaries. All rights in and to the Owned Intellectual Property are free of all Liens (other than Permitted Liens) and are fully assignable. The Owned Intellectual Property and Licensed Intellectual Property is sufficient to operate the business of the Company as currently or contemplated to be conducted. Except as set forth in Section 4.10(c) of the Company Disclosure Letter, no Person other than the Company has any ownership interest in, or a right to receive a royalty or similar payment with respect to, any of the Owned Intellectual Property.

        (d)   Except as set forth in Section 4.10(d) of the Company Disclosure Letter, (i) no suit, action, reissue, reexamination, public protest, interference, arbitration, mediation, opposition, cancellation or other proceeding (collectively, "Suit") is pending alleging that the Company or the Subsidiaries have violated any Intellectual Property rights of any Person, and (ii) to the Knowledge of the Company, no claim has been threatened or asserted against the Company or the Subsidiaries or any of their indemnitees (as indemnities under a Customer Agreement) alleging a violation of any Intellectual Property rights of any Person within the last two years. To the Company's Knowledge, the Company and its Subsidiaries have not violated any Intellectual Property rights.

        (e)   Except as set forth in Section 4.10(e) of the Company Disclosure Letter, no Suit is pending relating to any Customer Agreement or Licensed Intellectual Property Agreement, including any Suit alleging that the Company or the Subsidiaries or another person has breached any Customer Agreement or Licensed Intellectual Property Agreement or that any such agreement is invalid or unenforceable. No such Suit has, to the Company's Knowledge, been threatened or asserted within the last two years. The Company and the Subsidiaries are in compliance with, and have conducted their business so as to comply with, all terms of all Customer Agreements and Licensed Intellectual Property Agreements. To the Company's Knowledge (but without inquiry) there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or the Subsidiaries or the other signatory under any Customer Agreement or Licensed Intellectual Property Agreement. No party to any Customer Agreement or Licensed Intellectual Property Agreement has given the Company or the Subsidiaries since December 31, 2004 (i) written notice of its intention to cancel or terminate any Customer Agreement or Licensed Intellectual Property Agreement or (ii) written notice that it will not renew any Customer Agreement or Licensed Intellectual Property Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any Person the right to terminate or modify, any Customer Agreements or Licensed Intellectual Property Agreements.

        (f)    Except as set forth in Section 4.10(f) of the Company Disclosure Letter, no Suit is pending concerning the Owned Intellectual Property, including any Suit alleging that the Owned Intellectual Property is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company or its Subsidiaries. No such Suit has been threatened or asserted within the last two years.

        (g)   To the Company's Knowledge, no Suit is pending concerning the Licensed Intellectual Property, including any Suit concerning a claim or position that the Licensed Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the licensor of such Intellectual Property. No Suit is pending concerning the right of the Company or its Subsidiaries to use the Licensed Intellectual Property, including any Suit concerning a claim or position that such right has been violated or is invalid, unenforceable, not owned or not owned exclusively by the Company or its Subsidiaries. No such claims have been threatened or asserted within the last two years.

        (h)   Except as set forth in Section 4.10(h) of the Company Disclosure Letter, the Company has no Knowledge that any Person is violating any Owned Intellectual Property or any material Licensed Intellectual Property.

        (i)    Except as set forth in Section 4.10(i) of the Company Disclosure Letter, the Company and the Subsidiaries have timely made all filings, recordations, and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property and reflecting the Company or a Subsidiary as the owner thereof. Except as set forth in Section 4.10(i) of the Company Disclosure Letter, no due dates for filings or payments concerning the Registered Owned Intellectual Property (including office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) falling due within ninety (90) days of the Closing Date, whether or not such due dates are extendable. The Company and its Subsidiaries are in compliance with the applicable rules and regulations of such agencies with respect to Registered Owned Intellectual Property. All documentation necessary to confirm and effect the Company's and its Subsidiaries' ownership of Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices, as appropriate.

        (j)    The Company and the Subsidiaries have taken all commercially reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in their businesses (including entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons who are authorized to use Company Trade Secrets). To the Company's Knowledge, none of the Company Trade Secrets have been disclosed to any Person unless such Person executed appropriate confidentiality agreements prohibiting the unauthorized use or disclosure of such Company Trade Secrets and containing other terms as reasonably necessary or appropriate for the protection and maintenance of such Company Trade Secrets.

        (k)   To the Company's Knowledge, no current or former Company employee (whose employment terminated within the last two years) or Subsidiary employee is or was a party to any confidentiality agreement and/or agreement not to compete that forbids or forbade at any time during such employee's employment by the Company or a Subsidiary the activity that such employee was hired to perform or otherwise performed on behalf of or in connection with such employee's employment by the Company or a Subsidiary.

        (l)    The IT Systems are adequate in all material respects for their intended use and for the operation of such businesses as are currently operated and as are currently contemplated to be operated by the Company and its Subsidiaries, are in good working condition (normal wear and tear excepted). There has not been any material malfunction with respect to any of the IT Systems since January 1, 2002 that has not been remedied or replaced in all material respects.

        Section 4.11.    Products.    (a) Except as set forth in Section 4.11(a) of the Company Disclosure Letter, the Company is the sole and exclusive owner of the Products and all constituent parts thereof (excluding Licensed Intellectual Property).

        (b)   Except as set forth in Section 4.11(b) of the Company Disclosure Letter, the Current Versions of the Products perform in all material respects in accordance with the Ancillary Product Materials and applicable Customer Agreement and meet all contractual terms and written warranties provided to any customers who purchase or license, or have purchased or licensed, such Current Versions of the Products from the Company, Subsidiaries or their agents. The Current Versions of the Products do not contain any Disabling Devices.

        (c)   The source code for the Current Versions of the Products will compile into executable object code and such executable object code is capable of performing the functions described in the Ancillary Product Materials. To the Company's Knowledge, the source code, Ancillary Product Materials and other Documentation, to the extent pertaining to the Current Versions of the Products are accurate and sufficiently documented to enable a Computer Software developer of reasonable skill and adequate familiarity with, and customary training in connection with, the Products to understand, modify, repair, maintain, compile and otherwise use the material aspects of the Products. The Company or the Subsidiaries have taken commercially reasonable steps to protect the source code for the Current Versions of the Products as Trade Secrets of the Company or the Subsidiaries.

        (d)   Section 4.11(d) of the Company Disclosure Letter contains (i) true and complete copies of the Company's current versions of its standard U.S. Customer Agreements; (ii) a true and complete list of customer names for the top 20 Customers for 2003, the top 20 Customers for 2004 and the top 20 Customers for the six months ended June 30, 2005 ranked by license and maintenance revenue to the Company.

        (e)   Except as set forth in Section 4.11(e) of the Company Disclosure Letter, neither the Company nor any of the Subsidiaries has granted to any Person, and no Person, other than the Company (including any independent contractors who have performed services for the Company or the Subsidiaries), holds any rights in, or licenses to produce, support, maintain, modify, distribute, license, sublicense, sell, use in development or otherwise use, any of the Current Versions of the Products. Except as set forth in Section 4.11(e) of the Company Disclosure Letter, there are no exclusive arrangements between the Company or any of the Subsidiaries and any other Person to license, sublicense, sell, use or distribute any of the Products. Section 4.11(e) of the Company Disclosure Schedule sets forth a true and complete list of all agreements by the Company or the Subsidiaries with resellers of the Products and all agreements pursuant to which the Company or the Subsidiaries are resellers of products.

        (f)    No Person has a license to use or the right to acquire a license to use any future version of the Products, except for customer rights to obtain licenses to future versions of the Products pursuant to existing Customer Agreements, and nothing restricts the Company's or any of the Subsidiaries' ability to charge its customers for any such new version, other than such Customer Agreements.

        (g)   Except as set forth in Section 4.11(g) of the Company Disclosure Letter, no Customer Agreement or other agreement in force obligates the Company or any of the Subsidiaries to develop or provide any specific improvement, enhancement, change in functionality or other alteration in the performance of the Products other than Customer Agreements that provide for Product support services entered into in the ordinary course of business consistent with past practice.

        Section 4.12.    Agreements, Contracts and Commitments.    Except for Contracts filed as exhibits to Company SEC Documents pursuant to Item 601 of Regulation S-K and listed on the exhibit index to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2004 ("SEC Contracts"), or as disclosed in Section 4.12 of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract currently in effect and of the following nature (collectively, the "Company Material Contracts"):

          (a)   Contracts (other than Benefit Plans, which are covered under Section 4.15) with any current or former, director or officer of, or natural person consultant of or to, the Company or any of its Subsidiaries under which the Company or its Subsidiaries may have material ongoing or future payment obligations for services rendered or to be rendered;

          (b)   Contracts that (x) involve the performance by the Company or any of its Subsidiaries of services of an amount or value in excess of $100,000 annually after June 30, 2005 or (y) involve payments by the Company or any of its Subsidiaries in excess of $100,000 annually after June 30, 2005, unless terminable by the Company on not more than 30 days notice without material penalty (other than employment and consulting arrangements entered into in the ordinary course of business and the Change of Control Agreements and Severance Agreements disclosed in Section 4.12(n) of the Company Disclosure Letter);

          (c)   Contracts (i) for the sale of assets of the Company or any of its Subsidiaries involving aggregate consideration of $50,000 or more (other than licenses of Products in the ordinary course of business), or (ii) for the grant to any Person of any preferential rights to purchase any material amount of assets or any material asset of the Company or any of its Subsidiaries;

          (d)   Contracts for the acquisition, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner having the same or similar effect, any business or any Person or assets of any Person (other than the purchase of equipment, inventories and supplies in the ordinary course of business consistent with past practice);

          (e)   Contracts (including loan agreements, credit agreements, notes, bonds, mortgages or other agreements, indentures or instruments) relating to indebtedness for borrowed money, letters of credit, the deferred purchase price of property, conditional sale arrangements, capital lease obligations, obligations secured by a Lien, or interest rate or currency hedging activities (including guarantees or other contingent liabilities in respect of any of the foregoing but in any event excluding trade payables arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment);

          (f)    Loans or advances to (other than advances to employees in respect of travel and entertainment expenses in the ordinary course of business in amounts of $10,000 or less to any individual on any date of determination, and $50,000 in the aggregate on any date of determination), or investments in, any Person, other than the Company or a Subsidiary, or any Contracts relating to the making of any such loans, advances or investments or any Contracts involving a sharing of profits (except for bonus arrangements with employees entered into in the ordinary course of business consistent with past practice);

          (g)   Contracts relating to any material joint venture, partnership, strategic alliance or similar arrangement (including any franchising agreement);

          (h)   Contracts to be performed relating to capital expenditures of the Company and/or its Subsidiaries with a value in excess of $50,000 in any fiscal year, or in the aggregate capital expenditures of the Company and/or its Subsidiaries with a value in excess of $200,000;

          (i)    Contracts relating to any material Company Permits;

          (j)    Contracts which contain restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

          (k)   Contracts containing covenants purporting to restrict the Company or any of its Subsidiaries or its or their affiliates from competing with or otherwise legally or contractually restraining, limiting or impeding the Company's or any of its Subsidiaries' ability to compete with any Person or conduct any business or line of business or which restrict any other Person from competing with the Company, any of its Subsidiaries or any of its or their affiliates;

          (l)    Contracts which are material to the Company or any of its Subsidiaries and which restrict the Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other Person (other than Contracts entered into in the ordinary course of business);

          (m)  Contracts required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

          (n)   Contracts required to be filed under Item 601(b)(10) of Regulation S-K under the Securities Act; and

          (o)   Contracts that contain minimum annual purchase obligations (take-or-pay) or that contain penalties or repricing provisions (e.g., "retroactive discounts") if certain minimum quantities are not purchased in excess of $10,000 individually and $50,000 in the aggregate.

Each Company Material Contract and SEC Contract is in full force and effect, is a valid and binding obligation of the Company or the Subsidiary of the Company party thereto and, to the Company's Knowledge, each other party thereto, except as would not reasonably be expected to (x) result in a material loss or liability to the Company or its Subsidiaries or (y) interfere in a material manner with the business or operations of the Company and its Subsidiaries or the ownership of their properties or assets. There exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Company or any Subsidiary or, to the Company's Knowledge, on the part of any other party to any Company Material Contract that, with the giving of notice or the lapse of time or both, would become a default or event of default under any Company Material Contract or SEC Contract that could reasonably be expected to (x) result in a material loss or liability to the Company or its Subsidiaries or (y) interfere in a material manner with the business or operations of the Company and its Subsidiaries or the ownership of their properties or assets.

        Section 4.13.    Litigation.    (a) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 4.13 of the Company Disclosure Letter, there are no Actions or Proceedings pending against or, to the Company's Knowledge, threatened against or binding upon the Company or any of its Subsidiaries, or any of their respective properties or rights or seeking to prevent the Transactions.

        (b)   Neither the Company nor any of its Subsidiaries is a party to any Governmental Directive mandating any conduct or prohibiting any conduct by any of them or subject to any commitment letter or similar undertaking executed in connection with any such Governmental Directive or has adopted any board resolution with respect to any such Governmental Directive.

        Section 4.14.    Environmental Matters.    (a) The operations of the Company and its Subsidiaries are in compliance with Environmental Laws, except for such noncompliance that would not, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Effect.

        (b)   Each of the Company and its Subsidiaries has obtained and is in compliance with all necessary permits or authorizations required under Environmental Laws, except for such failure to have, or noncompliance with, such permits or authorizations that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect with respect to the Company and its Subsidiaries.

        (c)   There has been no release to the environment of any substances defined as hazardous under any Environmental Law associated with any Company operations at any of the properties operated by the Company and its Subsidiaries while such properties were operated by the Company or any of its Subsidiaries that could reasonably be expected to result in a material liability to the Company.

        (d)   No claims have been asserted against the Company or any of its Subsidiaries under any Environmental Law ("Environmental Claims"), nor has the Company or any of its Subsidiaries received written notice of any threatened or pending Environmental Claims against the Company or any of its Subsidiaries and, to the Company's knowledge, there is no valid basis for any such Environmental Claim that could reasonably be expected to result in material liability to the Company.

        Section 4.15.    Employee Benefit Plans.    (a) Section 4.15(a) of the Company Disclosure Letter sets forth a true, complete and correct list of all Benefit Plans. The Benefit Plans are in compliance in all material respects with the requirements of all applicable Laws and each Benefit Plan has been operated, maintained and administered in material compliance with its terms. There are no pending, nor, to the Company's Knowledge, has the Company or any of its Subsidiaries received notice of any threatened, Actions or Proceedings, against or otherwise involving any of the Benefit Plans and their assets (other than routine claims for benefits). All contributions required to be made as of the date of this Agreement to the Benefit Plans have been made or provided for.

        (b)   (i) Any U.S. Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS regarding its qualification and no Benefit Plan has been amended since the effective date of its most recent determination letter prior to the end of its remedial amendment period, in any respect that would result in its disqualification; (ii) neither the Company nor any of its Subsidiaries has incurred or expects to incur any material liability (including additional contributions, fines, taxes or penalties) as a result of a failure to administer or operate any Benefit Plan that is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code ("COBRA"); (iii) any U.S. Benefit Plan providing for health and welfare benefits is fully insured; (iv) no reportable event (as defined in Section 4043(c) of ERISA) has occurred or is expected to occur with respect to any Pension Plan; (v) no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations or (vi) neither the Company, any Subsidiary of the Company nor any of their ERISA Affiliates has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA with respect to any U.S. Benefit Plan, or has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA and not otherwise exempt under Section 408 of ERISA) that could result in a material liability to the Company. No Benefit Plan exists that, as a result of the execution of this Agreement, stockholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could result in severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans, (iii) limit or restrict the right of the Company to merge, amend or terminate any of the Benefit Plans or (iv) result in payments under any of the Benefit Plans which would not be deductible under Section 280G of the Code.

        (c)   Except as set forth in Section 4.15(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, nor any Affiliate of the Company maintains or is required to contribute to any Foreign Pension Plan to which the Company would have any liability, except as required by applicable Law.

        (d)   Except as required under Section 4980B of the Code or other applicable Law, neither the Company nor any of its Subsidiaries has any obligation to provide post-retirement or post-termination of employment, health or life benefits to current or former employees. Except as set forth in Section 4.15(d) of the Company Disclosure Letter, any continuation coverage provided under any welfare benefits plan complies with Section 4980B of the Code and is at the expense of the participant or beneficiary.

        (e)   Any terminated Benefit Plan has been terminated in accordance with applicable Laws and all benefits under any such terminated Benefit Plan have been made in accordance with the terms of such Benefit Plan.

        (f)    Each Benefit Plan may be amended or terminated at any time after the Closing Date without liability to the Company other than for accrued benefits and costs of termination.

        (g)   The Company has made available to Parent and Merger Subsidiary true and complete copies of the Benefit Plans, together with all amendments thereto, and to the extent applicable (i) all current summary plan descriptions or other written communications concerning the extent of benefits provided under a Benefit Plan; (ii) the annual report on Internal Revenue Service Form 5500-series, including any attachments thereto, for each of the last three plan years; (iii) the most recent accountant's report, if any; (iv) the most recent Internal Revenue Service determination letter, (v) the most recent actuarial report and audited financial reports; and (vi) any related trust agreement or other funding instrument.

        (h)   No Benefit Plan is subject to Title IV of ERISA and neither the Company, its Subsidiaries nor any ERISA Affiliate has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any plan subject to Title IV of ERISA.

        (i)    With respect to each Benefit Plan (x) maintained outside the jurisdiction of the United States, or (y) that covers any employee residing or working outside the United States (each, a "Foreign Benefit Plan"), (i) each Foreign Benefit Plan has been established, maintained and administered in material compliance with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality; (ii) each Foreign Benefit Plan that is required to be funded is fully funded, and with respect to each other Foreign Benefit Plan, adequate reserves therefore have been established on the financial statements of the applicable Company or Subsidiary entity; and (iii) no liability or obligation of the Company or its Subsidiaries, which would reasonably be expected to result in a Company Material Adverse Effect, exists with respect to each such Foreign Benefit Plan that has not been disclosed on Schedule 4.15(i).

        Section 4.16.    Compliance with Laws.    Neither the Company nor any of the Subsidiaries are in material violation of, nor have any of them received any notice alleging any such violation with respect to, any applicable provisions of any Laws applicable to the conduct of their businesses or the ownership or operation of their properties or assets. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Company's Knowledge, threatened, nor, to the Company's Knowledge, has any Governmental Entity indicated an intention to conduct the same.

        Section 4.17.    Permits and Licenses.    The Company and each of the Subsidiaries have obtained and have complied with, and are in compliance with, all material Company Permits and there has not occurred any default under any such Company Permit and no Action or Proceeding has been filed or commenced against any of them alleging any failure to so comply. There are no material oral or written understandings or waivers between the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other, with respect to any Company Permit.

        Section 4.18.    Labor Matters.    (a) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

        (b)   Except as set forth in Section 4.18(b) of the Company Disclosure Letter, (i) there is no material pending or to the Company's Knowledge threatened labor strike, or dispute, walkout, work stoppage, slow-down, lockout or organizational effort involving employees of the Company or any of its Subsidiaries, (ii) as of the date hereof, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries, either pending or, to the Company's Knowledge, threatened or reasonably anticipated; (iii) no union is currently certified, and there is no union representation question and no union or other organizational activity that would be subject to the National Labor Relations Act (20 U.S.C. §151 et seq.) exists or, to the Company's Knowledge, is threatened with respect to the Company's or any of its Subsidiaries' operations, (iv) there are no material occupational health and safety claims against the Company or any of its Subsidiaries, and (v) except as set forth in Section 4.18(b) of the Company Disclosure Letter, (x) as of the date hereof there are no complaints, charges, or claims against the Company or any of its Subsidiaries pending, or to the Company's Knowledge threatened in writing or reasonably anticipated to be brought or filed with any authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or any individual by the Company.

        (c)   Neither the Company nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Company or any Subsidiary; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company and/or any Subsidiary been engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law; and none of the affected employees has suffered an "employment loss" (as defined in the WARN Act) since ninety days prior to the date hereof. Neither the Company nor any of its Subsidiaries has incurred any material liability under the WARN Act or similar state laws which remains unpaid of unsatisfied.

        (d)   Except as set forth in Section 4.18(d) of the Disclosure Letter, (i) the Company and its Subsidiaries are in material compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder, (ii) the Company and its Subsidiaries are in material compliance with all laws governing the employment of its employees, including, but not limited to, all such federal, state, foreign and local laws relating to wages, hours, collective bargaining, discrimination, retaliation, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes, (iii) no employee or independent contractor has filed a complaint for which the Company has received notice and the Company has not conducted any internal investigation regarding conduct that may constitute a violation of any federal, state, foreign or local law governing employment, as applicable, (iv) since March 31, 2005, no officer of the Company or any of its Subsidiaries has received, and no officer has given, notice to terminate his employment, (v) there are no officers or employees of the Company or any of its Subsidiaries who are on secondment, maternity leave or absent on grounds of disability, military or other leave of absence (other than normal holidays or absence due to illness), (vi) the Sellers and the Company and its Subsidiaries have complied with their material obligations to inform and consult with trade unions and other representatives of workers and to send notices to relevant governmental officials, (vii) the Company and its Subsidiaries have maintained adequate and suitable records regarding the service of their directors, officers and employees and such records comply with requirements of data protection legislation regarding the processing and storage of personal data on individuals except as would not reasonably be expected to (x) result in a material loss or liability to the Company or its Subsidiaries or (y) interfere in a material manner with the business or operations of the Company and its Subsidiaries or the ownership of their properties or assets and (viii) the Company and its Subsidiaries have not entered into any agreement and no event has occurred which may involve the Company and its Subsidiaries in the future acquiring any undertaking or part of one such that the Transfer Regulations may apply thereto except as would not reasonably be expected to (x) result in a material loss or liability to the Company or its Subsidiaries or (y) interfere in a material manner with the business or operations of the Company and its Subsidiaries or the ownership of their properties or assets.

        (e)   All salaries and wages and other benefits, bonuses and commissions of all directors, officers or employees of the Company and its Subsidiaries have, to the extent due, been paid or discharged in full.

        (f)    Neither the Company nor its Subsidiaries have entered into any agreement or arrangement with a third party for the management or operation of its business or any material part thereof.

        (g)   Neither the Company nor any of its Subsidiaries has extended a loan to any employee for which amounts are outstanding, except for advances in respect of travel and entertainment expenses in the ordinary course of business.

        (h)   Except as set forth in Section 4.18(h) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written: (i) agreement with any executive officer or employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the payment or terms of which are accelerated or materially altered, upon the occurrence of a transaction involving the

Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or employee other than as required by applicable Law; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciate right plan, restricted stock plan, stock purchase plan, severance benefit plan, insurance plan or arrangement (including with respect to life, health, or disability insurance) or with respect to the premium therefore, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event) or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement (such agreements and plans referred to in clause (i) or (ii), collectively, the "Executive Agreements").

        Section 4.19.    Insurance.    Section 4.19 of the Company Disclosure Letter sets forth the material insurance coverages maintained by the Company and its Subsidiaries. The Company has made available to Parent and Merger Subsidiary copies of all material insurance policies which are owned by the Company or its Subsidiaries or which name the Company or any of its Subsidiaries as an insured, additional insured or loss payee (including those pertaining to the Company's or any of its Subsidiaries' assets, employees or operations) (collectively, the "Insurance Policies") and (a) each of the Insurance Policies is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full and cover against the risks of the nature normally insured against by entities in the same or similar lines of business as the Company and its Subsidiaries in coverage amounts typically and reasonably carried by such entities, (b) none of the Insurance Policies shall terminate or lapse (or be affected in any other adverse manner) by reason of any of the Transactions, (c) each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party, (d) to the Knowledge of the Company, no insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such Insurance Policy or indicated any intent to do so or not to renew any such Insurance Policy and (e) to the Knowledge of the Company, all material claims under the Insurance Policies have been filed in a timely fashion.

        Section 4.20.    Information in Proxy Statement.    The Proxy Statement when distributed or otherwise disseminated to the Company's stockholders, as applicable, will comply in all material respects with all applicable requirements of the Exchange Act and other applicable Laws. If at any time prior to the date of the Special Meeting any event occurs which should be described in an amendment or supplement to the Proxy Statement, the Company will file and disseminate, as required, an amendment or supplement which complies in all material respects with the Exchange Act and any other applicable Laws.

        Section 4.21.    Opinion of Financial Advisor.    The Board of Directors of the Company has received the written opinion of Morgan Stanley & Co. Incorporated, dated August 3, 2005, a true, complete and correct signed copy of which shall be delivered to Parent promptly after receipt of a written copy thereof by the Company for Parent's informational purposes only and not as a beneficiary of such opinion, to the effect that, as of the date of such written opinion and on the basis of and subject to the assumptions set forth therein, the Cash Merger Consideration to be received in the Merger by the holders of Company Common Stock, is fair to such holders from a financial point of view, and such opinion has not been withdrawn or modified as of the date of this Agreement. The Company has been authorized by Morgan Stanley & Co. Incorporated to permit the inclusion of such fairness opinion in its entirety in the Proxy Statement.

        Section 4.22.    Brokers.    No agent, broker, Person or firm acting on behalf of the Company or any of its Subsidiaries other than Morgan Stanley & Co. Incorporated is or will be entitled to any advisory commission or broker's or finder's fee from any of the Parties (or their respective Affiliates) in connection with this Agreement or any of the transactions contemplated hereby. All amounts paid, or which are or will be payable, to Morgan Stanley & Co. Incorporated arising out of or in connection with this transaction are set forth in the fee arrangement referred to on Section 4.22 of the Company Disclosure Letter.

        Section 4.23.    Voting Requirements.    The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock held by Company Stockholders is the only vote of the holders of any class or series of the Company's capital stock or other securities of the Company necessary under applicable law or stock exchange (or similar self-regulatory organization) regulations to adopt this Agreement and approve the Transactions and for consummation by the Company of the Transactions.

        Section 4.24.    State Takeover Statutes; Anti-takeover Plan.    The Board of Directors of the Company has taken any and all requisite action so that neither the restrictions on "business combinations" set forth in Section 203 of the DGCL, nor any other "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws of any state other than the State of Delaware, will apply to this Agreement or the Voting Agreement or to the Merger or any of the other Transactions. Neither the Company nor any of its Subsidiaries has in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover plan," or any similar plan, device or arrangement, and neither the Board of Directors of the Company nor the Board of Directors of any of its Subsidiaries has adopted or authorized the adoption of such a plan, device or arrangement.

        Section 4.25.    Title to Purchased Assets.    The Company or one or more of its Subsidiaries is the lawful owner, beneficially and of record, of the Purchased Assets. Immediately prior to the Effective Time, the Company will deliver, or will cause its applicable Subsidiary to deliver, good and valid title to the Purchased Assets to the Acquisition Subsidiary free and clear of all Liens except for Permitted Liens.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, ACQUISITION SUBSIDIARY AND MERGER SUBSIDIARY

        Each of Parent, Acquisition Subsidiary and Merger Subsidiary hereby represents and warrants to the Company that:

        Section 5.1.    Organization.    Each of Parent, Merger Subsidiary and Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is currently being conducted. Each of Parent, Merger Subsidiary and Acquisition Subsidiary is duly qualified or licensed to do business, and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or assets owned, operated and leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed or in good standing has not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on either Parent, Merger Subsidiary or Acquisition Subsidiary or materially impair the ability of either Parent, Merger Subsidiary or Acquisition Subsidiary to consummate the transactions contemplated hereby. Each of Parent, Merger Sub and Acquisition Subsidiary has, prior to the date of this Agreement, delivered to the Company true, complete and correct copies of their respective Certificate of Incorporation and the Bylaws (or other comparable governing documents), in each case as amended and in full force and effect as of the date of this Agreement.

        Section 5.2.    Authorization; Validity of Agreement; Necessary Action.    Each of Parent, Merger Subsidiary and Acquisition Subsidiary has full corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it prior to or at the Effective Time, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Parent, Merger Subsidiary and Acquisition Subsidiary of this Agreement and each instrument required hereby to be executed and delivered by it prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by it of the Transactions have been duly authorized by the Board of Directors of each of Parent, Merger Subsidiary and Acquisition Subsidiary, and, except for the adoption of this Agreement by Parent as the sole stockholder of Merger Subsidiary, no other corporate action on the part of Parent, Merger Subsidiary or Acquisition Subsidiary is necessary to authorize the execution, delivery and performance by Parent, Merger Subsidiary and Acquisition Subsidiary of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement and each instrument required hereby to be executed and delivered prior to the Effective Time has been duly executed and delivered by each of Parent, Merger Subsidiary and/or Acquisition Subsidiary, as the case may be, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent, Merger Subsidiary and/or Acquisition Subsidiary, as the case may be, enforceable against each of them in accordance with its terms.

        Section 5.3.    Consents and Approvals; No Violations.    The execution and delivery of this Agreement by Parent, Merger Subsidiary and Acquisition Subsidiary does not, and the consummation by Parent, Merger Subsidiary and Acquisition Subsidiary of the Transactions and the compliance by Parent, Merger Subsidiary and Acquisition Subsidiary with the applicable provisions of this Agreement will not:

          (a)   violate or conflict with or result in any breach of any provision of the Certificate of Incorporation or the Bylaws of Parent or the Certificate of Incorporation or the Bylaws of Merger Subsidiary or Acquisition Subsidiary;

          (b)   require any filing, recordation, declaration or registration with, or permit, order, authorization, consent or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity, except for (i) the filing by Parent of a premerger notification and report form under the HSR Act and the expiration or termination of any waiting periods under the HSR Act; (ii) the filing by Parent with the German Federal Cartel Office under the GWB and clearance of the Transactions pursuant to Section 40 Section 1 Sentence 1 or pursuant to Section 40 Section 2 GWB was issued or is deemed to be issued due to the expiration of the relevant waiting periods, (iii) Governmental Approvals with respect to the Merger and the transactions contemplated hereby and (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, all other filings or recordings required under the DGCL and appropriate documents with the relevant authorities of other states in which Parent, Merger Subsidiary or Acquisition Subsidiary qualified to do business;

          (c)   result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, give rise to any penalty, right of amendment, modification, renegotiation, termination, cancellation, payment or acceleration of any right or obligation or loss of any material benefit or right under, or result in the creation of any Liens upon any of the properties or assets of Parent, Merger Subsidiary or Acquisition Subsidiary under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, license, sublicense, franchise, permit, concession, agreement, contract, obligation, commitment, understanding, arrangement, franchise agreement or other instrument, obligation or authorization applicable to Parent, Merger Subsidiary or Acquisition Subsidiary, or by which any such Person or any of its properties or assets may be bound; or

          (d)   assuming that all Governmental Approvals set forth in Section 5.3(b) have been obtained and all filings and notifications described in Section 5.3(b) have been made, violate or conflict with any Laws applicable to Parent, Merger Subsidiary or Acquisition Subsidiary or by which any of their properties or assets may be bound;

excluding from preceding clauses (b), (c) and (d) such matters that have not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on either Parent, Merger Subsidiary or Acquisition Subsidiary and would not materially impair the ability of either Parent, Merger Subsidiary or Acquisition Subsidiary to consummate the Transactions.

        Section 5.4.    Sufficiency of Funds.    As of the date hereof, Parent has funds on hand to pay (i) all of the Cash Merger Consideration, (ii) all of the Option Consideration, (iii) all fees and expenses payable by Parent, Merger Subsidiary and/or Acquisition Subsidiary related to the Transactions and (iv) the Purchase Price. At the Closing of the Asset Purchase and at the Effective Time, as applicable, (x) Parent shall have funds on hand or available financing in an amount sufficient to pay (i) all of the Cash Merger Consideration, (ii) all of the Option Consideration, and (iii) all fees and expenses payable by Parent, Merger Subsidiary and/or Acquisition Subsidiary related to the Transactions and (y) Acquisition Subsidiary shall have funds on hand or available financing in an amount sufficient to pay the Purchase Price.

        Section 5.5.    Information in Proxy Statement.    None of the information supplied or to be supplied by Parent, Merger Subsidiary and/or Acquisition Subsidiary in writing relating to Parent, Merger Subsidiary, Acquisition Subsidiary or any Affiliate thereof (other than the Company or any of its Subsidiaries), as the case may be, expressly for inclusion or incorporation by reference in the Proxy Statement, any amendment or supplement thereto or any other documents filed with the SEC by the Company in connection with the Transactions, when supplied to the Company, when filed with the SEC and, in case of the Proxy Statement, when mailed to the stockholders of the Company and at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent, Merger Subsidiary and Acquisition Subsidiary make no representation or warranty with respect to any information supplied by the Company in writing relating to the Company or any Affiliate thereof (other than Parent, Merger Subsidiary or Acquisition Subsidiary) expressly for inclusion or incorporation by reference in the Proxy Statement.

        Section 5.6.    Litigation.    (a) There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent, Merger Subsidiary or Acquisition Subsidiary and (b) neither Parent, Merger Subsidiary nor Acquisition Subsidiary is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity which, in the case of (a) or (b), would, individually or in the aggregate, reasonably be expected to prevent or delay Parent's, Merger Subsidiary's or Acquisition Subsidiary's ability to consummate the Merger.

        Section 5.7.    Ownership of Merger Subsidiary and Acquisition Subsidiary; No Prior Activities.

        (a)   Each of Merger Subsidiary and Acquisition Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

        (b)   Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, neither Merger Subsidiary nor Acquisition Subsidiary has, and neither Merger Subsidiary nor Acquisition Subsidiary will have, incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

        Section 5.8.    Brokers.    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent, Merger Subsidiary or Acquisition Subsidiary.

ARTICLE VI

COVENANTS

        Section 6.1.    Interim Operations of the Company.    Except as (i) set forth on Section 6.1 of the Company Disclosure Letter, (ii) expressly provided herein or (iii) consented to in writing by Parent (such consent not to be unreasonably withheld), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business only in the ordinary course of business consistent with past practice and use reasonable best efforts to maintain and preserve its and its Subsidiaries' business organization, assets and properties, keep available the services of its officers and key employees and maintain and preserve its advantageous business relationships with customers, clients, suppliers and others having material business dealings with it. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed) except as otherwise contemplated by Section 6.1 of the Company Disclosure Letter or by this Agreement:

          (a)   except as contemplated by Section 2.1, amend its Amended and Restated Certificate of Incorporation, as amended, or Bylaws or comparable governing documents;

          (b)   sell, transfer or pledge or agree to sell, transfer or pledge any shares of capital stock or other equity interests owned by it in any other Person;

          (c)   declare, set aside or pay any dividend or other distribution payable in cash, securities or other property with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock (or other equity interests) or other securities of the Company or any of its Subsidiaries, other than the making of a dividend or other distribution by a wholly-owned Subsidiary to another wholly-owned Subsidiary or to the Company, or any other change in the capital structure of the Company on any of its Subsidiaries, and except that the Company may (i) declare and pay the Special Distribution in accordance with Section 6.14 or (ii) repurchase unvested shares of Restricted Stock upon the termination of employment of the holder thereof;

          (d)   except as contemplated by Sections 2.1 and 3.1, issue or sell, or authorize to issue or sell, any shares of its capital stock (whether unrestricted or restricted) or any other securities (equity or debt) of the Company or any of its Subsidiaries, or issue or sell, or authorize to issue or sell, any securities (equity or debt) convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock of any class of the Company or Voting Debt or other securities (equity or debt), or make any other change in its capital structure, except for (i) the issuance by the Company of shares of Company Common Stock pursuant to the terms of any Options outstanding on the date hereof and disclosed in Section 4.2(a) of the Company Disclosure Letter or (ii) pursuant to the terms of the Purchase Plan;

          (e)   acquire, authorize or make (or commit to make) any investment in, or make any capital contribution to, any Person;

          (f)    make (or commit to make), or enter into any Contracts (or any amendments, modifications, supplements or replacements to existing Contracts) to be performed relating to the making of capital expenditures in excess of $25,000 in any calendar year, or in the aggregate for capital expenditures with a value in excess of $100,000;

          (g)   acquire, by merging or consolidating with, by purchasing an equity interest in or by purchasing all or a portion of the assets of, or by any other manner, any business or any Person (other than the purchase of equipment, inventories and supplies in the ordinary course of business consistent with past practice);

          (h)   transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, subject to any Lien (other than a Permitted Lien) or otherwise encumber any material assets or other assets that have a value individually in excess of $10,000 other than with respect to (i) transactions between a wholly-owned Subsidiary of the Company and the Company or between wholly-owned Subsidiaries of the Company, (ii) dispositions of excess or obsolete assets in the ordinary course of business consistent with past practice and (iii) leases, licenses or sales of the Company's software or other assets in the ordinary course of business consistent with past practice;

          (i)    except to the extent required under existing employee and director benefit plans, agreements or arrangements in effect as of the date hereof or required by applicable law or contemplated by Section 3.4, (i) increase the compensation or fringe benefits of any of its directors, officers or employees (except for immaterial increases to employees who are not officers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice) or grant any severance or termination pay not currently required to be paid under existing severance plans, policies or arrangements except with respect to non-officer employees in the ordinary course of business and as consistent with past practice (ii) enter into, amend, modify, supplement or replace any employment, benefit (including with respect to life or disability insurance or with respect to premiums therefor), consulting or severance agreement, policy or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, (iii) establish, adopt, enter into or, except to the extent necessary to retain favorable tax treatment or avoid adverse tax treatment, amend, modify, supplement, replace or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, benefit (including with respect to life or disability insurance or with respect to premiums therefor), pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the collective benefit of any directors, officers or employees; (iv) loan or advance any money or other property to any present or former director, officer or employee of the Company or its Subsidiaries, except for advances to officers, directors or employees in respect of travel and entertainment expenses in the ordinary course of business in amounts of $5,000 or less to any individual on any date of determination and $25,000 in the aggregate outstanding on any date of determination, (v) grant any equity or equity-based awards, or (vi) allow for the commencement of any new offering periods under any employee stock purchase plans.

          (j)    except as may be required by applicable law, GAAP or SEC rule, make any change in any of its accounting practices, policies or procedures or any of its methods of reporting income, deductions or other items for income tax purposes;

          (k)   except as contemplated by Sections 2.1 and 3.1, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or any agreement relating to an Acquisition Proposal, except as expressly permitted in Section 6.3;

          (l)    (i) incur, assume, modify or prepay any indebtedness for borrowed money, issue any debt securities or warrants or other rights to acquire debt securities, issue any credit notes for future goods or services, or guarantee, endorse or otherwise become liable or responsible for the obligations or indebtedness of another Person, other than indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company or guarantees of indebtedness of the Company or any direct or indirect wholly-owned Subsidiary of the Company, or enter into any capital lease in each case, in an amount in excess of $10,000, or (ii) make any loans, extensions of credit or advances to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of preceding clauses (i) and (ii), for loans, extensions of credit or advances constituting trade payables or receivables arising in the ordinary course of business and in the case of preceding clause (ii), for advances to employees in respect of travel and entertainment expenses in the ordinary course of business in amounts of $1,000 or less to any individual on any date of determination and $25,000 in the aggregate outstanding on any date of determination;

          (m)  except as provided by this Agreement, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance (including arrangements or agreements for the premiums therefor) or other compensation or benefits;

          (n)   pay, discharge, settle or satisfy any claims, litigation, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (i) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice, of (A) liabilities reflected or reserved against in the March 31, 2005 balance sheet included in the Company SEC Documents or (B) liabilities (other than litigation) subsequently incurred in the ordinary course of business consistent with past practice and (ii) other claims, litigation, liabilities or obligations (qualified as aforesaid) that in the aggregate do not exceed $200,000;

          (o)   plan, announce, implement or effectuate any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries, other than routine employee terminations in the ordinary course of business and consistent with past practice;

          (p)   take any action or omit to take any action (including the adoption of any shareholder rights plan or amendments to its Amended and Restated Certificate of Incorporation, as amended, or Bylaws (or comparable governing documents)) which would, directly or indirectly, restrict or impair the ability of Parent or Merger Subsidiary, as the case may be, to vote or otherwise to exercise the rights and receive the benefits of a stockholder with respect to securities of the Company that may be acquired or controlled by Parent or Merger Subsidiary, as the case may be, or any action which would permit any Person to acquire securities of the Company or any of its Subsidiaries from the Company or such Subsidiary on a basis not available to Parent or Merger Subsidiary;

          (q)   take any action or omit to take any action which (i) constitutes a violation of any Company Permit, which violations would result in or would reasonably be likely to result in, individually or in the aggregate, the modification, suspension, cancellation, termination of any one or more Company Permits or otherwise have or would reasonably be likely to have a material adverse impact on any customer or client contract or relationship or the nature or level of discipline imposed on account of future violations of the Laws applicable to the Company and the Surviving Corporation or (ii) would (or would reasonably be likely to) materially impede, delay, hinder or make more burdensome for the Surviving Corporation or Parent to obtain and maintain any and all authorizations, approvals, consents or orders from any Governmental Entity or other third party necessary or required to maintain the Company Permits in effect as of the date hereof in effect at all times following the Merger on the same terms as in effect on the date of this Agreement;

          (r)   enter into any new material line of business, enter into any agreement that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business or enter into or alter any agreement on terms less favorable than the Company's or its Subsidiary's normal terms (including, but not limited to, any agreements that have unusual discounts);

          (s)   (i) file or cause to be filed any materially amended Tax Returns or claims for refund; (ii) make or rescind any material Tax election or otherwise fail to prepare all Tax Returns in a manner which is consistent with the past practices of the Company and each Subsidiary of the Company, as the case may be, with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency (A) would not reasonably be expected to materially increase Parent's, the Company's or any of the Company's Subsidiaries' liability for Taxes for any period or (B) is required by Law; (iii) incur any material liability for Taxes other than in the ordinary course of business, apart from any Tax Liability that may result from the Asset Purchase; or (iv) enter into any settlement or closing agreement with a taxing authority that materially increases or would reasonably be likely to materially increase the Tax liability of the Company or any of its Subsidiaries for any period;

          (t)    fail to maintain with current or other financially responsible insurance companies insurance on its assets, tangible and intangible, and its businesses in such amounts and against such risks and losses as are consistent with past practice and standard practice in the Company's industry;

          (u)   subject to Section 6.3, approve any "business combination", or approve any Person becoming an "interested stockholder" (in each case as such terms are defined in Section 203 of the DGCL), under or for purposes of Section 203 of the DGCL;

          (v)   adopt or authorize any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover plan," or any similar plan, device or arrangement; or

          (w)  authorize, agree or announce an intention, in writing or otherwise, to take any of the foregoing actions or fail to take any action that would prevent any of the foregoing from occurring.

        Section 6.2.    Confidentiality.    The Parties acknowledge the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein or pursuant hereto.

        Section 6.3.    No Solicitation of Other Offers.    (a) Each of the Company and its Subsidiaries shall, and shall use all reasonable efforts (including directing or instructing the relevant Persons as appropriate) to procure that each of its and their respective Representatives shall, immediately cease any discussions, activities or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. The Company and its Subsidiaries shall not take, and shall not authorize or permit their respective Representatives to take, any action (i) to solicit, initiate or knowingly encourage or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal, (ii) to enter into any agreement, contract or commitment (or letter of intent or similar document) with respect to any Acquisition Proposal, other than a confidentiality agreement referred to below or in connection with the termination of this Agreement pursuant to Section 8.1(f), in accordance with the terms and under the circumstances contemplated below in this Section 6.3(a), or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, contract or commitment that would require the Company to abandon, terminate or fail to consummate the Transactions, (iii) to initiate or participate in any way in any discussions or negotiations with (other than such discussions or negotiations as may be reasonably necessary regarding a confidentiality agreement referred to in clause (1) below), or furnish or disclose any information to, any Person (other than Parent, Merger Subsidiary or Acquisition Subsidiary) in furtherance of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or (iv) to grant any waiver or release under any standstill, confidentiality or similar agreement relating to a possible acquisition, merger, business combination or other similar transaction between the Company and any other Person (other than a Subsidiary of the Company) entered into by the Company or any of its Subsidiaries or any of their Representatives; provided, that, prior to obtaining the approval of the Company Stockholders contemplated by Section 6.5, in response to an unsolicited written Acquisition Proposal (that was not made in material violation of any standstill, confidentiality, or similar agreement entered into by the Company or otherwise entered into for the benefit of or enforceable by the Company) and otherwise in compliance with its obligations under Section 6.3(c), the Company may:

          (1)   request clarifications from, or furnish information to, (but not enter into discussions with) any Person which makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with the Company containing customary terms and conditions; provided, that if such confidentiality agreement contains provisions that are less restrictive than the comparable provisions of the Confidentiality Agreement, or omits restrictive provisions contained in the Confidentiality Agreement, then the Confidentiality Agreement shall be deemed to be automatically amended to contain in substitution for such comparable provisions such less restrictive provisions, or to omit such restrictive provisions, as the case may be, and in connection with the foregoing, the Company agrees not to waive any of the provisions in any such confidentiality agreement without waiving the similar provisions in the Confidentiality Agreement to the same extent, and (B) such action is taken solely for the purpose of obtaining information reasonably necessary to ascertain whether such Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Proposal; or

          (2)   participate in discussions or negotiations with, request clarifications from, or furnish information to, any Person which makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with the Company containing customary terms and conditions; provided, that if such confidentiality agreement contains provisions that are less restrictive than the comparable provisions of the Confidentiality Agreement, or omits restrictive provisions contained in the Confidentiality Agreement, then the Confidentiality Agreement shall be deemed to be automatically amended to contain in substitution for such comparable provisions such less restrictive provisions, or to omit such restrictive provisions, as the case may be, and in connection with the foregoing, the Company agrees not to waive any of the provisions in any such confidentiality agreement without waiving the similar provisions in the Confidentiality Agreement to the same extent, (B) the Board of Directors of the Company reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel) and financial advisor (which may be its current outside financial advisor), that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal and (C) the Board of Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside nationally recognized legal counsel), that failure to take such actions would be inconsistent with its fiduciary duties under applicable law.

Without limiting the foregoing, Parent, Merger Subsidiary and the Company agree that if any Representative of the Company or its Subsidiaries takes any action that, if taken by the Company would constitute a violation of the restrictions set forth in this Section 6.3(a), whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries, such action shall constitute a breach by the Company of this Section 6.3(a). It is understood that no discussions with any Person shall be deemed to constitute a violation of this Section 6.3(a) if (i) the Company or such Representative did not know or have reason to know that such discussion related to an Acquisition

Proposal and (ii) such discussion was immediately ceased once the Company or such Representative knew or had reason to know that such discussion related to an Acquisition Proposal.

        (b)   Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or amend, or publicly propose to withdraw, modify or amend, in a manner adverse to Parent, Merger Subsidiary or Acquisition Subsidiary, the approval, adoption or recommendation, as the case may be, of the Transactions, this Agreement or any of the other transactions contemplated hereby, (ii) subject to Section 8.1(f), approve or recommend any Acquisition Proposal, (iii) subject to Section 8.1(f), cause the Company to accept such Acquisition Proposal and/or enter into any Acquisition Agreement, or (iv) resolve to do any of the foregoing; provided, that the Board of Directors of the Company may withdraw, modify or amend such recommendation prior to obtaining the approval of the Company Stockholders contemplated by Section 6.5 if (A) the Company has complied with its obligations under this Section 6.3, (B) the Board of Directors of the Company reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel), that failure to take such actions would be inconsistent with its fiduciary duties under applicable law and (C) prior to taking such actions, the Board of Directors of the Company shall have given Parent at least 48 hours notice of its intention to take such action and the opportunity to propose changes to the terms of this Agreement and the Company shall negotiate in good faith with respect to such changes. Any such withdrawal, modification or change shall not change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other similar law to be inapplicable to the Transactions. During the term of this Agreement, subject to Section 8.1(f), nothing contained in this Section 6.3(b) shall limit the Company's obligation to hold and convene the meeting of the Company's Stockholders referred to in Section 6.5 and to submit this Agreement and the Transactions for adoption and approval by the Company Stockholders (including, without limitation, regardless of whether the recommendation of the Board of Directors of the Company of this Agreement or the Transactions shall have been withdrawn or modified).

        (c)   In addition to the obligations of the Company set forth in Section 6.3(a), the Company shall as promptly as practicable (and in any event within 24 hours) advise Parent of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Company shall, within 24 hours of the receipt thereof, promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. The Company shall keep Parent fully informed of the status and material details (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep Parent fully informed as to the material details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, Acquisition Proposal, inquiry or proposal, and shall provide to Parent within 24 hours of receipt thereof all written materials received by the Company with respect thereto. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal, which was not previously provided to Parent. If an event that is not caused by the Company, its Subsidiaries or any of their Representatives occurs which prevents the Company from complying with the timing of the information delivery requirements set forth in this Section 6.3(c), the Company shall not be deemed to be in violation of this Section 6.3(c) provided that (i) the Company acts reasonably and in good faith to supply the required information as soon as possible and (ii) such delay in the receipt of information does not adversely affect Parent in any material respect.

        (d)   Nothing contained in this Agreement shall prohibit the Board of Directors of the Company nor any committee thereof from (i) making and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company Stockholders if the Board of Directors of the Company determines in good faith, after consultation with outside nationally-recognized legal counsel (which may be its current outside legal counsel), that failure to make such disclosure pursuant to this clause (ii) would be inconsistent with its fiduciary duties under applicable law.

        (e)   The Company shall promptly (and in any event within three Business Days following the date hereof) request in writing each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company, and the Company shall use its reasonable best efforts to have such information returned or destroyed (to the extent destruction of such information is permitted by such confidentiality agreement). Such written requests shall contain a notice to each Person that any information that is sent to the Company in the future will not be treated as confidential pursuant to such confidentiality agreement.

        Section 6.4.    Access to Information.    The Company shall (and shall cause each of its Subsidiaries to) afford to Parent and its Affiliates, Representatives and financing sources reasonable access, upon reasonable advance notice, during normal business hours during the period prior to the Effective Time, to all of the properties, books, list of stockholders, contracts, commitments, personnel and records and accountants of the Company and its Subsidiaries and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it or any of its Subsidiaries during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning the business, properties, assets and personnel of the Company and its Subsidiaries as Parent may reasonably request. Parent, Merger Subsidiary, Acquisition Subsidiary and their Affiliates, Representatives and financing sources will hold any such information that is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.4 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Transactions.

        Section 6.5.    Special Meeting.    As promptly as practicable after the execution and delivery of this Agreement, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold the Special Meeting, which meeting shall be held as promptly as practicable following the preparation and mailing of the Proxy Statement, and the Company agrees that this Agreement and the Transactions shall be submitted at such meeting for adoption and approval by the Company Stockholders. The Proxy Statement shall provide for separate votes by Company Stockholders on the Merger and the Asset Purchase, but shall also provide that neither shall be deemed to be approved unless both are approved by the requisite vote of the Company Stockholders, subject to the proviso in Section 2.4. Subject to Section 6.3(b), the Company shall use its reasonable best efforts to solicit and obtain from the Company Stockholders proxies, and shall take all other action reasonably appropriate to secure the vote of the Company Stockholders required by applicable law and by the Amended and Restated Certificate of Incorporation, as amended, or the Bylaws of the Company to obtain their adoption of this Agreement and approval of the Transactions, and, subject to Section 6.3(b), the Board of Directors of the Company shall recommend that the Company Stockholders vote in favor of the adoption of this Agreement and approval of the Transactions at the Special Meeting and, subject to Section 6.3(b), the Company agrees that it shall include in the Proxy Statement such recommendation of the Board of Directors of the Company that the Company Stockholders adopt this Agreement and approve the Transactions. Without limiting the generality of the foregoing, subject to Section 8.1(f), the Company agrees that its obligations pursuant to the first sentence of this Section 6.5 during the term of this Agreement shall not be affected by (a) the commencement, public proposal, public disclosure or communication to the Company, any of its

Subsidiaries or any of their respective Affiliates (or any of their respective Representatives) of any Acquisition Proposal or (b) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Transactions.

        Section 6.6.    Proxy Statement.    As promptly as practicable after the execution and delivery of this Agreement, the Company shall:

          (a)   prepare and, after consultation with and review by Parent and its outside counsel (which review shall not be unreasonably delayed), file with the SEC a preliminary proxy statement relating to the Transactions and this Agreement and use its reasonable best efforts (i) to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with and review by Parent (which review shall not be unreasonably delayed), to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and promptly cause the Proxy Statement to be mailed to its stockholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy material and, if required in connection therewith, resolicit proxies; provided, that no such amended or supplemental proxy material will be mailed by the Company without consultation with and review by Parent and its outside counsel (which review shall not be unreasonably delayed) and (ii), subject to Section 6.3(b), to obtain the necessary approvals of this Agreement and the Transactions by its stockholders;

          (b)   promptly notify Parent of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary proxy statement or the Proxy Statement or for additional information, and will promptly supply Parent and its outside counsel with copies of all written correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary proxy statement, the Proxy Statement or the Transactions;

          (c)   promptly inform Parent and its outside counsel if at any time prior to the Special Meeting any event should occur that is required by applicable law to be set forth in an amendment of, or a supplement to, the Proxy Statement, in which case, the Company, with the cooperation of and in consultation with Parent and its outside counsel, will, upon learning of such event, promptly prepare and mail such amendment or supplement; and

          (d)   it is expressly understood and agreed that (i) Parent, Merger Subsidiary, Acquisition Subsidiary and the Company will cooperate with each other in connection with all aspects of the preparation, filing and clearance by the SEC of the Proxy Statement (including the preliminary proxy statement and any and all amendments or supplements thereto), (ii) the Company shall give Parent and its outside counsel the opportunity to review and comment on the Proxy Statement prior to it being filed with the SEC and shall give Parent and its outside counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC and each of the Company and Parent agrees to use its reasonable best efforts, after consultation with the other, to respond promptly to all such comments of and requests by the SEC and (iii) to the extent practicable and desired by Parent, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the transactions contemplated thereby (provided, that in the event that such participation by Parent is not practicable or desired by Parent, the Company shall promptly inform Parent and its counsel of the content of all such communications and the participants involved therein).

        Section 6.7.    Cooperation.    Subject to the terms and conditions provided herein, each of the Company, Parent, Merger Subsidiary and Acquisition Subsidiary shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions (including the satisfaction of the respective conditions set forth in Article VII), and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Company, Parent, Merger Subsidiary and Acquisition Subsidiary shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to promptly:

          (a)   make any and all filings, recordations, declarations or registrations with, obtain any and all licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of, give any and all notices to, take reasonable steps to avoid an Action or Proceeding by, any and all Governmental Entities (including all filings under the HSR Act and with the German Federal Cartel Office) and parties to contracts with the Company and its Subsidiaries, in each case prior to the Closing Date, as are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions; it being understood and agreed that:

              (i)  the Company and its Subsidiaries shall use their reasonable best efforts to cooperate with Parent in any manner reasonably requested by Parent in connection with obtaining at or prior to the Closing all Required Merger Consents (no such Required Merger Consent to be conditioned on any increase in the amount payable under the applicable Company Material Contract or any reduction in the term thereof or any other material changes in the provisions thereof, except as may be required by the express terms of the applicable Company Material Contract, or require the Company or applicable Subsidiary to pay more than a nominal amount to obtain such Required Merger Consent); in connection with the foregoing, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent, make (or commit to make) any payment or otherwise provide (or commit to provide) any value or benefit to any Person in connection with obtaining any Required Merger Consent (except as may be required by the express terms of the respective Company Material Contracts);

             (ii)  the Company and its Subsidiaries shall cooperate with Parent in any manner reasonably requested by Parent in connection with obtaining at or prior to the Closing any Required Asset Consents (no such Required Asset Consent to be conditioned on any increase in the amount payable under the applicable Company Material Contract or any reduction in the term thereof or any other material changes in the provisions thereof, except as may be required by the express terms of the applicable Company Material Contract, and such Required Asset Consent shall otherwise be on terms and conditions reasonably satisfactory to Parent); in connection with the foregoing, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent, make (or commit to make) any payment or otherwise provide (or commit to provide) any value or benefit to any Person in connection with obtaining any Required Asset Consent (except as may be required by the express terms of the respective Company Material Contracts);

            (iii)  each of the Parties shall expeditiously give and make any and all notices and reports required to be made by such Party to the appropriate Persons with respect to Company Permits and each of the Parties shall, prior to the Effective Time, use its reasonable best efforts to cooperate with the other in any manner reasonably requested by the other in connection with obtaining at or prior to the Closing the regulatory approvals or consents as may be required by any Governmental Entities in order to obtain and maintain in effect at all times following the Effective Time all Company Permits and other Governmental Approvals necessary to maintain continuity of its relationships with all customers and clients; without limiting the foregoing, each of the Parties shall, to the extent necessary of such Party, (A) duly and promptly file and process any and all applications necessary to obtain all required regulatory approvals or consents as a result of the consummation of the transactions contemplated by this Agreement, including the amendment of any and all documents required to be amended with respect to the existing licensees under the Company Permits and (B) duly and promptly file with all appropriate Governmental Entities, and thereafter duly process renewal applications for all of the Company's licensed Subsidiaries whose licenses will expire during the period from the date of this Agreement and until all of the respective applications shall have been approved; and

            (iv)  the Company and its Board of Directors shall, if any "fair price", "moratorium", "control share acquisition", "business combination" or other state takeover statute or similar statute, rule or regulation becomes applicable to this Agreement or the Transactions, take all action within its power, to the extent allowed under the applicable Laws, to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute, rule or regulation on the Transactions;

          (b)   defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed); it being understood and agreed that the Company shall promptly notify Parent of any litigation or threatened litigation (including any stockholder litigation), other than where Parent is the adverse party, against the Company and/or its directors relating to any of the transactions contemplated by this Agreement and the Company shall give Parent the opportunity to participate in the defense or settlement of any such litigation; provided, that no settlement with respect to any such litigation shall be agreed to without Parent's prior consent (not to be unreasonably withheld or delayed); and

          (c)   execute and deliver any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

        Section 6.8.    Public Disclosure.    The press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent and each of the Company and Parent shall consult with, and obtain the consent of, the other Party (which shall not be unreasonably withheld or delayed) before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to consulting with and obtaining the prior consent of the other Party (which shall not be unreasonably withheld or delayed); provided, that a Party may, without consulting with or obtaining the prior consent of the other Party, issue such press release or make such public statement as may be required by applicable Law or by any listing agreement with a national securities exchange or automated quotation system to which Parent (or an Affiliate thereof) or the Company, as the case may be, is a party, if such Party has used reasonable best efforts to consult with the other Party and to obtain such other Party's consent, but has been unable to do so in a timely manner.

        Section 6.9.    Notification of Certain Matters.    The Company shall give prompt notice to Parent and Parent shall give prompt written notice to the Company, of (a) the occurrence or non-occurrence of any event known to such Party, the occurrence or non-occurrence of which has resulted in, or is reasonably likely to result in, any representation or warranty set forth in this Agreement made by such Party to be untrue or inaccurate in any material respect; (b) any failure by such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; or (c) any action, suit, proceeding, inquiry or investigation pending or, to the knowledge of such Party, threatened which questions or challenges or relates to this Agreement or the consummation of any of the transactions contemplated hereby; provided, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice and that no such notification shall modify the representations or warranties of any Party or the conditions to the obligations of any Party hereunder. Each of the Company, Parent, Merger Subsidiary or Acquisition Subsidiary shall give prompt notice to the other Parties of any written notice from any third party alleging that the consent of such third party is or may be required in connection with the Transactions.

        Section 6.10.    Subsequent Filings.    Until the Effective Time, the Company will timely file with the SEC each Subsequent Filing required to be filed by the Company and will promptly deliver to Parent, Merger Subsidiary and Acquisition Subsidiary copies of each such Subsequent Filing filed with the SEC. Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Subsequent Filings shall be prepared from, and shall be in accordance with, the books and records of the Company and its consolidated Subsidiaries, shall comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, shall be prepared in accordance with GAAP (except as may be indicated in the notes thereto and in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) and shall fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods covered thereby except that the unaudited interim financial statements will be subject to normal and recurring year-end adjustments which will not be expected to be material in amount.

        Section 6.11.    Communication to Employees.    The Company and Parent will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosure to employees of the Company or any of its Subsidiaries with respect to the Transactions.

        Section 6.12.    Indemnification of Officers and Directors; Exculpation.

        (a)   From and after the Effective Time, to the fullest extent permitted by law, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to the indemnification provisions of the Surviving Corporation's Bylaws as in effect as of the date hereof and any indemnification agreements between the Company and its directors and officers in effect as of the date hereof (including, to the extent indemnifiable thereunder, for acts or omissions occurring in connection with the approval of this Agreement, the consummation of the Transactions and the payment of the Special Distribution) (the "Indemnified Parties"). The Certificate of Incorporation and Bylaws of the Surviving Corporation as in effect at the Effective Time will contain provisions with respect to exculpation, indemnification and the advancement of expenses that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not, except as required by law, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of Indemnified Parties unless the Surviving Corporation (or any successor to the Surviving Corporation) provides other assurance (to the extent the Surviving Corporation is permitted by law to do so) that is sufficient to ensure the continued exculpation, indemnification and advancement of expenses of the Indemnified Parties for six years to the fullest extent of the law as provided in such Certificate of Incorporation and Bylaws prior to any such amendment, repeal or modification.

        (b)   For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage; provided, that in no event shall the Surviving Corporation be required to expend in excess of the amount set forth on Schedule 6.12(b).

        (c)   This Section 6.12 is intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their respective successors and assigns. In the event Parent or the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Parent or the Surviving Corporation, as the case may be, honor the obligations set forth with respect to Parent or the Surviving Corporation, as the case may be, in this Section 6.12.

        Section 6.13.    Employee Benefits.    Those employees of the Company who will be retained by the Surviving Corporation following the Effective Time (the "Retained Employees") shall be provided credit by Parent or the Surviving Corporation for all service with the Company, to the same extent as such service was credited for such purpose by the Company, under (x) all Company Benefit Plans for purposes of eligibility, vesting and benefit accrual (other than benefit accrual under any defined benefit Pension Plan) under Parent's Benefit Plans, and (y) severance plans, programs and policies for purposes of calculating the amount of each such employee's severance benefits under Parent's Benefit Plans. The Surviving Corporation shall give credit to each Retained Employee for earned but unused vacation and accrued vacation. From and after the Effective Time, Parent or the Surviving Corporation shall (i) cause any pre-existing conditions or limitations, actively-at-work requirements and eligibility waiting periods (to the extent that such waiting periods would be applicable) under any group health plan of the Surviving Corporation to be waived with respect to Retained Employees and their dependents and (ii) give each Retained Employees credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made. For a period of one year following the Closing Date, each Retained Employee shall be (i) entitled to the same base salary, and (ii) eligible to receive employee benefits that are in the aggregate no less favorable than those employee benefits provided to similarly situated active employees of the Parent and its subsidiaries; provided that nothing herein is intended to result in a duplication of benefits. At Parent's request, the Company will use its reasonable best efforts to (i) cause any amounts expected to become payable under any designated change of control and severance agreements of the Company to be paid immediately prior to the Effective Time, (ii) cancel any such agreements, and (iii) ensure that no additional amounts are payable thereunder.

        Section 6.14.    Special Distribution.    Subject to the receipt of the Company Stockholder approval required under Section 7.1(a), the Company shall, to the extent of funds legally available therefor, pay a special cash distribution in the amount of $2.13 per share for each share of Company Common Stock (the "Special Distribution"), not to exceed $165 million in the aggregate, to the Company Stockholders as of a record date immediately prior to the Effective Time. For all federal and state income tax reporting purposes, Parent and the Company shall treat the Special Distribution as additional Merger consideration received by the Company Stockholders in exchange for the sale of their Company Common Stock to Parent. To the extent the Company does not have funds legally available to pay the Special Distribution, the amount of the Special Distribution shall be decreased to an amount per share equal to the quotient of (x) the aggregate funds legally available to pay a special cash distribution after providing for all debts and liabilities of the Company following the Special Distribution, divided by (y) the number of shares of Company Common Stock outstanding as of the record date.

        Section 6.15.    Interim Operations of Parent.    Except as (i) expressly provided herein or (ii) consented to in writing by the Company (such consent not to be unreasonably withheld or delayed), from and after the date of this Agreement until the earlier of (a) the termination of this Agreement in accordance with its terms or (b) the Effective Time, Parent shall not, and shall cause Merger Subsidiary and Acquisition Subsidiary not to, take any action or fail to take any action that would be reasonably expected to result in any of the closing conditions in Section 7.3(a) not being satisfied.

ARTICLE VII

CONDITIONS TO EFFECT THE TRANSACTIONS

        Section 7.1.    Conditions to Each Party's Obligation to Effect the Transactions.    The respective obligations of each Party to this Agreement to effect the Transactions shall be subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the Closing Date of each of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been duly adopted and the Merger and the Asset Purchase, subject to the last sentence of Section 2.4, shall have each been approved by the requisite affirmative vote of the Company Stockholders in accordance with applicable law, the Company's Amended and Restated Certificate of Incorporation, as amended, and Bylaws.

          (b)    Governmental Approvals.    Other than the filing of the Certificate of Merger and all other filings or recordings required under the DGCL as contemplated by Section 2.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Transactions, the failure of which to file, obtain or occur, individually or in the aggregate, would make the consummation of the Transactions illegal in the United States or the European Union or result or would reasonably be likely to result in a Company Material Adverse Effect, shall have been filed, been obtained or occurred and such authorizations, consents, orders or approvals shall not have expired or been withdrawn (including any filings under the HSR Act and the expiration or termination of any waiting periods imposed or required by the HSR Act and the filing with the German Federal Cartel Office and clearance of the Transactions or the expiration of the applicable waiting period).

          (c)    No Restraints.    There shall be no preliminary or permanent order or injunction of a court or other Governmental Entity of competent jurisdiction precluding, restraining, enjoining or prohibiting consummation of the Transactions, and there shall not be instituted or pending or threatened in writing any Action or Proceeding by any Governmental Entity seeking to preclude, restrain, enjoin or prohibit consummation of the Transactions.

          (d)    Illegality.    There shall have been no action taken, or statute, rule, regulation, judgment or executive order promulgated, entered, enforced, enacted, issued or deemed applicable to the Transactions by any Governmental Entity that prohibits or makes illegal the consummation of the Transactions.

          (e)    Asset Purchase.    The obligation of the Company, Parent and Merger Subsidiary to effect the Merger shall be subject to, and conditioned upon, the closing of the Asset Purchase pursuant to Section 2.4; provided, however, if, for any reason other than the failure of the Asset Purchase to have been approved by the requisite affirmative vote of the Company Stockholders at the Special Meeting, the Asset Purchase cannot be consummated in a timely manner or at all, the parties agree that the Asset Purchase shall be abandoned and the Merger shall proceed without the Asset Purchase, and all references related to the Asset Purchase herein shall be deemed deleted.

        Section 7.2.    Conditions to Parent's, Merger Subsidiary's and Acquisition Subsidiary's Obligation to Effect the Transactions.    The obligation of Parent, Merger Subsidiary and Acquisition Subsidiary to effect the Transactions shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Subsidiary or Acquisition Subsidiary to the extent permitted by applicable law:

          (a)   Performance of Obligations; Representations and Warranties.    (i) The Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time, and (ii) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (and with respect to representations and warranties that are qualified by materiality or Company Material Adverse Effect, disregarding any such qualifications) on the date hereof and as of the Effective Time as if made on and as of such dates (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) unless, with respect to any failure of a representation or warranty to be true and correct as of the date hereof and as of the Effective Time (or such certain date), such failure, together with all other failures, would not result in or would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   No Litigation.    There shall not be instituted, pending or threatened any Action or Proceeding by any Governmental Entity (i) seeking to restrain or prohibit the making or consummation of the Merger or the other transactions contemplated hereby, or seeking to obtain from the Company, Parent, Acquisition Subsidiary or Merger Subsidiary or any of their respective subsidiaries or affiliates any damages that are material in relation to the Company and the Company's Subsidiaries taken as whole, or (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries or affiliates, or to compel the Company, Parent or any of their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries or affiliates, as a result of the Merger or the other transactions contemplated hereby. No requirement of Law shall have been issued, enacted, enabled, promulgated or enforced by any Governmental Entity which would reasonably be expected to result in a Company Material Adverse Effect.

          (c)   Company Material Adverse Effect.    There shall not have occurred any event that had, or which could reasonably be expected to have, a Company Material Adverse Effect.

          (d)   Resignations.    All of the directors of the Company and its Subsidiaries in office immediately prior to the Effective Time shall have resigned, effective not later than the Effective Time, which resignations shall not have been revoked, from their positions as directors of the Company and each of its Subsidiaries as applicable.

          (e)   Certificate.    Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to the effect that the conditions provided in this Section 7.2 have been satisfied.

        Section 7.3.    Conditions to the Company's Obligation to Effect the Transactions.    The obligation of the Company to effect the Transactions shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

          (a)    Performance of Obligations; Representations and Warranties.    (i) Each of Parent, Acquisition Subsidiary and Merger Subsidiary shall have performed in all material respects each of their respective covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time, (ii) each of the representations and warranties of Parent, Acquisition Subsidiary and Merger Subsidiary contained in this Agreement shall be true and correct in all respects (and with respect to representations and warranties that are qualified by materiality or material adverse effect, disregarding any such qualifications) on the date hereof and as of the Effective Time as if made on and as of such dates (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date), unless, with respect to any failure of a representation or warranty to be true and correct as of the date hereof and the Effective Time (or such certain date), such failure, together with all other failures, would not result in or would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of Parent, Acquisition Subsidiary or Merger Subsidiary to duly perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis and (iii) the Company shall have received a certificate signed on behalf of Parent, Merger Subsidiary and Acquisition Subsidiary by an executive officer thereof to such effect.

ARTICLE VIII

TERMINATION

        Section 8.1.    Termination.    This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, by written notice by the terminating Party to the other Parties, whether before or after Company Stockholder approval thereof, as follows:

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company, if the Transactions shall not have been consummated on or prior to January 2, 2006 (or such later date as may be agreed to in writing by Parent and the Company) (as the same may be extended from time to time as contemplated below, the "Termination Date"), provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose material failure to fulfill any of its obligations under this Agreement has been the principal cause of the failure of the Transactions to have been consummated;

          (c)   by either Parent or the Company, if a Governmental Entity or court of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions (provided, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any Party whose material failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in such order, decree ruling or action);

          (d)   by either Parent or the Company, if at the Special Meeting (including any adjournment or postponement thereof permitted by this Agreement), the requisite vote of the stockholders of the Company adopting this Agreement and approving the Asset Purchase shall not have been obtained upon votes taken thereon;

          (e)   by Parent, if (i) the Company shall have (A) withdrawn, modified or amended, or publicly proposed to withdraw, modify or amend, in a manner adverse to Parent or Merger Subsidiary, the approval, adoption or recommendation, as the case may be, of this Agreement or any of the Transactions or (B) approved or recommended, or publicly proposed to approve or recommend, or entered into any agreement, arrangement or understanding (other than confidentiality agreements permitted pursuant to Section 6.3(a)) with respect to, any Acquisition Proposal; (ii) the Company's Board of Directors or any committee thereof shall have resolved to take any of the actions set forth in preceding subclause (i); (iii) after an Acquisition Proposal has been made public, the

  Board of Directors of the Company fails to affirm its recommendation and approval of this Agreement and the Transactions within ten (10) Business Days of any request by Parent to do so; or (iv) a tender offer or exchange offer constituting an Acquisition Proposal is commenced and the Board of Directors of the Company does not recommend against acceptance of such offer by the Company Stockholders (including by taking no position or a neutral position with respect thereto);

          (f)    by the Company, if a Superior Proposal is received by the Company and the Board of Directors of the Company reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel), that failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would be inconsistent with its fiduciary duties under applicable law; provided, that the Company may not terminate this Agreement pursuant to this Section 8.1(f) unless the Company has complied with its obligations under Section 6.3 (other than unintentional, immaterial breaches that do not adversely affect the rights of Parent, Merger Subsidiary or Acquisition Subsidiary) and (x) until three (3) Business Days have elapsed following delivery to Parent of a written notice of such proposed determination by the Board of Directors of the Company and during such three (3) Business Day period the Company has cooperated with Parent (including informing Parent of the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal) to provide sufficient information for Parent to modify its proposal, (y) at the end of such three (3) Business Day period, the Acquisition Proposal continues to constitute a Superior Proposal (after taking into consideration any changes to the terms of this Agreement by Parent after the receipt of written notice), and the Board of Directors of the Company continues to reasonably determine in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel), that failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would be inconsistent with its fiduciary duties under applicable law and (z) (A) prior to or concurrently with such termination, Parent has received all fees and expense reimbursements set forth in Section 8.3 by wire transfer in same day funds and (B) simultaneously or substantially simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

          (g)   by Parent, if there shall have been a breach by the Company of any provision of Section 6.3 other than unintentional, immaterial breaches that do not adversely affect the rights of Parent, Merger Subsidiary or Acquisition Subsidiary;

          (h)   by Parent, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) not to be satisfied, and (ii) either cannot be cured or has not been cured prior to the earlier of (x) twentieth calendar day following receipt by the Company of written notice of such breach from Parent and (y) five (5) calendar days after the Termination Date; or

          (i)    by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent, Merger Subsidiary or Acquisition Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) not to be satisfied, and (ii) either cannot be cured or has not been cured prior to the earlier of (x) twentieth calendar day following receipt by Parent of written notice of such breach from the Company and (y) five (5) calendar days after the Termination Date.

The right of any Party to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any such Party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

        Section 8.2.    Effect of Termination.    In the event of termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall immediately become void and there shall be no liability or obligation on the part of Parent, the Company, Merger Subsidiary, Acquisition Subsidiary or their respective officers, directors, stockholders or Affiliates; provided, that (i) any such termination shall not relieve any Party from liability for any willful breach of this Agreement and (ii) the provisions of this Section 8.2, Section 8.3 and Article IX and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

        Section 8.3.    Fees and Expenses.    (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Merger is consummated.

        (b)    Expense Reimbursement.

            (i)  If this Agreement is terminated at a time when (A) an Acquisition Proposal has been publicly made, proposed, communicated or disclosed, (B) thereafter, and prior to such time as such Acquisition Proposal is publicly withdrawn, this Agreement is terminated pursuant to Section 8.1(d), then Parent shall be entitled to receive from the Company, as liquidated damages and not as a penalty, an amount equal to Parent's bona fide reasonable out-of-pocket costs and expenses in connection with the Transactions, not to exceed $1.65 million (the "Expense Reimbursement").

        (c)    Termination Fee.    (i) If this Agreement is terminated:

            (1)   pursuant to Section 8.1(e), Section 8.1(f) or Section 8.1(g); or

            (2)   at a time when (A) an Acquisition Proposal has been publicly made, proposed, communicated or disclosed, (B) thereafter, and prior to such time as such Acquisition Proposal is withdrawn, the Agreement is terminated in accordance with Section 8.1(b) or Section 8.1(d) and, (C) within twelve months of such termination, the Company enters into an agreement, arrangement or understanding (including a letter of intent) with respect to or consummates any Acquisition Proposal;

           (ii)  then Parent shall be entitled to receive from the Company, as liquidated damages and not as a penalty, an amount equal to $8.23 million (the "Termination Fee") plus, to the extent that such amount has not already been paid to Parent, the Expense Reimbursement.

        (d)   The Company and Parent acknowledge that the Termination Fee and Expense Reimbursement provided for in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and not a penalty, and that, without the Termination Fee and Expense Reimbursement provided for above, neither Parent, Merger Subsidiary nor Acquisition Subsidiary would enter into this Agreement.

        Section 8.4.    Amendment.    To the extent permitted by applicable law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Transactions by the Company Stockholders; provided, that after any such approval, no amendment shall be made that by law requires further approval by such Company Stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        Section 8.5.    Extension; Waiver.    At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

        Section 9.1.    Nonsurvival of Representations and Warranties.    The respective representations and warranties of the Company, on the one hand, and each of Parent, Merger Subsidiary and Acquisition Subsidiary, on the other hand, contained in this Agreement or in any document, certificate or instrument delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any Party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Closing, and thereafter none of the Company, Parent, Merger Subsidiary or Acquisition Subsidiary shall be under any liability whatsoever with respect to any such representation and warranty. This Section 9.1 shall have no effect upon any other obligations of the Parties, whether to be performed before or after the Effective Time.

        Section 9.2.    Notices.    All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

          (a)   if to Parent, Merger Subsidiary or Acquisition Subsidiary, to:

      SSA Global Technologies, Inc.
      500 West Madison
      Chicago, Illinois 60661
      Attn: General Counsel
      Facsimile: (312) 593-5955

    with a copy to:

      Schulte Roth & Zabel LLP
      919 Third Avenue
      New York, New York 10022
      Attention: Robert B. Loper, Esq./Richard A. Presutti, Esq.
      Facsimile: (212) 593-5955

          (b)   if to the Company, to:

      E.piphany, Inc.
      475 Concar Drive
      San Mateo, California 94402
      Attention: Karen Richardson
      Facsimile: (650) 578-7403

    with a copy to:

      E.piphany, Inc.
      475 Concar Drive
      San Mateo, California 94402
      Attention: Andrew Sherman
      Facsimile: (650) 240-1734

    with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304
Attention:	Aaron J. Alter N. Anthony Jeffries
Facsimile: (650) 493-6811

Any Party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, facsimile or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties to this Agreement notice in the manner herein set forth.

        Section 9.3.    Entire Agreement.    This Agreement (including the Company Disclosure Letter and the other documents and instruments referred to herein that are to be delivered at the Closing), and the Confidentiality Agreement, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter hereof.

        Section 9.4.    No Third Party Beneficiaries.    Except for the provisions of Section 6.12, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other the Parties and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto.

        Section 9.5.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void, except that, prior to the approval of this Agreement and the Transactions by the Company's stockholders, Parent may substitute any direct or indirect wholly-owned subsidiary of Parent for Merger Subsidiary or Acquisition Subsidiary without consent of the Company, and Parent may assign its rights and obligations under this Agreement to a newly formed Affiliate of Parent; provided, that Parent, Merger Subsidiary and/or Acquisition Subsidiary, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

        Section 9.6.    Interpretation.    When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

        Section 9.7.    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        Section 9.8.    Severability.    If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 9.9.    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to its choice of law rules).

        Section 9.10.    Submission to Jurisdiction.    Each Party hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at Law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the State of Delaware or the Court of Chancery of the State of Delaware, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding. Each Party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 9.10.

        Section 9.11.    Remedies; Specific Performance.    The Parties acknowledge that money damages would not be an adequate remedy at Law if any party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled at Law or in equity shall be entitled to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at Law. No remedy shall be exclusive of any other remedy and all available remedies shall be cumulative.

        Section 9.12.    Waiver of Jury Trial.    EACH OF PARENT, MERGER SUBSIDIARY, ACQUISITION SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUBSIDIARY, ACQUISITION SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Remainder of this page intentionally left blank. Signature page follows]

        IN WITNESS WHEREOF, each of Parent, Merger Subsidiary, Acquisition Subsidiary and the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

SSA GLOBAL TECHNOLOGIES, INC.
By:	/s/ KIRK ISAACSON Name: Kirk Isaacson Title: Executive Vice President, General Counsel & Secretary
SSA-E MERGER SUBSIDIARY INC.
By:	/s/ KIRK ISAACSON Name: Kirk Isaacson Title: President
SSA-E ACQUISITION SUBSIDIARY INC.
By:	/s/ KIRK ISAACSON Name: Kirk Isaacson Title: President
E.PIPHANY, INC.
By:	/s/ KAREN RICHARDSON Name: Karen Richardson Title: Chief Executive Officer

Signature page to Merger Agreement

Annex B

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement"), dated as of August 3, 2005, is made by and among SSA Global Technologies, Inc., a Delaware corporation ("Parent"), and the Stockholders Listed on Schedule 1 attached hereto (each individually a "Stockholder" and collectively the "Stockholders").

WITNESSETH:

        WHEREAS, immediately prior to the execution of this Agreement, Parent, SSA-E Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), SSA-E Acquisition Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), and E.piphany, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to consummate the Asset Purchase (as defined in the Merger Agreement) and to merge Sub with and into the Company (the "Merger"); and

        WHEREAS, each Stockholder owns the number of shares of common stock, $0.0001 par value per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule 1 hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, including any shares of capital stock issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Subject Shares"); and

        WHEREAS, as inducement and a condition to entering into the Merger Agreement, Parent has required Stockholders to agree, and Stockholders have agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        Section 1.    Certain Definitions.    In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a)   "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

        Section 2.    Representations and Warranties of Stockholder.    Each Stockholder represents and warrants severally, but not jointly, to Parent as follows:

          (a)    Ownership of Shares.    Such Stockholder is a record owner and Beneficial Owner of the Subject Shares set forth opposite such Stockholder's name on Schedule 1. On the date hereof, the Subject Shares (including the options set forth opposite such Stockholder's name on Schedule 1) constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by such Stockholder. There are no outstanding options or other rights to acquire from such Stockholder or obligations of such Stockholder to sell or to acquire, any shares of the Company Common Stock. With respect to the shares of Company Common Stock held by it, each Stockholder has voting power and power to issue instructions with respect to the matters set forth in Sections 4 and 5 hereof, power of disposition, power of conversion, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b)    Power; Binding Agreement.    Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c)    No Conflicts.    None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, or material contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or the Subject Shares.

          (d)    Reliance.    Each Stockholder understands and acknowledges that each of Parent and Sub is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

        Section 3.    Disclosure.    Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which the Company, in its reasonable discretion, determines to be required by law or necessary in connection with the Merger and any transactions related thereto, such Stockholder's identity and ownership of the Company Common Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement.

        Section 4.    Certain Prohibited Transfers.    Prior to the termination of this Agreement, each Stockholder agrees, subject to such Stockholder's right to sell the Subject Shares in bona fide transactions, not to, directly or indirectly:

            (i)  grant any proxy, grant any power of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares in violation of this Agreement; or

           (ii)  take any other action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

        Section 5.    Voting of the Company Common Stock.    Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder will appear at the meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Subject Shares:

            (i)  in favor of the adoption of the Merger Agreement and the approval of the Merger, the Asset Purchase and the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and

           (ii)  except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following (other than the Merger, the Asset Purchase and the transactions contemplated by this Agreement and the Merger Agreement): (A) any Acquisition Proposal and (B) any action or agreement that would, to the knowledge of such Stockholder, result in a breach in any material respect of any covenant, representation or warranty or any obligation or agreement of the Company under the Merger Agreement or this Agreement.

        Section 6.    Irrevocable Proxy.

        (a)   Each Stockholder hereby irrevocably grants to, and appoints, Shelley Isenberg and Kirk Isaacson, or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted the Subject Shares at any meeting of the stockholders of the Company or at any adjournment or postponement thereof:

            (i)  in favor of the adoption of the Merger Agreement and the approval of the Merger, the Asset Purchase and the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and

           (ii)  except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following (other than the Merger, the Asset Purchase and the transactions contemplated by this Agreement and the Merger Agreement): (A) any Acquisition Proposal and (B) any action or agreement that would, to the knowledge of such Stockholder, result in a breach in any material respect of any covenant, representation or warranty or any obligation or agreement of the Company under the Merger Agreement or this Agreement.

        (b)   Each Stockholder represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

        (c)   Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as to a termination of this Agreement in accordance with Section 8 (whereupon this irrevocable proxy shall be automatically revoked), each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except as by amendment or modification in accordance with Section 9(c) hereof. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. The power and authority hereby conferred shall not be terminated by any act of such Stockholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his representatives, executors, successors and/or assigns. If after the execution of this Agreement a Stockholder shall cease to have appropriate power or authority, or if any other such event or events shall occur, Parent is nevertheless authorized and directed to vote the Subject Shares in accordance with the terms of this Agreement as if such lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

        Section 7.    Fiduciary Duties.    Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his or her respective Subject Shares, and nothing herein shall prohibit, prevent or preclude such individual Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company.

        Section 8.    Termination.    This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement in accordance with its terms, (b) the written agreement of the parties hereto to terminate this Agreement, or (c) the Effective Time of the Merger.

        Section 9.    Miscellaneous.

        (a)    Entire Agreement.    This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        (b)    Successors and Assigns.    This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

        (c)    Amendment and Modification.    This Agreement may not be amended, altered, supplemented or otherwise modified or terminated (other than a termination under Section 8(a) or Section 8(c) of this Agreement) except upon the execution and delivery of a written agreement executed by the parties hereto.

        (d)    Notices.    All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

    If to Parent, to:

      SSA Global Technologies, Inc.
      500 West Madison
      Chicago, Illinois 60661
      Attn: General Counsel
      Fax: (312) 593-5955

    with a copy to:

      Schulte Roth & Zabel
      919 Third Avenue
      New York, New York 10022
      Attn: Robert B. Loper, Esq./Richard A. Presutti, Esq.
      Tel: (212) 756-2138/(212) 756-2063
      Fax: (212) 593-5955

    If to the Company, to:

      E.piphany, Inc.
      475 Concar Drive
      San Mateo, California 94402
      Attn: Karen Richardson
      Fax: (650) 578-7403

    with a copy to:

      E.piphany, Inc.
      475 Concar Drive
      San Mateo, California 94402
      Attn: Andrew Sherman
      Fax: (650) 240-1734

    with a copy to:

Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304
Attn:	Aaron J. Alter N. Anthony Jeffries
Fax: (650) 493-6811

If to Stockholder, to the address set forth opposite such Stockholder's name on Schedule 1.

        Any Party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, facsimile or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties to this Agreement notice in the manner herein set forth.

        (e)    Severability.    Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        (f)    Specific Performance.    The Parties acknowledge that money damages would not be an adequate remedy at Law if any party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled at Law or in equity shall be entitled to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at Law. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

        (g)    No Waiver.    The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (h)    No Third Party Beneficiaries.    This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        (i)    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to its choice of law rules).

        (j)    Descriptive Heading.    The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        (k)    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        (l)    Further Assurances.    From time to time, at any other party's request and without further consideration (but without any obligation to incur any expense), each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        (m)    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank. Signature page follows.]

        IN WITNESS WHEREOF, Parent and each Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

SSA GLOBAL TECHNOLOGIES, INC.
By:	Name: Kirk Isaacson Title: President
STOCKHOLDERS:
Karen Richardson
Phillip Fernandez
Andrew Sherman
Ashok Santhanam
Kevin Yeaman
Roger Siboni
Fred Anderson
Mohan Gyani
Robert Joss
Douglas Mackenzie

SCHEDULE 1

Stockholder	Owned Common Stock	Options	Stock Units(1)
Karen Richardson	413,908	1,654,432	N/A
Phillip Fernandez	72,082	1,245,499	N/A
Andrew Sherman	48,186	214,406	N/A
Ashok Santhanam	0	325,000	N/A
Kevin Yeaman	88,878	728,124	N/A
Roger Siboni	1,161,812	220,000	N/A
Fred Anderson	0	60,000	N/A
Mohan Gyani	0	60,000	N/A
Robert Joss	15,000	181,250	10,769
Douglas Mackenzie	226,259	87,500	16,928

(1)
Each stock unit reflects the right to receive one share of Company Common Stock pursuant to the Company's Nonemployee Director Deferred Compensation Plan.

Annex C

        August 3, 2005

Board of Directors
E.piphany, Inc.
475 Concar Drive
San Mateo, California 94402

Members of the Board:

        We understand that E.piphany, Inc. (the "Company"), SSA Global Technologies, Inc. (the "Buyer"), SSA-E Merger Subsidiary Inc., a wholly owned subsidiary of the Buyer ("Merger Sub") and SSA-E Acquisition Subsidiary Inc., a wholly owned subsidiary of the Buyer ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 3, 2005 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company and, prior to the consummation of the Merger, the payment of a special cash distribution (the "Special Distribution") by the Company for each outstanding share of common stock, par value $0.0001 per share (the "Company Common Stock") of the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer and each outstanding share of the Company Common Stock, other than shares held in treasury or held by the Company or any of its wholly-owned subsidiaries or as to which dissenters' rights have been perfected, will be converted into the right to receive an amount in cash equal to the difference between $4.20 per share and the Special Distribution paid per share of the Company Common Stock (together with the Special Distribution, the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

        For purposes of the opinion set forth herein, we have:

  i)
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  iii)
  reviewed certain financial projections of the Company prepared by the management of the Company;

  iv)
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  v)
  reviewed the reported prices and trading activity for the Company Common Stock and other publicly available information regarding the Company;

  vi)
  compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

  vii)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  viii)
  participated in discussions and negotiations among representatives of the Company, the Buyer and their financial and legal advisors;

  ix)
  reviewed the Merger Agreement and certain related documents; and

  x)
  performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the future financial performance of the Company. We have also assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions and that the Buyer has sufficient liquidity and funding sources to fund the Consideration. We have relied upon, without independent verification, the assessment by the management of the Company of the validity of, and risks associated with, the Company's existing and future technologies, intellectual property, products and services. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to such matters. We have not made any independent valuation or appraisal of the assets or liabilities of the Company nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In the ordinary course of our trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of the Buyer or its affiliates, the Company or any other company or any currency or commodity that may be involved in this transaction.

        It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

C-2

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ NICHOLAS DEJ. OSBORNE Nicholas deJ. Osborne Managing Director

C-3

ANNEX D

Delaware General Corporation Law

  Section 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex E

SSA GLOBAL TECHNOLOGIES, INC.

VALUATION OF E.PIPHANY, INC.'S
INTELLECTUAL PROPERTY

as of

AUGUST 16, 2005

PRIVILEGED AND CONFIDENTIAL

www.cbizvaluation.com        info@cbizvaluation.com

CBIZ VALUATION GROUP, LLC
VALUATION, FINANCIAL ADVISORY & LITIGATION SUPPORT

Atlanta • Chicago • Dallas • Princeton

Copyright© 2005 by CBIZ Valuation Group, LLC

[CBIZ Valuation Group, LLC Letterhead]

August 16, 2005

Mr. Stephen P. Earhart
Chief Financial Officer
SSA Global Technologies, Inc.
Suite 1600
500 W. Madison
Chicago, IL 60661

Dear Mr. Earhart:

        Pursuant to your authorization, we conducted a valuation analysis to determine the fair market value of certain intellectual property (the "Subject Assets") to be included as part of a transaction between SSA Global Technologies, Inc. ("SSA") and E.piphany, Inc. ("E.piphany" or the "Company"). The valuation date for purposes of our analysis is August 16, 2005 (the "Valuation Date"). This valuation was conducted for internal management purposes only. This letter is not a fairness opinion or a solvency opinion, nor is it to be construed as a recommendation to enter into a transaction.

ENGAGEMENT SUMMARY

        Fair market value is defined by Revenue Ruling 59-60, 1959-1 C.B. 237 as "the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts."

        The Subject Assets were valued in accordance with generally accepted valuation standards and included such valuation tests and procedures that we considered necessary under the circumstances. Our valuation analysis included, but was not necessarily limited to, the following procedures:

  1.
  A review of the Company's financial statements for the fiscal years ended December 31, 2002, through December 31, 2004, as well as financial statements for the quarters ended March 31, 2005, and June 30, 2005.

  2.
  A review of the operating forecast for the fiscal years ending December 31, 2005, through December 31, 2010, prepared by E.piphany's management ("Management").

  3.
  Discussions with Management concerning historical operating results and the prospects for future results, as well as economic, industry and competitive trends.

  4.
  A review of the Agreement and Plan of Merger, dated as of August 3, 2005 (the "Merger Agreement"), among SSA, SSA-E Merger Subsidiary, Inc., SSA-E Acquisition Subsidiary, Inc., and E.piphany.

  5.
  Discussions with E.piphany and SSA's personnel concerning the intellectual property to be acquired.

  6.
  A review of the Company's historical and forecasted capital and research and development expenditures.

  7.
  A review of data related to intellectual property royalty rates.

  8.
  Application of appropriate valuation techniques and procedures.

        In addition, information from various published sources was relied upon, including Ibbotson Associates' 2005 Stocks, Bonds, Bills and Inflation; The Federal Reserve Bulletin; The Risk Management Association's Annual Statement Studies; Ibbotson Associates' Cost of Capital 2005 Yearbook; and Bloomberg News.

        Based on the above procedures and the corresponding analysis it is our opinion that the fair market value of the below referenced copyrighted software as of August 16, 2005, is reasonably stated as $14,227,025, rounded to:

$14,227,000
FOURTEEN MILLION TWO HUNDRED TWENTY-SEVEN THOUSAND DOLLARS

IDENTIFICATION OF INTELLECTUAL PROPERTY

        Intellectual property can be distinguished from other intangible assets due to its protection under law. Intellectual property such as a proprietary technology, patents or trademarks acquires its characteristics, and therefore its value, from the legal system.1 By contrast, intangible assets such as customer relationships are typically not afforded legal protection.

1
Gordon V. Smith and Russell L. Parr, Valuation of Intellectual Property and Intangible Assets (New York: Wiley 1994).

        Based on our discussions with Management, E.piphany possesses intellectual property that includes copyrighted software.

VALUATION METHODOLOGY

        The three generally accepted approaches used in determining the fair market value of an asset are the income, cost and market approaches. Depending on the facts and circumstances of a particular valuation, applying the three approaches independently of one another can yield conclusions that are substantially different. As the valuation is performed, the strengths of the individual approaches are considered and the influence of each approach in the valuation process is weighted according to its suitability. The following is a brief description of the three general approaches to value.

The Income Approach

        The income approach is a general way of determining a value indication of a business, business ownership interest, security or asset using one or more methods that convert anticipated economic benefits into value. Under the income approach, value is measured as the present worth of anticipated future net cash flows generated by a business or asset.

The Market Approach

        The market approach is a general way of determining a value indication of a business, business ownership interest, security or asset by using one or more methods that compare the subject to similar businesses, business ownership interests, securities or assets that have been sold. The market approach is based on the principle of substitution, which reflects the premise that an informed investor would pay no more for a security or asset than he/she could pay for another security or asset of equal utility.

The Cost Approach

        The cost approach is a general way of determining a valuation indication of a business, business ownership interest, security or asset using one or more methods based on the discrete cost of reproducing specific assets and liabilities. The cost approach is based on the assumption that a prudent investor would pay no more for a security or asset than the amount at which it could be replaced or reproduced.

VALUATION ANALYSES OF INTELLECTUAL PROPERTY

Introduction

        In our valuation of the intellectual property value of the Company, we employed the excess earnings method and the relief-from-royalty method. To confirm that the result of these two approaches was not unreasonable, we considered our analysis in light of the estimated purchase price of the transaction and the other assets to be acquired. Our valuation analyses are presented in more detail in the following paragraphs.

Excess Earnings Method

        Under this method, the earnings contribution of the intellectual property is analyzed and discounted back to present value by the use of a risk-adjusted discount rate. The key drivers affecting the value of intellectual property include the expected annual operating profit related to the intellectual property, the expected lifecycle, and the riskiness of the future earnings associated with the intellectual property.

Projected Revenues and Operating Expenses

        The starting point for determining the fair market value of the intellectual property under the excess earnings method was to identify that portion of future expected revenue to be generated from the intellectual property. We believe that the intellectual property is a key component in generating E.piphany's license revenue. By contrast, the other revenue streams, maintenance and services, are believed to be the result of other intangible assets including the assembled workforce and the customer relationships. Management provided financial forecasts for each type of revenue (i.e., license, service and maintenance) over the estimated remaining useful life of the intellectual property. As part of this analysis, we worked with Management to better understand how specific product versions, both current and future, would contribute to future product line revenue and the rate at which the products are expected to be replaced.

Analysis of Contributory Assets

        In the absence of intangible assets and intellectual property, the income generated by the Company would be equal to the income required to generate a fair rate of return on the tangible assets. The Company's intangible assets and intellectual property should allow the Company to earn additional returns. We determined that the net working capital, property, plant and equipment, and the assembled workforce (collectively, the "Contributory Assets") are the material assets that, in combination with the Subject Assets, will contribute to E.piphany's future earnings. As a result, we have isolated the earnings related to the intellectual property by performing an analysis of the earnings contribution of the non-intellectual property assets (Exhibit C).

Capital Asset Charges

        The Contributory Assets are required to generate the projected earnings for intellectual property. The required return on these other assets is "charged to" (deducted from) the earnings generated by the intellectual property in order to determine the incremental earnings specifically attributable to the intellectual property. As part of our analysis, we determined individual rates of return applicable to each asset identified and we estimated the effective "capital charge" to be applied. After-tax capital charges have been calculated for returns related to the following:

  •
  Net working capital (current assets less current liabilities)

  •
  Property, plant and equipment

  •
  Assembled workforce

Determination of Discount Rate for Intellectual Property

        The excess earnings method used for the valuation of the intellectual property requires the use of a discount rate to discount future cash flows to a present value. We examined E.piphany's weighted average cost of capital (WACC) as the starting point in determining an appropriate discount rate. The WACC for E.piphany was determined to be 14% (see Exhibit F). We then considered the nature of the Subject Assets. Based on these factors and our experience, we discounted the earnings associated with the Subject Assets at a discount rate of 16%.

Conclusion

        Based on the excess earnings method, we determined the fair market value of E.piphany's intellectual property to be $15,236,000 (Exhibit C-1).

RELIEF-FROM-ROYALTY METHOD

        The relief-from-royalty method assumes that the intellectual property is valuable due to the fact that the owner of the intellectual property avoids the cost of licensing or creating an established intellectual property asset. Under this analysis, the value of the intellectual property is determined by calculating the present value of the after-tax cost savings associated with owning the intellectual property, and therefore not incurring the royalty payments for using the assets over the course of their estimated useful lives. The primary assumptions employed in this method include the applicable royalty rate, the projected revenues, life cycle of the intellectual property, and the riskiness of the anticipated revenue stream.

        An appropriate royalty rate was determined by analyzing royalty rates for intellectual property from similar high technology companies. We used the median royalty rate from comparable licensing transactions (see Exhibit I-2). The selected royalty rate was applied against the Company's projected license revenues. Based on our conversations with Management, the remaining useful life of the intellectual property was estimated to be five years. Identical to the discount rate that was used in the excess earnings approach; we discounted the after-tax relief-from-royalty payments at a 16% discount rate.

Conclusion

        Based on the relief-from-royalty method, we determined the fair market value of E.piphany's intellectual property to be $13,218,000 (see Exhibit I-1).

SYNTHESIS AND CONCLUSION

        We placed an equal weight on both the excess earnings method and relief-from-royalty method to determine the fair market value of the intellectual property. Based on the above procedures and the corresponding underlying analysis it is our opinion that the fair market value of the intellectual property of E.piphany, as of August 16, 2005, is reasonably stated as:

$14,227,000
FOURTEEN MILLION TWO HUNDRED TWENTY-SEVEN THOUSAND DOLLARS

        This valuation analysis was conducted in accordance with generally accepted valuation procedures and included such substantive valuation tests considered necessary and appropriate under the circumstances. Information that we received from Management was relied upon as a fair reflection and we made limited investigation as to the accuracy and completeness of such information. This analysis was based in part on this information as well as on other data developed during this valuation.

        This valuation reflects the premise of value as a going concern. A liquidation of the Subject Assets is not considered in our analysis. Such an analysis could provide indications of value substantially different than the conclusion.

        We are independent of E.piphany and SSA, and have no current or prospective interest in the Subject Assets. Our fee for this valuation was in no way influenced by the results of our analysis.

        The "Assumptions and Limiting Conditions" is an integral part of this valuation opinion letter.

Respectfully submitted,

/s/  CBIZ VALUATION GROUP, LLC

CBIZ VALUATION GROUP, LLC

ASSUMPTIONS AND LIMITING CONDITIONS

        This valuation by CBIZ Valuation Group, LLC ("CBIZ") is subject to and governed by the following Assumptions and Limiting Conditions and other terms, assumptions and conditions contained in the engagement letter.

LIMITATION ON DISTRIBUTION AND USE

        The report, the final estimate of value, and the prospective financial analyses included therein are intended solely for the information of the person or persons to whom they are addressed and solely for the purposes stated; they should not be relied upon for any other purpose, and no party other than the Company and SSA may rely on them for any purpose whatsoever. With the exception of disclosure in the Company's proxy statement and other documents contemplated by the Merger Agreement or as required by law to be disclosed (the "Permitted Uses"), neither the valuation report, its contents, nor any reference to the appraiser or CBIZ may be referred to or quoted in any registration statement, prospectus, offering memorandum, sales brochure, other appraisal, loan or other agreement or document given to third parties without our prior written consent. In addition, except for the Permitted Uses or as set forth in the report, our analysis and report are not intended for general circulation or publication, nor are they to be reproduced or distributed to third parties without our prior written consent; provided, however, that if CBIZ fails to inform the Company or SSA whether CBIZ will provide such consent within five (5) business days after receiving the Company's or SSA's request thereof, then CBIZ's consent shall be deemed conclusively to have been provided without any further action by the Company, SSA, or CBIZ.

        As required by new U.S. Treasury rules, we inform you that, unless expressly stated otherwise, any U.S. federal tax advice contained in this report, including attachments, is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any penalties that may be imposed by the Internal Revenue Service.

NOT A FAIRNESS OPINION

        Neither our opinion nor our report are to be construed as an opinion of the fairness of an actual or proposed transaction, a solvency opinion, or an investment recommendation, but, instead, are the expression of our determination of the fair value between a hypothetical willing buyer and a hypothetical willing seller in an assumed transaction on an assumed valuation date where both the buyer and the seller have reasonable knowledge of the relevant facts.

OPERATIONAL ASSUMPTIONS

        Unless stated otherwise, our analysis (i) assumes that, as of the valuation date, the Company and its assets will continue to operate as configured as a going concern, (ii) is based on the past, present and future projected financial condition of the Company and its assets as of the valuation date, and (iii) assumes that the Company has no undisclosed real or contingent assets or liabilities, other than in the ordinary course of business, that would have a material effect on our analysis.

COMPETENT MANAGEMENT ASSUMED

        It should be specifically noted that the valuation assumes the property will be competently managed and maintained over the expected period of ownership. This appraisal engagement does not entail an evaluation of management's effectiveness, nor are we responsible for future marketing efforts and other management or ownership actions upon which actual results will depend.

NO OBLIGATION TO PROVIDE SERVICES AFTER COMPLETION

        Valuation assignments are accepted with the understanding that there is no obligation to furnish services after completion of this engagement. If the need for subsequent services related to a valuation assignment (e.g., including testimony, preparation for testimony, other activity compelled by legal process, updates, conferences, reprint or copy services, document production or interrogatory response preparation, whether by request of the Company or by subpoena or other legal process initiated by a party other than the Company) is requested, special arrangements for such services acceptable to CBIZ must be made in advance.

NO OPINION IS RENDERED AS TO LEGAL FEE OR PROPERTY TITLE

        No opinion is rendered as to legal fee or property title. No opinion is intended in matters that require legal, engineering or other professional advice that has been or will be obtained from professional sources.

LIENS AND ENCUMBRANCES

        We will give no consideration to liens or encumbrances except as specifically stated. We will assume that all required licenses and permits are in full force and effect, and we make no independent on-site tests to identify the presence of any potential environmental risks. We assume no responsibility for the acceptability of the valuation approaches used in our report as legal evidence in any particular court or jurisdiction.

INFORMATION PROVIDED BY OTHERS

        Information furnished by others is presumed to be reliable; no responsibility, whether legal or otherwise, is assumed for its accuracy and cannot be guaranteed as being certain. All financial data, operating histories and other data relating to income and expenses attributed to the business have been provided by management or its representatives and have been accepted without further verification except as specifically stated in the report.

PROSPECTIVE FINANCIAL INFORMATION

        Valuation reports may contain prospective financial information, estimates or opinions that represent reasonable expectations at a particular point in time, but such information, estimates or opinions are not offered as forecasts, prospective financial statements or opinions, predictions or as assurances that a particular level of income or profit will be achieved, that events will occur or that a particular price will be offered or accepted. Actual results achieved during the period covered by our prospective financial analysis will vary from those described in our report, and the variations may be material.

        Any use of management's projections or forecasts in our analysis will not constitute an examination, review or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (AICPA). We will not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines.

EXHIBITS

EXHIBIT A

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
SUMMARY OF CONCLUSIONS
($000US)

Method	Reference	Fair Market Value	Method Weight	Weighted Value
Excess Earnings Approach	Exhibit C	15,236	50%	7,618
Relief from Royalty Approach	Exhibit I	13,218	50%	6,609

Fair Market Value of Intellectual Property				14,227

EXHIBIT B-1

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
REVENUE ANALYSIS
($000US)

Revenue Forecast—By Product Line

	Partial Year(1) 2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Epiphany (License)	9,834	27,438	29,015	30,953	33,278	36,020	38,902	41,625	43,706	45,455
Epiphany (Service)	6,944	19,374	20,488	21,856	23,498	25,434	27,469	29,392	30,861	32,096
Epiphany (Maintenance)	11,448	33,548	36,667	39,924	43,386	47,119	50,888	54,450	57,173	59,460

Total	28,226	80,360	86,169	92,733	100,161	108,573	117,259	125,467	131,741	137,010

% Growth		NM	7%	8%	8%	8%	8%	7%	5%	4%

Notes:

(1)
Represents period from mid-August 2005 through December 31, 2005.

EXHIBIT B-2

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
REVENUE ANALYSIS
($000US)

Allocation of Revenue to Technology "Bucket"

	Partial Year 2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Epiphany License Revenue
Developed Technology	100%	90%	75%	55%	35%	15%	0%	0%	0%	0%
Future Technology/Goodwill	0%	10%	25%	45%	65%	85%	100%	100%	100%	100%

	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Epiphany Service Revenue
Developed Technology	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Future Technology/Goodwill	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Epiphany Maintenance Revenue
Developed Technology	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Future Technology/Goodwill	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

EXHIBIT B-3

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
REVENUE ANALYSIS
($000US)

Allocation of Total License, Maintenance, and Services Revenue By Technology "Bucket"

	Partial Year 2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Epiphany License Revenue
Developed Technology	9,834	24,694	21,761	17,024	11,647	5,403	—	—	—	—
Future Technology/Goodwill	—	2,744	7,254	13,929	21,630	30,617	38,902	41,625	43,706	45,455

Total	9,834	27,438	29,015	30,953	33,278	36,020	38,902	41,625	43,706	45,455
Epiphany Service Revenue
Developed Technology	—	—	—	—	—	—	—	—	—	—
Future Technology/Goodwill	6,944	19,374	20,488	21,856	23,498	25,434	27,469	29,392	30,861	32,096

Total	6,944	19,374	20,488	21,856	23,498	25,434	27,469	29,392	30,861	32,096
Epiphany Maintenance Revenue
Developed Technology	—	—	—	—	—	—	—	—	—	—
Future Technology/Goodwill	11,448	33,548	36,667	39,924	43,386	47,119	50,888	54,450	57,173	59,460

Total	11,448	33,548	36,667	39,924	43,386	47,119	50,888	54,450	57,173	59,460
Total Revenue by Type ($)
Developed Technology (License)	9,834	24,694	21,761	17,024	11,647	5,403	—	—	—	—
Developed Technology (Service)	—	—	—	—	—	—	—	—	—	—
Developed Technology (Maintenance)	—	—	—	—	—	—	—	—	—	—
Future Technology/Goodwill (License)	—	2,744	7,254	13,929	21,630	30,617	38,902	41,625	43,706	45,455
Future Technology/Goodwill (Service)	6,944	19,374	20,488	21,856	23,498	25,434	27,469	29,392	30,861	32,096
Total	28,226	80,360	86,169	92,733	100,161	108,573	117,259	125,467	131,741	137,010

Total Revenue ($)
Developed Technology	9,834	24,694	21,761	17,024	11,647	5,403	—	—	—	—
Future Technology	18,392	55,665	64,408	75,709	88,514	103,170	117,259	125,467	131,741	137,010

Total	28,226	80,360	86,169	92,733	100,161	108,573	117,259	125,467	131,741	137,010

EXHIBIT C-1

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
EXCESS EARNINGS RELATED TO EPIPHANY DEVELOPED TECHNOLOGY (LICENSE)
($000US)

	Partial Year 2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Total Revenues	9,834	24,694	21,761	17,024	11,647	5,403	—	—	—	—
Cost of sales	525	1,320	1,163	910	622	289	—	—	—	—

Gross profit	9,308	23,375	20,598	16,114	11,025	5,114	—	—	—	—
Operating expenses
Sales and Marketing	3,910	9,260	7,616	5,533	3,494	1,621	—	—	—	—
Research and Development	641	1,506	1,237	900	570	244	—	—	—	—
General and Administration	1,975	3,364	2,765	2,010	1,273	545	—	—	—	—

Total operating expenses	6,525	14,130	11,619	8,442	5,337	2,410	—	—	—	—
Operating profit (pre-tax)	2,783	9,244	8,980	7,672	5,688	2,705	—	—	—	—
% of sales	28%	37%	41%	45%	49%	50%
Income Tax Expense	1,141	3,790	3,682	3,146	2,332	1,109	—	—	—	—

Operating profit (after-tax)	1,642	5,454	5,298	4,527	3,356	1,596	—	—	—	—
% of sales	17%	22%	24%	27%	29%	30%
Contributory Asset Charges
Capital Asset Charges	118	289	249	189	125	56	—	—	—	—

Total Capital Charges	118	289	249	189	125	56	0	0	0	0
% of sales	1%	1%	1%	1%	1%	1%
"Excess Earnings" Related to Developed Technology	1,524	5,165	5,050	4,338	3,230	1,540	—	—	—	—

Discount Period (Years)	0.19	0.88	1.88	2.88	3.88	4.88	5.88	6.88	7.88	8.88
Discount Factor 16.0%	0.9725	0.8782	0.7570	0.6526	0.5626	0.4850	0.4181	0.3604	0.3107	0.2679

Present Value of "Excess Earnings"	1,482	4,536	3,823	2,831	1,817	747	—	—	—	—
Present Value of Adjusted Operating Income	$15,236
FMV of Epiphany Technology (License)	$15,236

EXHIBIT C-2

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
COST STRUCTURE FOR EPIPHANY DEVELOPED TECHNOLOGY (LICENSE)

	2005	2006	2007	2008	2009	2010
Direct Expenses
Cost of Sales	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%

Total Direct Expenses	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%

Gross Profit	94.7%	94.7%	94.7%	94.7%	94.7%	94.7%
Operating Expenses
Sales and Marketing	39.8%	37.5%	35.0%	32.5%	30.0%	30.0%
Research and Development	6.5%	6.1%	5.7%	5.3%	4.9%	4.5%
General and Admin	20.1%	13.6%	12.7%	11.8%	10.9%	10.1%

Total Operating Expenses	66.4%	57.2%	53.4%	49.6%	45.8%	44.6%

Operating Income	28.3%	37.4%	41.3%	45.1%	48.8%	50.1%

EXHIBIT C-3

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
CONTRIBUTORY ASSET CHARGES
($000US)

Annual Fair Value of Assets

			Annual Fair Value of Assets
	Starting Value	Annual Growth Rate
			2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Balance Sheet Items @ Fair Value
Net Working Capital	6,016		6,016	6,222	6,661	7,156	7,716	8,349	9,033	9,709	10,288	10,750
Property and Equipment, net	3,043		3,169	3,391	3,528	3,589	3,636	3,696	3,875	4,100	4,210	4,290
Non-Balance Sheet Items/Intangibles @ Fair Value
Assembled Workforce	3,353	4.0%	3,487	3,627	3,772	3,923	4,080	4,243	4,412	4,589	4,772	4,963

Required Return on Assets

			Required Annual Return on Asset Value
	Starting FV of Assets	After-Tax Return
			2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Balance Sheet Items @ Fair Value
Net Working Capital	6,016	3.8%	231	239	255	274	296	320	346	372	395	412
Property and Equipment, net	3,043	3.6%	113	121	126	128	129	131	138	146	150	153
Non-Balance Sheet Items/Intangibles @ Fair Value
Assembled Workforce	3,353	16.0%	558	580	603	628	653	679	706	734	764	794

Total Required Return			901	940	984	1,030	1,078	1,131	1,190	1,252	1,308	1,359

Aggregate Capital Charge

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Total Revenue	75,200	80,360	86,169	92,733	100,161	108,573	117,259	125,467	131,741	137,010
Total Required Return	901	940	984	1,030	1,078	1,131	1,190	1,252	1,308	1,359

Aggregate Capital Charge=Required Return/Revenue	1.20%	1.17%	1.14%	1.11%	1.08%	1.04%	1.02%	1.00%	0.99%	0.99%

Notes:

(1)
Based on prime rate as of August 11, 2005 (6.5% pretax).
(2)
Based on BAA bond rate as of August 11, 2005 (6.03% pretax).

EXHIBIT D

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
NET WORKING CAPITAL ANALYSIS
($000US)

Net Working Capital from Fair Value Balance Sheet	$147,503
Adjustments
NWC Adjustment	(141,487)

Beginning Net Working Capital	$6,016

		Full Year 2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Total Revenues		$75,200	$80,360	$86,169	$92,733	$100,161	$108,573	$117,259	$125,467	$131,741	$137,010
Est. Net Working Capital/Sales	8.0%
Projected Net Working Capital		6,016	6,429	6,894	7,419	8,013	8,686	9,381	10,037	10,539	10,961
Increase in Net Working Capital		—	413	465	525	594	673	695	657	502	422

Average Working Capital Balance		$6,016	$6,222	$6,661	$7,156	$7,716	$8,349	$9,033	$9,709	$10,288	$10,750
% of Revenue		8%	8%	8%	8%	8%	8%	8%	8%	8%	8%

EXHIBIT E

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
FIXED ASSET ANALYSIS
($000US)

Depreciable Assets Adjustments
PPE from Fair Value Balance Sheet	$3,043
	Asset Life	1 2005	2 2006	3 2007	4 2008	5 2009	6 2010	7 2011	8 2012	9 2013	10 2014
Beginning Fixed Assets	5	3,043	3,296	3,487	3,569	3,610	3,661	3,730	4,020	4,180	4,240
Capital Expenditures	5	500	1,000	1,100	1,300	1,600	1,700	1,700	1,700	1,700	1,800

Gross Fixed Assets		3,543	4,296	4,587	4,869	5,210	5,361	5,430	5,720	5,880	6,040
Depreciation—Existing Assets		228	609	609	609	609	380	—	—	—	—
Depreciation—2005		19	100	100	100	100	81	—	—	—	—
Depreciation—2006			100	200	200	200	200	100	—	—	—
Depreciation—2007				110	220	220	220	220	110	—	—
Depreciation—2008					130	260	260	260	260	130	—
Depreciation—2009						160	320	320	320	320	160
Depreciation—2010							170	340	340	340	340
Depreciation—2011								170	340	340	340
Depreciation—2012									170	340	340
Depreciation—2013										170	340
Depreciation—2014											180

Depreciation—2013
Depreciation—2014
Depreciation—Year 13
Depreciation—Year 14
Depreciation—Year 15

Total Depreciation		247	809	1,019	1,259	1,549	1,631	1,410	1,540	1,640	1,700
Ending (gross—dep.)		3,296	3,487	3,569	3,610	3,661	3,730	4,020	4,180	4,240	4,340

Average Fixed Asset Balance		3,169	3,391	3,528	3,589	3,636	3,696	3,875	4,100	4,210	4,290

% Analysis	Full Year
Revenue	75,200	80,360	86,169	92,733	100,161	108,573	117,259	125,467	131,741	137,010
Capex/Revenue	0.7%	1.2%	1.3%	1.4%	1.6%	1.6%	1.4%	1.4%	1.3%	1.3%
Depreciation/Revenue	0.3%	1.0%	1.2%	1.4%	1.5%	1.5%	1.2%	1.2%	1.2%	1.2%
Ending Assets/Revenue	4.4%	4.3%	4.1%	3.9%	3.7%	3.4%	3.4%	3.3%	3.2%	3.2%
FA Turnover	23.73	23.69	24.43	25.84	27.55	29.38	30.26	30.60	31.29	31.94
Ave Fixed Assets/Revenue	4.2%	4.2%	4.1%	3.9%	3.6%	3.4%	3.3%	3.3%	3.2%	3.1%

EXHIBIT F

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS

Cost of Equity

ke = rf + b (rm - rf) + a

Risk-free rate	4.60	%(1)
Beta	1.96	(2)
Equity risk premium	5.0	%(3)
Unsystematic risk premium	0.0%
CAPM cost of equity	14.4%

Weighted-Average Cost of Capital

WACC = weke + wdkd (1 - t)

Weight of equity (MVE to MVIC)	97.7%
Cost of equity	14.4%
Weight of debt (Debt to MVIC)	2.3%
Pre-tax cost of debt	6.0	%(4)
Tax rate	41.0%
After-tax cost of debt	3.6%
Weighted-Average Cost of Capital (Rounded)	14.0%

Notes:

(1)
Yield on 20-year U.S. Treasury Bond as of August 11, 2005.
(2)
Beta for SIC 7372—Prepackaged Software.
(3)
Ibbotson's Stocks, Bonds, Bills and Inflation—2005 Edition.
(4)
Baa rate as of August 11, 2005.

EXHIBIT G

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
VALUATION OF ASSEMBLED WORKFORCE
($000US)

Avoided Recruiting & Training Costs

Position/Category	Number of Employees	Average Base Salary	Recruiting Cost %	Estimated Recruiting Cost	Estimated Training Cost	Avoided Recruit/ Training Cost(1)
Customer Service	37	$80	10%	$8	1	319
Sales & Marketing	87	$110	10%	$11	2	1,110
Information & Technology	10	$85	10%	$9	4	120
Accounting & Finance & Legal, HR & Facilities	38	$93	10%	$9	1	391
Executive & Administration	2	$400	15%	$60	0	120
Product Development	120	$108	10%	$11	0	1,323
Consulting/Training	73	$96	10%	$10	0	728

Total	367					$4,111
		Less: Income Tax Deduction Benefit @			41%	$(1,686)

		After-Tax Cost of Recruiting & Training:				$2,426

Avoided Loss of Productivity Costs

Position/Category	Number of Employees	Benefit Load	Starting Efficiency	Time to Full Productivity	Avoided Productivity Cost(2)
Customer Service	37	21%	70%	3	135
Sales & Marketing	87	20%	80%	3	287
Information & Technology	10	22%	80%	3	26
Accounting & Finance & Legal, HR & Facilities	38	22%	80%	3	108
Executive & Administration	2	11%	90%	1	4
Product Development	120	20%	60%	3	778
Consulting/Training	73	34%	80%	3	235

Total	367				1,572
Less: Income Tax Deduction Benefit @				41%	$(644)

After Tax Avoided Cost of Lost Productivity					$927
Total After-Tax Cost					3,353

Fair Value of Assembled Workforce					3,353

Notes:

(1)
Avoided Recruiting/Training Cost=[(Ave. Salary x Recruiting Cost%)+Training Cost] x Number of Employees.

(2)
Productivity Cost=[(Ave. Salary x (1+Benefit Load)) x (1-Starting Eff.) x (Time/12) x 1/2] x Number of Employees.

EXHIBIT H

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
TOTAL COMPANY SUMMARY
($000US)

		Partial Year 2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	Residual
Total Revenues		28,226	80,360	86,169	92,733	100,161	108,573	117,259	125,467	131,741	137,010	142,491
Cost of Sales		8,821	24,905	26,555	28,477	30,701	33,261	32,833	31,367	28,983	24,662	25,648

Gross profit		19,405	55,454	59,614	64,255	69,459	75,313	84,427	94,101	102,758	112,348	116,842
Gross Profit (%)		69%	69%	69%	69%	69%	69%	72%	75%	78%	82%	82%
Operating expenses:
Sales and Marketing		11,223	30,135	30,159	30,138	30,048	32,572	31,660	30,112	27,666	24,662	25,648
Research and Development		9,195	24,500	24,500	24,500	24,500	24,500	23,452	21,329	18,444	15,071	15,674
General and Administrative		5,668	10,948	10,948	10,948	10,948	10,948	9,381	7,528	5,270	2,740	2,850

Depreciation and Amortization		—	—	—	—	—	—	—	—	—	—	—

Total operating expenses		26,086	65,582	65,607	65,586	65,496	68,020	64,493	58,970	51,379	42,473	44,172
Operating profit (pre-tax)		(6,681)	(10,128)	(5,993)	(1,330)	3,964	7,293	19,934	35,131	51,379	69,875	72,670
% of sales		(24)%	(13)%	(7)%	(1)%	4%	7%	17%	28%	39%	51%	51%
Income Tax Expense		(2,739)	(4,153)	(2,457)	(545)	1,625	2,990	8,173	14,404	21,065	28,649	29,795

Operating profit (after-tax)		(3,942)	(5,976)	(3,536)	(785)	2,339	4,303	11,761	20,727	30,314	41,226	42,875
% of sales		(14)%	(7)%	(4)%	(1)%	2%	4%	10%	17%	23%	30%	30%
Free Cash Flow Adjustments
Add: Depreciation/Amortization		247	809	1,019	1,259	1,549	1,631	1,410	1,540	1,640	1,700	1,768
Less: Capital Expenditures		(500)	(1,000)	(1,100)	(1,300)	(1,600)	(1,700)	(1,700)	(1,700)	(1,700)	(1,800)	(1,872)
Less: Incremental W/C		141,487	(413)	(465)	(525)	(594)	(673)	(695)	(657)	(502)	(422)	(438)

Total Free Cash Flow Adjustments		141,234	(604)	(546)	(566)	(646)	(742)	(985)	(817)	(562)	(522)	(542)

Distributable Free Cash Flow		137,293	(6,580)	(4,082)	(1,351)	1,693	3,561	10,776	19,911	29,752	40,705	42,333
Discount Period		0.19	0.88	1.88	2.88	3.88	4.88	5.88	6.88	7.88	8.88
Discount Rate	13%	0.9775	0.8994	0.7967	0.7058	0.6253	0.5539	0.4907	0.4347	0.3851	0.3411

Present Value of Free Cash Flows		134,206	(5,918)	(3,252)	(954)	1,059	1,973	5,288	8,655	11,457	13,886
PV of Free Cash Flows (2005 - 2014)		$166,400						Exit Value(1	):			$476,625
Present Value of Residual		162,600

Business Enterprise Value		329,000

Notes:

(1)
Based on a long term growth rate of 4%. Calculated as Residual Cash Flow/(Discount rate - long term growth rate).

EXHIBIT I-1

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
RELIEF-FROM-ROYALTY APPROACH FOR INTELLECTUAL PROPERTY
($000US)

	Partial Year 2005	2006	2007	2008	2009	2010
Total License Revenues	$9,834	$27,438	$29,015	$30,953	$33,278	$36,020

Cumulative After Tax Royalties	Pre-Tax Royalty Rate	Required After-Tax Return
	20.0%	11.8%
After-Tax Royalty Cash Flows				1,160	3,238	3,424	3,652	3,927	4,250
Discount Period				0.19	0.88	1.88	2.88	3.88	4.88
Discount Rate/ PV Factor			16.0%	0.9725	0.8782	0.7570	0.6526	0.5626	0.4850

Present Value of Royalty Stream				1,129	2,843	2,592	2,384	2,209	2,061
Sum of Present Values of Cash Flows	$13,218

Fair Market Value of Intellectual Property	$13,218

EXHIBIT I-2

CLIENT: SSA Global Technologies, Inc.
PROJECT: Valuation of Epiphany, Inc. Intellectual Property
ROYALTY RATES

Enterprise Software

	Low	High	Up Front Fee	Licensor	Licensee
1	15.00%	15.00%	50,000	827109 Alberta Ltd. Computer programming services	Delta Capital Technologies Inc. Computer programming services
2	25.00%	25.00%	—	Accessity Corp Services—miscellaneous repair services	ClaimsNet, Inc. Data processing and preparation
3	40.00%	40.00%	—	Advanced Interactive Canada and Advanced Interactive, Inc. Non-operating establishments	Alternet Systems, Inc. Prepackaged software
4	20.00%	20.00%	—	AltaVista Technology, Inc. Prepackaged software	Kuni Research International Corp
5	10.00%	10.00%	—	Concentra Corp. Prepackaged software	Knowledge Technologies International S.A. Computer programming services
6	40.00%	40.00%	—	Datalogix International, Inc. Prepackaged software	Oracle Corp. Prepackaged software
7	1.00%	20.00%	900,000	Electronic Submission Publishing Systems, Inc. Prepackaged software	Adobe Systems, Inc. Prepackaged software
8	10.00%	10.00%	650,000	Filton Business S.A.	CreditCard Acquisition Corp.
9	12.00%	13.00%	—	GEO Interactive Media Group Prepackaged software	Symantec Corp. Prepackaged software
10	20.00%	20.00%	—	Global Enterprise Technology Soulutions, LLC	Pegasus Solutions, Inc. Prepackaged software
11	40.00%	40.00%	—	icrystal, Inc. Computer programming, data processing and other	Various
12	20.00%	20.00%	—	Intelli-Check, Inc. Prepackaged software	Cardcom, Inc. Prepackaged software
13	25.00%	25.00%	—	Interliant, Inc. Business services	Lotus Development Corp. Prepackaged software
14	20.00%	20.00%	—	IQ Net Corp. Prepackaged software	Virtual Telecom Computer integrated systems design
15	10.00%	10.00%	400,000	ISIS International, Ltd. Prepackaged software	Solution 6 Holdings, Ltd. Prepackaged software
16	50.00%	50.00%	—	JetForm Corp. Prepackaged software	Indigo Pacific Pty Ltd
17	10.00%	10.00%	—	Modatech Systems, Inc.	International Sales Information Systems, Inc. Computer programming services
	1.00%	50.00%		Range of Royalty Rates
	10.00%	13.00%	Lower quartile
	20.00%	20.00%	Median
	21.65%	22.82%	Mean
	25.00%	25.00%	Upper quartile

E.PIPHANY, INC.
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 28, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of E.piphany, Inc. hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated August 30, 2005, and hereby appoints Karen A. Richardson and Kevin J. Yeaman, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Common Stock of the undersigned at the Special Meeting of Stockholders of E.piphany, Inc. to be held September 28, 2005, and at any adjournments or postponements thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

        1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 3, 2005, by and among SSA Global Technologies, Inc., a Delaware corporation ("SSA Global"), SSA-E Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of SSA Global ("Merger Subsidiary"), SSA-E Acquisition Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of SSA Global ("Acquisition Subsidiary"), and E.piphany, Inc., a Delaware corporation ("E.piphany"), as the same may be amended from time to time, whereby Merger Subsidiary will merge with and into E.piphany (the "merger") with E.piphany surviving the merger as a wholly-owned subsidiary of SSA Global.

☐ FOR                   ☐ AGAINST                    ☐ ABSTAIN

        2.     To consider and vote upon a proposal to approve the sale of substantially all of E.piphany's intellectual property assets to Acquisition Subsidiary immediately prior to completion of the merger (unless either (i) E.piphany is otherwise notified by SSA Global prior to the effective time of the merger that SSA Global is abandoning the asset sale or (ii) a condition precedent for consummation of the asset sale is not satisfied) for a purchase price of $14,227,000 in cash.

☐ FOR                   ☐ AGAINST                    ☐ ABSTAIN

        3.     To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(This proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder's or stockholders' names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

Signature:	Date:	Signature:	Date:

QuickLinks

SPECIAL MEETING OF STOCKHOLDERS MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
475 Concar Drive San Mateo, CA 94402 (650) 356-3800
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 28, 2005

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
MARKET PRICE AND DIVIDEND DATA
RISK FACTORS
THE SPECIAL MEETING
THE COMPANIES
THE MERGER AND ASSET SALE
THE MERGER AGREEMENT
  Conditions to the Merger
  Material Adverse Effect
  Non-Solicitation
  Termination
  Conduct of Business Pending the Merger
  Amendment; Extension and Waiver
  Expenses
  Termination Fee
  Representations and Warranties
  E.piphany Certificate of Incorporation and Bylaws
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
  Annex A

AGREEMENT AND PLAN OF MERGER
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II MERGER AND ASSET PURCHASE
ARTICLE III CONVERSION OF SECURITIES
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT, ACQUISITION SUBSIDIARY AND MERGER SUBSIDIARY
ARTICLE VI COVENANTS
ARTICLE VII CONDITIONS TO EFFECT THE TRANSACTIONS
ARTICLE VIII TERMINATION
ARTICLE IX MISCELLANEOUS
  Annex B
VOTING AGREEMENT
WITNESSETH
SCHEDULE 1
  Annex C
ANNEX D Delaware General Corporation Law
  Annex E
SSA GLOBAL TECHNOLOGIES, INC.
VALUATION OF E.PIPHANY, INC.'S INTELLECTUAL PROPERTY as of AUGUST 16, 2005
$14,227,000 FOURTEEN MILLION TWO HUNDRED TWENTY-SEVEN THOUSAND DOLLARS
$14,227,000 FOURTEEN MILLION TWO HUNDRED TWENTY-SEVEN THOUSAND DOLLARS
ASSUMPTIONS AND LIMITING CONDITIONS
EXHIBITS
  EXHIBIT A
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property SUMMARY OF CONCLUSIONS ($000US)
  EXHIBIT B-1
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property REVENUE ANALYSIS ($000US)
  EXHIBIT B-2
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property REVENUE ANALYSIS ($000US)
  EXHIBIT B-3
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property REVENUE ANALYSIS ($000US)
  EXHIBIT C-1
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property EXCESS EARNINGS RELATED TO EPIPHANY DEVELOPED TECHNOLOGY (LICENSE) ($000US)
  EXHIBIT C-2
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property COST STRUCTURE FOR EPIPHANY DEVELOPED TECHNOLOGY (LICENSE)
  EXHIBIT C-3
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property CONTRIBUTORY ASSET CHARGES ($000US)
  EXHIBIT D
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property NET WORKING CAPITAL ANALYSIS ($000US)
  EXHIBIT E
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property FIXED ASSET ANALYSIS ($000US)
  EXHIBIT F
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS
  EXHIBIT G
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property VALUATION OF ASSEMBLED WORKFORCE ($000US)
  EXHIBIT I-1
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property RELIEF-FROM-ROYALTY APPROACH FOR INTELLECTUAL PROPERTY ($000US)
  EXHIBIT I-2
CLIENT: SSA Global Technologies, Inc. PROJECT: Valuation of Epiphany, Inc. Intellectual Property ROYALTY RATES